As filed with the U.S. Securities and Exchange Commission on May 27, 2020

Registrations No. 333-232828

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

(Amendment No. 3 )

GRAPEFRUIT USA, INC.

(Exact name of registrant as specified in its charter)

Delaware	3990	95-4451059
(State of Incorporation)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

10866 Wilshire Boulevard, Suite 225

Los Angeles, CA 90024

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Please send copies of all communications to:

Lucosky Brookman LLP

101 Wood Avenue South, 5th Floor

Woodbridge, New Jersey 08830

Tel. No.: (732) 395-4400

Fax No.: (732) 395-4401

Nicholas F. Coscia
1270 Pasatiempo Rd.
Palm Springs, CA 922262

(619) 993-3361

(Address, including zip code, and telephone, including area code)

Approximate date of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [X]	Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of securities to be registered	Number of shares of common stock to be registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee (2)

Common Stock underlying Convertible Promissory Notes	106,951,872	$0.0475	$5,080,213.92	(3)	$659.41
Common Stock underlying Warrants to Purchase Common Stock	16,000,000	$0.125	$2,000,000	(4)	$259.60
Common Stock underlying Warrants to Purchase Common Stock	15,000,000	$0.15	$2,250,000	(4)	$292.05
Common Stock underlying Warrants to Purchase Common Stock	8,000,000	$0.25	$2,000,000	(4)	$259.60
Total	145,951,872		11,330,213.92		$1,470.66	(5)

(1)

Includes up to an aggregate of 145,951,872 shares of the Company’s (as defined herein) common stock, $0.0001 par value per share (the “Common Stock”) consisting of 106,951,872 shares of Common Stock issuable upon conversion of the Notes (as defined herein) (this share amount is based upon dividing the $4,000,000 principal amount of the Notes by the conversion price that would be applicable as of the date of the filing of the Registration Statement), and up to 39,000,000 shares of Common Stock issuable upon exercise of warrants that may be sold from time to time pursuant to this registration statement by the Selling Security Holder (as defined herein) identified herein.

(2)	The fee is calculated by multiplying the aggregate offering amount by .0001298, pursuant to Section 6(b) of the Securities Act of 1933.

(3)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices for our common stock reported on the OTC Pink marketplace on May 26, 2020 of $0.058 and $0.0485. The Selling Security Holder will offer common stock at a fixed price of $0.05325 until our shares are quoted on the OTCQB or OTCQX marketplaces, or listed on a national securities exchange, at which time the Selling Security Holder may sell at prevailing market prices and privately negotiated transactions.

(4)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, based on exercise price applicable to shares issuable upon exercise of warrants.

(5)	$1,506.75 was previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED MAY 27, 2020

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Grapefruit USA, Inc.

106,951,872 Shares of Common Stock Underlying Convertible Note

39,000,000 Shares of Common Stock Underlying Convertible Warrants

This prospectus relates to the offering and resale by the Selling Security Holder identified herein of up to 145,951,872 shares of Common Stock of Grapefruit USA, Inc. (the “Company”). These shares include 106,951,872 shares of Common Stock underlying four (4) Convertible Promissory Notes (collectively, the “Notes”) two of which, in the total principal amount of $2,000,000 have been issued to Auctus Fund, LLC (“Auctus” or the “Selling Security Holder”), and two of which, in the total principal amount of $2,000,000, the Selling Security Holder is irrevocably bound to purchase subject only to conditions outside the control of the Selling Security Holder, and 39,000,000 shares of Common Stock issuable upon exercise of warrants (collectively, the “Warrant Shares”) issued and sold to the Selling Security Holder in connection with the Notes. The first two of the Notes were issued and the final two Notes will be issued and all of the warrants were issued to the Selling Security Holder pursuant to that certain Securities Purchase Agreement, dated May 31, 2019 (the “SPA”), by and between the Company and the Selling Security Holder.

Pursuant to the terms of the Notes, the 106,951,872 shares of Common Stock underlying the Notes being registered in the Registration Statement of which this prospectus forms a part is based on dividing the $4,000,000 principal of the Notes by a conversion price as of April 16, 2020. This conversion price is equal to a 5% discount to the closing share price of $0.0499 on April 16, 2020 ($0.0474) minus $0.01 for a conversion price of $0.0374.

The Selling Security Holder will offer common stock at a fixed price of $0.05325 until our shares are quoted on the OTCQB or OTCQX marketplaces, or listed on a national securities exchange, at which time the Selling Security Holder may sell at prevailing market prices and privately negotiated transactions.. See “Plan of Distribution” beginning on page 34 of this prospectus for more information.

We are not selling any shares of Common Stock in this offering, and we will not receive any proceeds from the sale of shares by the Selling Security Holder. We have, however, received a total of $2,000,000 from the Selling Security Holder ($600,000 at the SPA closing, which was funded on June 6, 2019 and $1,400,000 following the filing of the initial Registration Statement, which was funded on August 16, 2019) for the purchase of the first two Notes and will receive a total of another $2,000,000 for the purchase of the last two Notes ($1,000,000 following the Securities and Exchange Commission (the “SEC”) declaring the Registration Statement of which this prospectus forms a part effective and $1,000,000 ninety (90) days following effectiveness).

Our Common Stock is currently quoted on the OTC Pink under the symbol “GPFT”. On May 20, 2020 the closing price as reported on the OTC Pink was $0.0565 per share. This price will fluctuate based on the demand for our Common Stock.

This prospectus provides a general description of the securities being offered. You should read this prospectus and the registration statement of which it forms a part before you invest in any securities.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 15 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.

Our auditors have issued a going concern opinion. For more information please see the going concern opinion on page F-14 and the risk factors herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is __, 2020.

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Common Stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Common Stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus is correct as of any time after its date.

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PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus. While this summary highlights what we consider to be important information about us, you should carefully read this entire prospectus before investing in our Common Stock, especially the risks and other information we discuss under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes beginning on page F-1. Our fiscal year end is December 31 and our fiscal years ended December 31, 2018 and 2019 are sometimes referred to herein as fiscal years 2018 and 2019, respectively. Some of the statements made in this prospectus discuss future events and developments, including our future strategy and our ability to generate revenue, income and cash flow. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those contemplated in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements”. Unless otherwise indicated or the context requires otherwise, the words “we,” “us,” “our”, the “Company,” “GPFT,” or “our Company” refer to Grapefruit USA, Inc., a Delaware corporation, unless the context indicates otherwise. Unless otherwise indicated or the context requires otherwise, the words “GBI” or “Grapefruit” refer to Grapefruit Boulevard Investments, Inc., a California corporation, our wholly owned subsidiary.

BUSINESS

Our Company

Grapefruit USA, Inc. (“we”, “our”, “us”, “GBI”, “Grapefruit”, or “the Company”) was formed as Imaging3, Inc., a California corporation, on August 28, 2017, and began operating in September 2017. On March 5, 2018, the Company became a Delaware corporation upon filing a certificate of merger with the Secretary of State of the State of the Delaware. On January 23, 2020, the Company filed a certificate of amendment to its certificate of incorporation with the Secretary of State of Delaware to effect a name change to Grapefruit USA, Inc.

On July 10, 2019, Grapefruit closed the Share Exchange after the completion of all conditions subsequent contemplated by the Share Exchange Agreement among the parties thereto (“SEA”), by which Imaging3, Inc. (“IGNG”) was acquired in a reverse acquisition (the “Acquisition”) by the former shareholders of Grapefruit, the accounting acquirer. Under the terms of the SEA executed on May 31, 2019, IGNG became obligated to issue to Grapefruit’s existing shareholders that number of newly issued restricted IGNG common shares such that the former Grapefruit shareholders (now new IGNG shareholders) will own approximately 81% of the post-Acquisition IGNG common shares and the current IGNG shareholders will retain 19% of the post-Acquisition IGNG common shares. At the time of the execution of the SEA, IGNG had approximately 85,218,249 outstanding shares of common stock. Therefore, IGNG issued to Grapefruit’s shareholders 362,979,114 IGNG common shares to Grapefruit’s current shareholder on a pro rata basis with their then-current ownership of Grapefruit of which Bradley Yourist and Daniel J. Yourist owned a combined 72.26%, or approximately 259,967,136 shares. Accordingly, the financial statements are prepared using the acquisition method of accounting with GBI as the accounting acquirer and IGNG treated as the legal acquirer and accounting acquiree. For accounting purposes, the reverse merger was treated as a recapitalization.

The Company has applied for and received our Distribution renewal licensure which allows us to operate through May 13, 2021. Our provisional Manufacturing license must be renewed prior to June 14, 2020. The California Department of Health, Manufactured Cannabis Division has advised us that we will receive our manufacturing license renewal application no earlier than sixty (60) days prior to our current license’s expiration date. Grapefruit anticipates no issues with its renewal application and expects to receive it prior to June 2020. Grapefruit has not yet applied for a license to cultivate and will not until construction has begun on our cultivation facility. We own two acres of fully entitled cannabis real property located in the Coachillin’ Industrial Cultivation and Ancillary Canna-Business Park. The location within Coachillin’ allows the Company to apply for and hold every cannabis license available under the California Cannabis laws.

We intend on building out the real property into a distribution, manufacturing and high-tech cultivation facility to further its goal to become a seed to sale, fully vertically integrated Cannabis and CBD product Company. Grapefruit’s plans include an indoor 22,000 square foot multi-tiered canopy and adjoining tissue culture rooms.

We became members of the Indian Canyon and 18th Property Association on September 19, 2017 and have an ownership interest of 1.46% based upon the 77,156 gross parcel square foot of our property located in an approximately 5.3 million square foot facility. As of March 31, 2020, the common areas continue to be built throughout the entire canna-business park and are not complete.

Share Exchange

IGNG began discussions with Grapefruit Boulevard Investments, Inc., a California corporation, on March 1, 2019, regarding the possible reverse acquisition of IGNG by Grapefruit.

On March 11, 2019, IGNG signed a non-binding letter of intent (“LOI”) to be acquired in a reverse acquisition via a share exchange agreement to be completed at some later date (the “Acquisition”) by Grapefruit. Grapefruit holds licenses issued by the State of California to manufacture and distribute cannabis products in California. Grapefruit commenced operations in mid-2018 and has received more than $450,000 in revenue from operations since Grapefruit own and operate a manufacturing plant and distribution center within the Coachillin’ Industrial Cultivation and Ancillary Canna Business Park in Desert Hot Springs near Palm Springs in Riverside County, California (the “Coachillin Site”). On Thursday, March 7, 2019 Grapefruit obtained its final permit and clearance from local authorities to commence operation of an ethanol extraction laboratory (the “Extraction Lab”) at the Coachillin site and commenced extraction and post-production processing operations. The Extraction Lab is expected to be able to produce both THC and CBD oils from either Biomass or unrefined biomass or crude oil.

Pursuant to the terms of the LOI, IGNG and Grapefruit initiated negotiations intended to result in completion of a definitive Share Exchange Agreement (the “Exchange Agreement”) encompassing all of the material terms of the Exchange Agreement during the second quarter of 2019. Pursuant to the terms of the LOI, the Exchange Agreement provided, among other things, that upon conclusion of the Acquisition, Grapefruit’s designees would own 81% of the then outstanding common shares of the Company and the Company’s current shareholders would own 19% of such outstanding common shares. In addition, IGNG was required to settle certain outstanding creditor obligations on terms acceptable to both Grapefruit and IGNG.

On July 10, 2019, IGNG effectuated a Share Exchange pursuant to that certain Exchange Agreement. On the Closing Date, IGNG issued to the Stakeholders an aggregate of three hundred sixty-two million, two hundred, twenty-nine thousand, one hundred and one (362,979,114) newly issued shares of Common Stock of the Company, $0.0001 par value, in exchange for 100% of the shares of Grapefruit’s common stock. As a result, thereof, Grapefruit became a wholly owned subsidiary of IGNG.

By early June 2019, the Company had shifted its focus to manufacturing cannabis distillates and edibles and distribution of such cannabis products.

The Company is now focused on becoming a premier manufacturer and distributor of legal cannabis products in California. We will distribute our own branded product lines as well as product produced by other manufacturers. We will continue to service the wholesale cannabis marketplace by selling bulk Honey THC Oil, Flower and Trim to manufactures and other distributors throughout California. We will also offer our expert cannabis advice to others in connection with their branding, compliance, packaging, extraction, edible manufacturing and distribution logistics efforts.

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The Auctus Financing

On May 31, 2019, the Company executed the SPA with Auctus pursuant to the terms of which the Company agreed to sell $4,000,000 of the Notes and issue $6,200,000 of callable warrants (the “Warrants” and, together with the Notes, the “Securities”) to Auctus. Auctus is the Selling Security Holder. In addition, on May 31, 2019, we also entered into a registration rights agreement with Auctus (the “Registration Rights Agreement”) whereby we are obligated to file a registration statement to register the resale of the shares underlying the Securities. On July 25, 2019 (as amended on January 17, 2020), a registration statement was filed to comply with the Registration Rights Agreement. Pursuant to the SPA, Auctus became obligated to purchase the $4,000,000 of Notes from Grapefruit in four tranches as follows: $600,000 at the SPA closing, which was funded on June 6, 2019; the second tranche of $1,422,750 on the day IGNG filed the registration statement, which was funded on August 16, 2019; the third tranche of $1 million will be funded the day the SEC declares the registration statement effective and the fourth tranche of $1 million will be funded 90 days after effectiveness. With advances on the third tranche of $530,000 (with $250,000 paid on December 23, 2019 and $280,000 paid on March 11, 2020), the Company has received gross proceeds of $2,552,750 as of May 21, 2020. No separate terms and conditions applied to the advances on the third tranche.

Pursuant to the terms of the Notes, the 106,951,872 shares of Common Stock underlying the Notes being registered in the Registration Statement of which this prospectus forms a part is based on dividing the $4,000,000 principal of the Notes by a conversion price as of April 16, 2020. This conversion price is equal to a 5% discount to the closing share price of $0.0499 on April 16, 2020 ($0.0474) minus $0.01 for a conversion price of $0.0374.

The 39,000,000 Warrant Shares being registered hereby underly the Warrants issued in June 2019. The Company will not be issuing any further warrants to Auctus pursuant to the SPA.

Industry Overview

Global consumer spending on legal cannabis in 2018 showed a growth rate of 20 percent in sales of cannabis in regulated markets. Cannabis sales are on track to increase 36 percent to $14.9 billion in 2019 and reach $40 billion by 2024 according to the “State of Legal Cannabis Markets” Report released by Arcview Market Research and BDS Analytics. This report points to growth in the cannabis markets while underlining the challenges that face the sector. The “Total Cannabinoid Market” (“TCM”) in the United States, which includes medical and recreational cannabis sales in regulated dispensaries, plus sales of U.S. Food and Drug Administration (“FDA”) -approved pharmaceuticals and hemp-based CBD products.

Most notably, in 2018 the FDA approved GW Pharmaceutical’s Epidiolex and passed the 2018 Farm Bill legalizing hemp and cannabidiol oil derived from hemp as long as it contained less than 0.3% THC. According to State of Legal Cannabis Markets, 7th Edition, by Arcview Market Research and BDS Analytics, the 2018 Farm Bill allows pharmacies, extraction labs, and general retailers to sell CBD-based products in all 50 states, which is expected to enhance the TCM. In the U.S. alone, sales of CBD products in all channels are expected to reach $20 billion by 2024.

In 2018 the legal cannabis industry experienced one of its slowest annual expansion rates since Colorado launched the adult-use era in 2014.

In California, its legal spending on cannabis fell, from $3 billion in 2017 to $2.5 billion, in the year in which it implemented an adult-use regulatory regime. A key takeaway from the California market is that highly restrictive regulations and high tax rates are hurting the legal market’s ability to compete with the illicit market. The barriers to enter into the legal cannabis market are also increasing in California because its temporary cannabis licensing scheme has ended. Currently any license applicant must now wait a protracted amount of time before the applicant receives its license and must wait a year in some cases for the application to make its way through the local and state licensing authorities.

According to the “State of Legal Cannabis Markets” Report, other key trends in the United States Legal Cannabis Markets include:

●	Total legal cannabis spending in regulated dispensaries in the U.S. topped $9.8 billion in 2018, and is forecast to grow to $30 billion in 2024, a compound annual growth rate (CAGR) of 20 percent.

●	Investment capital raised by cannabis companies more than quadrupled to $14 billion in 2018, according to Viridian Capital Advisors.

●	Despite a 55 percent decline in 2018 in New Cannabis Ventures’ Global Cannabis Stock Index, the five largest Canadian licensed producers closed the first quarter of 2019 at a combined market capitalization of $48 billion.

●	A total of 13 state markets will have passed the $1 billion mark in total annual legal cannabis spending by the end of 2024—by the end of 2018, only three had done so (California, Colorado and Washington).

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Grapefruit’s Competitive Advantage in the Industry

Grapefruit holds its State of California provisional licensing from the Bureau of Cannabis Control and the California Department of Public Health. The Company has its permanent annually renewable provisional license as opposed to a temporary license. The Company expects the annual renewal to be a non-intrusive and scaled down as opposed to what the renewal process was previously. The Company is one of the earliest registered distribution companies with the State of California to have an annually renewable license as opposed to the temporary licenses previously granted. In January 2019, the State of California revised its cannabis regulations to restrict the ability of companies to become licensed businesses.

California has three distinct regulatory agencies that govern the issuance of cultivation licenses, manufacturing licenses and distribution licenses. In order to foster the then-nascent commercial cannabis industry, the State of California initially allowed each regulatory agency to grant temporary licensing to companies with very minimal regulatory requirements and oversight. In fact, a new or then-existing cannabis company only had to show State Regulators that their local city was allowing their commercial cannabis business to operate which was an uncomplicated task. A temporary license was a conditional license that allowed a cannabis business to engage in commercial cannabis activity for a period of 120 days. The State granted operators 90-day extensions of their temporary license while final cannabis regulations were being developed and officially implemented by the State.

On January 1, 2019, the State of California eliminated the temporary cannabis licensing scheme. The impact of this regulatory restriction prevents all new cannabis companies from starting their operations without first applying for, and obtaining, a provisional license from the appropriate regulatory agency. The same regulatory restriction prevents existing, but unregulated, cannabis companies from continuing to engage in commercial cannabis operations without shutting down while applying for, and obtaining, an annual license from the appropriate regulatory agency. The elimination of the temporary license scheme significantly thinned out the number of commercial cannabis businesses operating in the State. This was due to the regulatory requirements required to apply for an annual license which include compliance with the California Environmental Quality Act, provision of a Hazardous Waste Disposal Plan and the multitude of other regulatory requirements to operate a compliant cannabis business.

The regulatory changes have impacted the ability of new businesses to enter the marketplace and compete with Grapefruit. However, none of Grapefruit’s commercial cannabis businesses have been impacted by the regulatory changes to the marketplace.

We have applied for and received our Distribution renewal licensure which allows us to operate through May 13, 2021. Our provisional Manufacturing license must be renewed prior to June 14, 2020. The California Department of Health, Manufactured Cannabis Division has advised us that we will receive our manufacturing license renewal application no earlier than sixty (60) days prior to our current license’s expiration date. Grapefruit anticipates no issues with its renewal application and expects to receive it prior to June 2020. Grapefruit has not yet applied for a license to cultivate and will not until construction has begun on our cultivation facility.

Grapefruit owns two acres of fully entitled cannabis real property located in the Coachillin’ Industrial Cultivation and Ancillary Canna-Business Park. Grapefruit understood the State’s regulatory burdens and expense for commercial cannabis businesses to successfully operate. For example, the State requires cannabis business to provide 24 hour-per-day on-site armed security for their facility. This is a shared expense of the Coachillin property owners. In addition, Coachillin property owners pay agricultural power rates of nine (9) cents per kilowatt hour which is significantly less than what others pay for power. The location within Coachillin allows the Company to apply for and hold every cannabis license available under the California Cannabis laws.

Grapefruit intends on building out the real property into a distribution, manufacturing and high-tech cultivation facility to further its goal to become a seed to sale, fully vertically integrated Cannabis and CBD product Company within the next twelve (12) to twenty-four (24) months. Grapefruit’s plans include an indoor 22,000 square foot multi-tiered canopy and adjoining tissue culture rooms. The canopy will produce thousands of pounds of the highest quality indoor cultivars of cannabis annually.

The Coachillin’ property owners’ association, which Grapefruit is a part of, will feature a unique drive through retail cannabis dispensary right off highway 10 on the way to Coachella and Palm Springs. Grapefruit will have the right to sell its cannabis products directly to the public through the drive through dispensary. Coachillin’ will also feature a cannabis hotel and music stadium and other visitor areas. By Grapefruit locating in Coachillin, the company gains instant exposure to thousands of hotel guests and other cannabis visitors that will visit the Coachillin’ cannabis friendly resort over time. Grapefruit believes that the canna-tourism industry will mature to be similar to the wine industry and can capitalize on this industry by virtue of its location within the Canna-business park.

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Distribution

Grapefruit initially obtained its California wholesale recreational and medicinal cannabis distribution license on January 4, 2018. Thereafter, Grapefruit met all of its ongoing regulatory requirements and filed its application for an annual distribution license. In May 2019, Grapefruit was granted its provisional distribution license, thereby acquiring the regulatory foundation necessary to expand its distribution business. From July 2018 through the first quarter of 2019, Grapefruit used its distribution license to sell bulk cannabis flowers and trim to other distributors and to manufacturers to satisfy their own raw materials requirements. In addition, Grapefruit sold flowers, vape cartridges and concentrates to licensed retailers throughout California.

In California, cannabis cultivators and manufactures are prohibited from selling their products – e.g., flowers or edibles - directly into the marketplace. These companies are required to use a licensed distributor, such as Grapefruit. Grapefruit’s distribution license affords it a twofold strategic advantage: first, to market and sell its own cannabis product lines to retailers throughout California; and second to buy and resell bulk cannabis oil, flower and trim as an unfettered middleman to any properly licensed customer anywhere in California that it identifies a profit opportunity.

Additionally, after marijuana plants are mature, they’re harvested within a certain time frame to keep the product fresh. Throughout the growth cycle and during this specific time period after the plant has been harvested, a grower will trim the plant of its leaves, focusing mostly on the remaining buds. Specifically speaking, trim is defined as the excess snipping of leaves from buds of marijuana plants. Note that leftover product can still be used to make extractions, tinctures, hash and edibles, so growers and trimmers alike can always increase sales with a larger product offering.

Manufacturing

The Company owns a fully licensed ethanol extraction facility in the City of Desert Hot Springs, CA. The Company owns and operates a Type 6 Ethanol Extraction Plant which removes the essential cannabis compounds, such as THC Distillate, that we, and others use, to produce cannabis products.

Grapefruit’s extraction lab produces high quality distillate or “Honey Oil” from trim that Grapefruit sources utilizing its distribution license as set forth above. THC Honey Oil is a fundamental cannabis commodity which serves as the active ingredient in products from infused edibles to tinctures/creams to the cartridges used in vapes or e-cigarettes. Honey Oil sells in the wholesale marketplace at approximately $6,250 to $8,800.00 per liter. Pricing is dependent on quantity purchased as well as other market factors such as the availability and cost of the underlying trim – the raw cannabis material from which Grapefruit produces oil. Grapefruit began extraction operations in May 2019. Plans are in place to expand production through the purchase of additional extraction equipment which we expect will to allow the lab to produce two (2) to four (4) liters per day, contingent upon market conditions, of finished Honey Oil by the third quarter of 2020. Grapefruit chose to set up its extraction laboratory in the City of Desert Hot Springs because the City does not tax the manufacture of oil by Grapefruit at its Desert Hot Springs extraction facility, thereby providing Grapefruit with an additional competitive advantage.

THC Distillate is an all-purpose product that is used in the manufacture of everything from cannabis edibles to “e-cigarette” vape carts to tinctures, to creams and pre-rolled cannabis “joints”. We sell our distillate in California to companies that manufacturer their own product lines of edibles and/or vape cards. We also intend to use our own Distillate to produce our branded line of edibles and vape carts to allow us to control the quality of our product lines. We also manufacture marijuana cigarettes (which we market as pre-rolls) for sale into the retail marketplace. This manufacturing process is streamlined through the use of machinery and our employees who inspect each marijuana cigarette to ensure quality control. We have partnered with different manufactures in California to manufacture our line of branded products we intend to distribute and/or sell into the marketplace. We do not restrict our needs to a single manufacturer or distribution company as we maintain ongoing relationships with Tier 1 vendors across the cannabis eco-system.

Branding

We package and brand cannabis products. . One of the key elements to our branding strategy is performing an analysis on a product’s competitor(s) currently in the retail space and working to make our product stand out. We work on pricing strategies, boutique branding elements and other ways to differentiate when shelf space gets limited and retailers slow down on taking certain product classes.

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Sugar Stoned

Grapefruit acquired the Sugar Stoned® brand in the winter of 2018 for use through the winter of 2021. We began the manufacturing process and research and development process for our products immediately, and recently began to sell and distribute Sugar Stoned branded products throughout California. Retail cannabis product consumers can purchase Sugar Stoned infused gummies that have been tested and are certified to be pesticide and heavy metal free by a third party laboratory before being released at retail. Sugar Stoned brand is now a Grapefruit portfolio brand consisting of a premium quality cannabis infused gummy line with eight different flavors: Blue Raspberry, Cherry, Grape, Peach, Pineapple, Sour Apple, Strawberry and Watermelon.

Rainbow Dreams

Grapefruit recently launched a new life-style brand designed specifically for the recreational cannabis marketplace called “Rainbow Dreams.” The Rainbow Dreams brand captures the “anything goes party vibe” of the 1970s by offering an array of cannabis products such as a line of vape cartridges with unique cannabis strains combined with all natural flavors for a no-burn experience compared to the traditional or earlier generation cartridges which burn at much higher temperatures and provide the user with a burning sensation when inhaling. Rainbow Dreams fills a niche in the marketplace – a top shelf quality product line that we expect to be competitively priced. The Company made a strategic decision to delay the THC and CBD of infused gummies and mints due to saturation of the marketplace for these types of products.

The Company has manufactured an infused product known as “RSO”, which is commonly known as Rick Simpson Oil and is used in the medicinal marketplace. The Company’s RSO product line is currently being marketed to cannabis retailers.

Intellectual Property

The Company filed trademark and service mark applications with the State of California to protect its Company name as well as its Rainbow Dreams and Sugar Stoned cannabis product names. The Company received the following Registration Statements from the California Secretary of State:

1.	On August 20, 2019, the Secretary of State of the State of California issued the Company its Registration of Service Mark, Registration No. Y1GZNV6, for its corporate name, Grapefruit, thereby protecting its Service Mark and line of business from other competitors within the industry. The term of the Grapefruit Service Mark Registration extends to and includes August 19, 2024.

2.	On August 20, 2019, the Secretary of State of the State of California issued to Grapefruit its Registration of Trademark, Registration No. Y3EMZM6, for its Rainbow Dreams cannabis products name under “Cartridges sold filled with cannabis infused natural flavorings in liquid form for electronic cigarettes.” The term of the Rainbow Dreams Trademark Registration extends to and includes August 19, 2024.

3.	On August 21, 2019, the Secretary of State of the State of California issued to Grapefruit its Registration of Trademark, Verification No. Q6A98B3, for its Sugar Stoned cannabis product name under “Cannabis Infused Cookies and Candies.” The term of the Trademark Registration extends to and includes August 20, 2024.

The Company currently maintains a portfolio of trade secrets relating to the formulas for its CBD gummies, vaporization cartridges and oils.

Tolling

We expect to enter into toll processing agreements by which cultivators will provide us with their dried biomass (i.e., Trim) which we then process at our extraction facility into finished distillate. In exchange, we provide 50% of the finished product to the cultivator. The cultivator is free to use our distribution service to sell their finished product or transfer the finished product to another distributor.

Packaging

We provide packaging services to re-integrate formally unlicensed products back into the legal marketplace. The space on packaging is limited due to compliance laws. We spend a significant amount of time working out these issues in a pre-production phase. Our goal is to keep a brand’s original design work while complying with the all government regulations. We devote serious efforts to re-brand an unlicensed product to quickly and efficiently re-integrate it into the retail space.

Marketing and Sales

We have retained employees with cannabis-related experience in product manufacturing, branding, marketing and retail sales in the State of California. We have a strategic relationship with a full service traditional and digital marketing agency that will promote our company and products. We have a multi-pronged approach to marketing our Company and its branded product lines: (1) social media – including Instagram, Facebook and Twitter; (2) influencers who are expected to promote our branded products directly to recreational cannabis users; (3) attendance at specific industry events that are designed to promote our company to both macro and micro targeted audiences; (4) targeted radio advertising designed to reach the recreational marketplace and static marketing (e.g., well placed bill board advertising); and (5) use of our sales force for the personal touch required to obtain shelf-space in all recreational and medicinal dispensaries.

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To promote our Rainbow Dreams products in the State of California, the Company utilizes third-party online digital platforms (BudTrader.com and Leaflink.com) that limit the engagement of users based upon their state of residence. This way, our cannabis digital marketing efforts only reach California residents and our cannabis products can only be sold online to people who reside within the State of California.

The Company employs inside sales persons for retail, and outside sales people for wholesale purchases. Additionally, the Company maintains an online digital platform where customers may purchase the Company’s products.

Sources and Availability of Raw Materials; Principal Suppliers

In general, raw materials essential to our business are readily available from multiple sources. So far, we have been able to source the materials required to manufacture our THC Distillate as well as our edibles and vape cartridges. Our products use both non-cannabis and cannabis raw materials. We have the entire United States for the sourcing non-cannabis raw materials – such as terpenes, which are the compounds from plant extracts that provide the unique flavor profile in cannabis products, and ccells, which are the industry standard vaporization carts. The California cannabis marketplace is diverse and we have developed the relationships with other companies to ensure the consistent availability of the raw materials.

Because we have no direct control over these suppliers, interruptions or delays in the products and services provided by these parties may be difficult to remedy in a timely fashion. In addition, if such suppliers are unable or unwilling to deliver the necessary products or raw materials, we may be unable to redesign or adapt our technology to work without such raw materials or products or find alternative suppliers or manufacturers. In such events, we could experience interruptions, delays, increased costs or quality control problems, or be unable to sell the applicable products, all of which could have a significant adverse impact on our revenue.

Competition

The cannabis industry is subject to significant competition and pricing pressures. We may experience significant competitive pricing pressures as well as competitive products and services providers. Several significant competitors may offer products and/or services with prices that may match or are lower than ours. We believe that the products and services we offer are generally competitive with those offered by other cannabis companies. It is possible that one or more of our competitors could develop a significant research advantage over us that allows them to provide superior products or pricing, which could put us at a competitive disadvantage. Continued pricing pressure or improvements in research and shifts in customer preferences away from natural supplements could adversely impact our customer base or pricing structure and have a material and adverse effect on our business, financial condition, results of operations and cash flows.

Additionally, CBD is a naturally occurring cannabinoid constituent of cannabis. It was discovered in 1940 and is known to exhibit neuroprotective properties in many experimental systems. However, development of CBD as a drug has been confounded by the following: 1) low potency; 2) a large number of molecular targets; 3) marginal pharmacokinetic properties; and 4) designation as a schedule 1 controlled substance. We view that companies specializing in the sale, distribution and manufacturing of CBD based products as some of our stronger competitors based on recent laws and regulatory schemes.

Government Approvals and Regulations

The formulation, manufacturing, processing, labeling, packaging, advertising and distribution of our products are subject to regulation by several federal agencies, including the FDA, the Federal Trade Commission (“FTC”), the Consumer Product Safety Commission, the U.S. Department of Agriculture (“USDA”) and the Environmental Protection Agency (“EPA”). These activities are also regulated by various agencies of the states and localities in which our products are sold. The FDA regulates the processing, formulation, safety, manufacture, packaging, labeling and distribution of dietary supplements (including vitamins, minerals, and herbs) and cosmetics, whereas the FTC has jurisdiction to regulate the advertising of these products.

The FDA’s Good Manufacturing Practices (“GMP”) regulations require dietary supplements to be prepared, packaged and held in compliance with strict rules, and require quality control provisions similar to those in the GMP regulations for drugs. The FDA could in the future choose to inspect one of our facilities for compliance with these regulations, and could cause non-compliant products made or held in the facility to be subject to FDA enforcement actions.

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The FDA has broad authority to enforce the provisions of the Federal Food, Drug, and Cosmetic Act (the “FDCA”) and their regulation of foods, dietary supplements and cosmetics may increase or become more restrictive in the future. Additional legislation could be passed which would impose substantial new regulatory requirements for dietary supplements, potentially raising our costs and hindering our business. We do not believe our current products are subject to the FDCA as our products are not intended to cure, mitigate, treat, or prevent disease.

Our advertising is subject to regulation by the Federal Trade Commission, or FTC, under the Federal Trade Commission Act. In recent years the FTC has initiated numerous investigations of dietary supplement and weight loss products and companies. Additionally, some states also permit advertising and labeling laws to be enforced by private attorney generals, who may seek relief for consumers, seek class action certifications, seek class wide damages and product recalls of products sold by us. Any of these types of adverse actions against us by governmental authorities or private litigants could have a material adverse effect on our business, financial condition and results of operations.

In addition to FDA and FTC regulations, our products may face further regulation under the Single Convention on Narcotic Drugs 1961, which governs international trade and domestic control of narcotic substances including cannabis extracts. Countries may interpret and implement their treaty obligations in a way that creates a legal obstacle to our obtaining marketing approval for our products in those countries. These countries may not be willing or able to amend or otherwise modify their laws and regulations to permit our products to be marketed, or achieving such amendments to the laws and regulations may take a prolonged period of time. In the case of countries with similar obstacles, we would be unable to market our product candidates in countries in the near future or perhaps at all if the laws and regulations in those countries do not change.

Additionally, the Company is also subject to California law regarding dissemination of information via advertising. Mainly, these rules and regulations relate to directing advertisements to people aged 21 years and older. The type of advertising the Company expects to conduct and pursue is similar to how alcohol companies direct their advertising and marketing efforts.

Controlled Substance Regulation

We currently manufacture and distribute THC products that are in excess of 0.3% THC under California State Laws and Regulations which have legalized the sale and distribution of such products within the State. Should the Federal government change its stance on state law compliant cannabis companies and begin to prosecute them under Federal law, then we could be subject to enforcement and prosecution which would have a negative impact on our business and operation. These products contain controlled substances as defined in the federal Controlled Substances Act of 1970, or CSA. Controlled substances that are pharmaceutical products are subject to a high degree of regulation under the CSA, which establishes, among other things, certain registration, manufacturing quotas, security, recordkeeping, reporting, import, export and other requirements administered by the DEA. The DEA classifies controlled substances into five schedules: Schedule I, II, III, IV or V substances. Schedule I substances by definition have a high potential for abuse, no currently “accepted medical use” in the United States, lack accepted safety for use under medical supervision, and may not be prescribed, marketed or sold in the United States. Pharmaceutical products approved for use in the United States may be listed as Schedule II, III, IV or V, with Schedule II substances considered to present the highest potential for abuse or dependence and Schedule V substances the lowest relative risk of abuse among such substances. Schedule I and II drugs are subject to the strictest controls under the CSA, including manufacturing and procurement quotas, security requirements and criteria for importation. In addition, dispensing of Schedule II drugs is further restricted. For example, they may not be refilled without a new prescription.

Employees

As of May 26, 2020, we had 10 full-time employees. Grapefruit has 2 employees at its lab facilities. One of the lab employees is responsible for managing onsite operations at our warehouse. Grapefruit has 1 inside sales and branding employee as well as 2 employees for operational support. Finally, the Company has 3 outside sales people located in Northern California. These sales people are in charge of Grapefruit’s bulk flower and trim sales. Our employees are not represented by a labor union or other collective bargaining groups at this point in time, and we consider relations with our employees to be good. We currently plan to retain and utilize the services of outside consultants for additional research, testing, regulatory, legal compliance and other services on an as needed basis.

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Properties

We own approximately two acres of real property located in the Coachillin’ Industrial Cultivation and Ancillary Canna-Business Park in Desert Hot Springs, located on the extension of North Canyon Rd., approximately 10 miles north of the center of Palm Springs. We intend on building a fully integrated distribution, manufacturing and cultivation facility to become a seed to sale, fully vertically integrated Cannabis and CBD product Company.

Additionally, our cannabis and CBD extraction laboratory and distribution facility is located in the same Canna-Business Park. On September 1, 2018, the Company entered into a three-year lease for approximately 2,268 square feet which commenced on March 1, 2018.

Legal Proceedings

From time to time, we may become involved in lawsuits, investigations and claims that arise in the ordinary course of business. As of the date of this prospectus, we are not a party to any litigation whereby the outcome of such litigation, if determined adversely to us, would materially affect our financial position, results of operations or cash flows.

Available Information

The Company maintains a website at www.grapefruitblvd.com . Our Code of Business Conduct and Ethics, as reviewed and updated on October 26, 2017, is available on our website. Our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, are available free of charge on our website as soon as practicable after electronic filing of such material with, or furnishing it to, the SEC. The SEC maintains a website that contains reports, proxy statements, and other information about issuers, like Grapefruit USA, Inc., who file electronically with the SEC. The address of the site is http://www.sec.gov.

THE OFFERING

This prospectus relates to the offer and sale from time to time of up to an aggregate of 145,951,872 shares of the Company’s Common Stock, consisting of 106,951,872 shares of our Common Stock by the Selling Security Holder that may be issued upon conversion of the Notes, and up to 39,000,000 Warrant Shares by the Selling Security Holder that may be issued upon the exercise of warrants.

In connection with the Private Offering, under the terms of the Registration Rights Agreement entered into with the Selling Security Holder on the same date and in connection with the SPA, we must register with the SEC 106,951,872 shares of Common Stock underlying the Notes, and 39,000,000 Warrant Shares of Common Stock underlying warrants. The number of shares of Common Stock ultimately offered for resale by the Selling Security Holder depends upon how much of the Notes and warrants the Selling Security Holder elect to convert and exercise, respectively, and the liquidity and market price of our Common Stock.

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Common Stock to be offering by the Selling Security Holder offered by us:

We are offering 145,951,872 shares of Common Stock consisting of: (i) 106,951,872 shares underlying the Notes and (ii) 39,000,000 Warrant Shares. The Notes are convertible immediately and have a conversion price of the lower of: (i) $0.23 per share or (ii) 95% of the mathematical average of the five lowest trading prices for the Company’s common stock on the OTCQB for the period from the closing to the maturity date of the Notes being converted less $0.01 for conversions at less than $0.15 and less $0.02 for conversions at more than $0.15. The warrants are exercisable immediately, have an exercise prices of $0.125, $0.15 and $0.25 per share and expire five years from the date of issuance.

Common Stock outstanding prior to this offering as of May 26, 2020 (1)	495,100,057

Common stock to be outstanding after the offering (1)	640,801,929 shares of common stock if the 106,951,872 shares of Common Stock underlying the Notes are issued and 39,000,000 Warrant Shares are also exercised in full.

Use of proceeds	We will not receive any proceeds from the sale of common stock by the Selling Security Holder. All of the net proceeds from the sale of our common stock will go to the Selling Security Holder as described below in the sections entitled “Selling Security Holder” and “Plan of Distribution”. We have agreed to bear the expenses relating to the registration of the common stock for the Selling Security Holder. The Company shall use the proceeds from the sale of the Notes for working capital and other general corporate purposes and shall not, directly or indirectly, use such proceeds for any loan to or investment in any other corporation, partnership, enterprise or other person (except in connection with its currently existing direct or indirect Subsidiaries).

Risk factors	Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 15 before deciding to invest in our securities.

Trading symbol	Our common stock is currently quoted on the OTC Pink under the trading symbol “GPFT”.

(1)

The number of shares of our Common Stock outstanding prior to and to be outstanding immediately after this offering, as set forth in the table above, is based on 495,100,057 shares outstanding as of May 26, 2020, and excluding the following as of such date:

●	Excludes 250,000 shares of Common Stock issuable upon exercise of outstanding options with a weighted average exercise price of $1.00 per share.

●	Excludes 18,862,776 shares of Common Stock issuable upon exercise of warrants outstanding as of May 26, 2020 having a weighted average exercise price of $0.14 per share;

●	Excludes 106,951,872 shares of Common Stock issuable upon conversion of the Notes offered in this offering; and

●	Excludes 39,000,000 shares of Common Stock issuable upon exercise of the Warrants offered in this offering;

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SUMMARY FINANCIAL INFORMATION

The following table summarizes Grapefruit’s (the accounting acquirer for purposes of the Exchange Agreement) financial data. We derived Grapefruit’s summary statements of operations for the years ended December 31, 2019 and 2018 and Grapefruit’s summary balance sheet data as of December 31, 2019 and 2018 from Grapefruit’s audited financial statements included elsewhere in this prospectus. We derived Grapefruit’s summary statements of operations for the three months ended March 31, 2020 and 2019 and Grapefruit’s summary balance sheet data as of March 31, 2020 from our unaudited interim financial statements included elsewhere in this prospectus. The historical financial data presented below is not necessarily indicative of our financial results in future periods, and the results for the quarter ended March 31 is not necessarily indicative of our operating results to be expected for the full fiscal year ending December 31, 2020 or any other period. The historical financial data presented below is not necessarily indicative of our financial results in future periods. You should read the summary consolidated financial data in conjunction with those financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our consolidated financial statements are prepared and presented in accordance with United States generally accepted accounting principles, or U.S. GAAP.

GRAPEFRUIT USA, INC.

BALANCE SHEETS

	March 31,		December 31,
	2020	2019	2019	2018
ASSETS
CURRENT ASSETS:
Cash	$134,933	$99,328	$266,607	$65,922
Accounts receivable	95,818	-	-	-
Inventory	252,756	-	263,985	-
Other	7,460	1,936	12,459	3,823
Total current assets	490,967	101,264	543,051	69,745
NON-CURRENT ASSETS:

Property, plant and equipment, net	1,789,704	1,695,475	1,809,326	1,675,260
Operating right of use - assets	198,442	29,107	219,961	-
Investment in hemp	169,950	-	169,950	-
Intangible asset	-	-	-	177,585
	$2,649,063	$1,825,846	$2,742,288	$1,922,590
TOTAL ASSETS

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY

CURRENT LIABILITIES
Notes payable	$336,278	$250,000	$351,569	$315,943
Accrued loan interest	484,010	172,243	398,720	162,500
Related party payable	281,626	281,625	281,626	281,626
Legal settlements - current portion	159,543	-	159,543	-
Subscription payable	251,141	-	891,738	-
Derivative payable	3,770,070	-	1,433,597	-
Capital lease - current portion	58,182	28,810	55,565	26,973
Operating right of use - liability - current portion	98,031	11,200	98,031	-
Convertible notes - current portion	371,173	-	371,173	-
Accounts payable and accrued expenses	1,121,795	15,343	1,073,876	6,944
Total current liabilities	6,931,849	759,221	5,115,438	793,986

Legal settlements - long-term	50,659	-	50,659	-
Capital lease	90,329	82,130	106,005	63,084
Operating right of use - liability	102,331	17,906	123,210	-
Long-term notes payable, net	869,400	858,600	866,900	855,900
Long-term convertible notes, net of discount	1,138,826	-	914,303	-
Total long-term liabilities	2,251,545	958,636	2,060,877	918,984

TOTAL LIABILITIES	9,183,394	1,717,857	7,176,315	1,712,970

STOCKHOLDERS’ (DEFICIT) EQUITY

Stock compensation for non-employee	(148,542)	-	(244,167)	-
Common stock ($0.0001 par value, 1,000,000,000 shares authorized; 494,750,057 and 362,979,119 shares issued and outstanding as of December 31, 2019 and 2018)	49,383	36,298	48,632	36,298
Preferred stock ($0.0001 par value, 1,000,000 shares authorized; no shares issued and outstanding as of December 31, 2019 and 2018)	-	-	-	-
Additional paid in capital	3,602,049	2,948,702	3,026,006	2,813,702
Accumulated deficit	(10,037,221)	(2,892,096)	(7,264,498)	(2,655,465)
Total stockholders’ (deficit) equity	(6,534,331)	92,904	(4,434,027)	194,535
Noncontrolling interest	-	15,085	-	15,085
Total (deficit) equity	(6,534,331)	107,989	(4,434,027)	209,620
Total liabilities and stockholders’ (deficit) equity	$2,649,063	$1,825,846	$2,742,288	$1,922,590

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GRAPEFRUIT USA, INC.

STATEMENTS OF OPERATIONS

	Three Months Ended		Year Ended
	March 31,		December 31,
	2020	2019	2019	2018
Revenues
Bulk trim sales	$392,434	$324,000	$429,355	$-
Distribution services	-	4,696	8,071	139,122
Retail sales	-	-	800	38,600
Other	1,125	-	13,000	3,780
Total revenues	393,559	328,696	451,196	181,502
Cost of goods sold	454,987	316,636	708,567	183,459
Gross loss	(61,428)	12,060	(257,371)	(1,957)
Operating expenses:
Research and development	-	-	2,400	108,794
General and administrative	302,559	40,535	1,616,581	157,570
Other costs	-	-	-	-
Total operating expenses	302,559	40,535	1,618,981	266,364

Loss from operations	(363,987)	(28,475)	(1,876,352)	(268,321)
Other income (expense):
Interest expense	(373,322)	(10,334)	(571,047)	(98,185)
Change in value of derivative instruments	(2,110,718)	-	(1,626,634)	-
Gain (loss) on extinguishment of debt	74,304	-	(355,700)	-
Impairment charge - LVCA	-	(195,385)	(169,832)	-
Other income (expense)	-	-	-	-
Total other income (expense)	(2,408,736)	(205,719)	(2,723,213)	(98,185)

Loss before income taxes	(2,772,723)	(234,194)	(4,599,565)	(366,506)

Tax provision	-	-	-	-

Net loss	(2,772,723)	(234,194)	(4,599,565)	(366,506)

Less: Net income attributable to noncontrolling interests	-	(9,349)	(9,468)	-

Net loss attributable to Grapefruit USA, Inc.	$(2,772,723)	$(243,543)	$(4,609,033)	$(366,506)

Net loss per share - Basic and Diluted	$(0.01)	$(0.00)	$(0.03)	$(0.04)
Weighted average common stock outstanding - Basic and Diluted	394,315,293	370,172,390	140,042,737	10,058,462

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RISK FACTORS

Investing in our securities involves a great deal of risk. Careful consideration should be made of the following factors as well as other information included in this prospectus before deciding to purchase our securities. There are many risks that affect our business and results of operations, some of which are beyond our control. Our business, financial condition or operating results could be materially harmed by any of these risks. This could cause the trading price of our securities to decline, and you may lose all or part of your investment. Additional risks that we do not yet know of or that we currently think are immaterial may also affect our business and results of operations.

Risks Related to Our Business

The report of our independent registered public accounting firm contains explanatory language that substantial doubt exists about our ability to continue as a going concern.

The independent auditor’s report on our financial statements contains explanatory language that substantial doubt exists about our ability to continue as a going concern as of December 31, 2019. If we are unable to fund operations through our operating business and are unable to obtain sufficient financing in the near term as required or achieve profitability, then we would, in all likelihood, experience severe liquidity problems and may have to curtail our operations. If we curtail our operations, we may be placed into bankruptcy or undergo liquidation, the result of which will adversely affect the value of our common shares.

We have generated losses and not yet achieved positive cash flows, which may adversely affect our liquidity and ability to continue as a going concern.

We cannot assure you that we will be able to achieve revenue growth, profitability or positive cash flow, on either a quarterly or annual basis, or that profitability, if achieved, will be sustained. Our ability to meet our long-term business objectives likely will be dependent upon establishing increased cash flow from operations or securing other sources of financing. If our losses continue, however, our liquidity may be severely impaired, our stock price may fall and our shareholders may lose all or a significant portion of their investment.

We may not be able to implement our growth and marketing strategy successfully or on a timely basis or at all.

Our future success depends, in large part, on our ability to implement our growth strategy of expanding distribution and sales of our product portfolio, attracting new consumers to our brand and introducing new product lines and product extensions. Our ability to implement this growth strategy depends, among other things, on our ability to:

●	enter into distribution and other strategic arrangements with other potential distributors of our all-natural raw material products;

●	increase our brand recognition;

●	expand and maintain brand loyalty; and

●	research new applications for existing products and develop new product lines and extensions.

Our sales and operating results will be adversely affected if we fail to implement our growth strategy or if we invest resources in a growth strategy that ultimately proves unsuccessful.

We may not have the liquidity to support our future operations and capital requirements.

Whether we can achieve cash flow levels sufficient to support our operations cannot be accurately predicted. Unless such cash flow levels are achieved, in addition to the proceeds from this offering, we may need to borrow additional funds or sell debt or equity securities, or some combination thereof, to provide funding for our operations. Such additional funding may not be available on commercially reasonable terms, or at all. If adequate funds are not available when needed, our financial condition and operating results would be materially and adversely affected and we may not be able to operate our business without significant changes in our operations, or at all.

We sell our products in highly competitive markets, which results in pressure on our profit margins and limits our ability to maintain or increase the market share of our services.

The nutraceutical industry is subject to significant competition and pricing pressures. We will experience significant competitive pricing pressures as well as competitive products. Several significant competitors offer products with prices that may match or are lower than ours. We believe that the products we offer are generally competitive with those offered by other supplement and nutraceutical companies. It is possible that one or more of our competitors could develop a significant research advantage over us that allows them to provide superior products or pricing, which could put us at a competitive disadvantage. Continued pricing pressure or improvements in research and shifts in customer preferences away from natural supplements could adversely impact our customer base or pricing structure and have a material and adverse effect on our business, financial condition, results of operations and cash flows.

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Marijuana, and Cannabinoids and CBD with more than 0.3% THC are illegal under federal law.

Marijuana, and CBD containing in excess of 0.3% THC are Schedule 1 controlled substances and are illegal under federal law, specifically the Controlled Substances Act (21 U.S.C. § 811). Even in states that have legalized the use of marijuana, its sale and use remain violations of federal law. CBD and cannabinoids derived from industrial hemp are not distinguishable. Although the industrial hemp derived CBD products we buy are certified as THC free, if there were mistakes in processing or mislabeling and THC were found in our industrial hemp derived CBD products we could be subject to enforcement and prosecution which would have a negative impact on our business and operation. We currently manufacture and distribute THC products that are in excess of 0.3% THC under California State Laws and Regulations which have legalized the sale and distribution of such products within the State. Should the Federal government change its stance on state law compliant cannabis companies and begin to prosecute them under Federal law, then we could be subject to enforcement and prosecution which would have a negative impact on our business and operation.

Laws and regulations affecting our industry are constantly changing.

The constant evolution of laws and regulations affecting the marijuana industry could detrimentally affect our operations. Local, state and federal medical marijuana laws and regulations are broad in scope and subject to changing interpretations. These changes may require us to incur substantial costs associated with legal and compliance fees and ultimately require us to alter our business plan. Furthermore, violations of these laws, or alleged violations, could disrupt our business and result in a material adverse effect on our operations. In addition, we cannot predict the nature of any future laws, regulations, interpretations or applications, and it is possible that regulations may be enacted in the future that will be directly applicable to our business.

Our future growth is largely dependent upon our ability to successfully compete with new and existing competitors by developing or acquiring new products that achieve market acceptance with acceptable margins.

Our business operates in markets that are characterized by rapidly changing products, evolving industry standards and potential new entrants. For example, a number of new companies with innovative products, which promise significant health benefits are established every year and are competitive with our products. If these companies gain market acceptance, our ability to grow our business could be materially and adversely affected. Accordingly, our future success depends upon a number of factors, including our ability to accomplish the following: identify emerging trends in our target end-markets; develop, acquire and maintain competitive products; enhance our products by adding innovative features that differentiate us from our competitors; and develop or acquire and bring products to market quickly and cost-effectively. Our ability to develop or acquire new products based on quality research can affect our competitive position and requires the investment of significant resources. These acquisitions and development efforts divert resources from other potential investments in our businesses, and they may not lead to the development of new research or products on a timely basis. New or enhanced products may not satisfy consumer preferences and potential product failures may cause consumers to reject these products. As a result, these products may not achieve market acceptance and our brand image could suffer. In addition, our competitors may introduce superior designs or business strategies, impairing our brand and the desirability of our products, which may cause consumers to defer or forego purchases of our products or services. Also, the markets for our products and services may not develop or grow as we anticipate. The failure of our products to gain market acceptance, the potential for product defects or the obsolescence of our products could significantly reduce our revenue, increase our operating costs or otherwise adversely affect our business, financial condition, results of operations or cash flows.

Our business is dependent on laws pertaining to the cannabis industry.

The federal government has issued guidance to federal prosecutors concerning marijuana enforcement under the Controlled Substances Act (CSA). The Cole Memorandum updates that guidance in light of state ballot initiatives that legalize under state law the possession of small amounts of marijuana and provide for the regulation of marijuana production, processing, and sale. The guidance set forth herein applies to all federal enforcement activity, including civil enforcement and criminal investigations and prosecutions, concerning marijuana in all states.

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Congress has determined that marijuana is a dangerous drug and that the illegal distribution and sale of marijuana is a serious crime that provides a significant source of revenue to large-scale criminal enterprises, gangs, and cartels. The Department of Justice is committed to enforcement of the Controlled Substance Act (CSA) consistent with those determinations. The Department is also committed to using its limited investigative and prosecutorial resources to address the most significant threats in the most effective, consistent, and rational way. In furtherance of those objectives, as several states enacted laws relating to the use of marijuana for medical purposes, the Department in recent years has focused its efforts on certain enforcement priorities that are particularly important to the federal government:

●	Preventing the distribution of marijuana to minors;

●	Preventing revenue from the sale of marijuana from going to criminal enterprises, gangs, and cartels;

●	Preventing the diversion of marijuana from states where it is legal under state law in some form to other states;

●	Preventing state-authorized marijuana activity from being used as a cover or pretext for the trafficking of other illegal drugs or other illegal activity;

●	Providing the necessary resources and demonstrate the willingness to enforce their laws, and,

●	Enacting regulations in a manner that ensures they do not undermine federal enforcement priorities.

In jurisdictions that have enacted laws legalizing marijuana in some form, and that have also implemented strong and effective regulatory and enforcement systems to control the cultivation, distribution, sale, and possession of marijuana, conduct in compliance with those laws and regulations is less likely to threaten the federal priorities set forth above. Indeed, a robust system may affirmatively address those priorities by, for example, implementing effective measures to prevent diversion of marijuana outside of the regulated system and to other states, prohibiting access to marijuana by minors, and replacing an illicit marijuana trade that funds criminal enterprises with a tightly regulated market in which revenues are tracked and accounted for. In those circumstances, consistent with the traditional allocation of federal-state efforts in this area, enforcement of state law by state and local law enforcement and regulatory bodies should remain the primary means of addressing marijuana-related activity. If state enforcement efforts are not sufficiently robust to protect against the harms set forth above, the federal government may seek to challenge the regulatory structure itself in addition to continuing to bring individual enforcement actions, including criminal prosecutions, focused on those harms.

As with the Department’s previous statements on this subject, this memorandum is intended solely as a guide to the exercise of investigative and prosecutorial discretion. This memorandum does not alter in any way the Department’s authority to enforce federal law, including federal laws relating to marijuana, regardless of state law. Neither the guidance herein nor any state or local law provides a legal defense to a violation of federal law, including any civil or criminal violation of the CSA. Even in jurisdictions with strong and effective regulatory systems, evidence that particular conduct threatens federal priorities will subject that person or entity to federal enforcement action, based on the circumstances. This memorandum is not intended to, does not, and may not be relied upon to create any rights, substantive or procedural, enforceable at law by any party in any matter civil or criminal. It applies prospectively to the exercise of prosecutorial discretion in future cases and does not provide defendants or subjects of enforcement action with a basis for reconsideration of any pending civil action or criminal prosecution. Finally, nothing herein precludes investigation or prosecution, even in the absence of any one of the factors listed above, in particular circumstances where investigation and prosecution otherwise serves an important federal interest.

As to the Company engaging in business outside of the jurisdiction of the U.S.A., the Company must first assume that the laws in other country(s), territories or destinations are similar to that of the U.S. Federal Government, however, the Company must then retain competent legal counsel in this outside jurisdiction and insisting that they understand and obtain a copy of these foreign laws and rules and should gain the expertise and representation of a foreign specialist or attorney in the foreign destination being considered prior to engaging in any cannabis, marijuana or hemp business.

The approach to the enforcement of cannabis laws may be subject to change or may not proceed as previously outlined.

As a result of the conflicting views between state legislatures and the federal government regarding cannabis, involvement in the cannabis industry in the United States is subject to inconsistent legislation and regulation. The response to this inconsistency was addressed in the Cole Memo addressed to all United States district attorneys acknowledging that notwithstanding the designation of cannabis as a controlled substance at the federal level in the United States, several U.S. states have enacted laws relating to cannabis.

The Cole Memo outlined certain priorities for the Department of Justice (the “DOJ”) relating to the prosecution of cannabis offences. In particular, the Cole Memo noted that in jurisdictions that have enacted laws legalizing cannabis in some form and that have also implemented strong and effective regulatory systems to control the cultivation, distribution and possession of cannabis, conduct in compliance with those laws and regulations is less likely to be a priority at the federal level. Notably, however, the DOJ has never provided specific guidelines for what regulatory and enforcement systems it deems sufficient under the Cole Memo standard.

In light of limited investigative and prosecutorial resources, the Cole Memo concluded that the DOJ should be focused on addressing only the most significant threats related to cannabis. States where medical cannabis had been legalized were not characterized as a high priority. In March 2017, newly appointed Attorney General Jeff Sessions again noted limited federal resources and acknowledged that much of the Cole Memo had merit; however, he disagreed that it had been implemented effectively and, on January 4, 2018, Attorney General Jeff Sessions issued the Sessions Memo, which rescinded the Cole Memo. The Sessions Memo rescinded previous nationwide guidance specific to the prosecutorial authority of the United States Attorneys relative to cannabis enforcement on the basis that they are unnecessary, given the well-established principles governing federal prosecution that are already in place. Those principles are included in chapter 9.27.000 of the United States Attorneys’ Manual and require federal prosecutors deciding which cases to prosecute to weigh all relevant considerations, including federal law enforcement priorities set by the Attorney General, the seriousness of the crime, the deterrent effect of criminal prosecution, and the cumulative impact of particular crimes on the community.

As a result of the Sessions Memo, federal prosecutors will now be free to utilize their prosecutorial discretion to decide whether to prosecute cannabis activities despite the existence of state-level laws that may be inconsistent with federal prohibitions. No direction was given to federal prosecutors in the Sessions Memo as to the priority they should ascribe to such cannabis activities, and as a result it is uncertain how active federal prosecutors will be in relation to such activities. Further, the Sessions Memo did not discuss the treatment of medical cannabis by federal prosecutors.

Medical cannabis is currently protected against enforcement by enacted legislation in the United States Congress in the form of the Rohrabacher-Blumenauer Amendment (the “RBA”) which similarly prevents federal prosecutors from using federal funds to impede the implementation of medical cannabis laws enacted at the state level, subject to Congress restoring such funding. Due to the ambiguity of the Sessions Memo in relation to medical cannabis, there can be no assurance that the federal government will not seek to prosecute cases involving cannabis businesses that are otherwise compliant with state law.

Pursuant to the RBA, the DOJ is prohibited from expending any funds for the prosecution of medical cannabis businesses operating in compliance with state and local laws. As of May 26, 2020, the RBA remains in effect and is scheduled to remain in effect through September 30, 2020. If the RBA or an equivalent thereof is not successfully amended to the next or any subsequent federal omnibus spending bill, the protection afforded thereby to U.S. medical cannabis businesses would lapse, and such businesses would be more at risk to prosecution under federal law.

Our distribution and manufacturing licensing allows us to function in both the medicinal and recreational marketplace. Should the DOJ begin enforcement proceedings against recreational licensees, we will focus our efforts solely in the medicinal marketplace. Most, if not all, of our current cannabis products are equally available to both the medicinal and recreational users. Our cannabis products that are currently in the developmental stage (the patchless patch) are designed for the medicinal marketplace.

On January 4, 2018, Attorney General Sessions rescinded the previously issued memoranda (known as the Cole Memorandum) from the U.S. Department of Justice (“DOJ”) that had de-prioritized the enforcement of federal law against marijuana users and businesses that comply with state marijuana laws, adding uncertainty to the question of how the federal government will choose to enforce federal laws regarding marijuana. Attorney General Sessions issued a memorandum to all United States Attorneys in which the DOJ affirmatively rescinded the previous guidance as to marijuana enforcement, calling such guidance “unnecessary.” This one-page memorandum was vague in nature, stating that federal prosecutors should use established principles in setting their law enforcement priorities. Under previous administrations, the DOJ indicated that those users and suppliers of medical marijuana who complied with state laws, which required compliance with certain criteria, would not be prosecuted. As a result, it is now unclear if the DOJ will seek to enforce the Controlled Substances Act against those users and suppliers who comply with state marijuana laws.

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Despite Attorney General Sessions’ rescission of the Cole Memorandum, the Department of the Treasury, Financial Crimes Enforcement Network, has not rescinded the “FinCEN Memo” dated February 14, 2014, which de-prioritizes enforcement of the Bank Secrecy Act against financial institutions and marijuana-related businesses which utilize them. This memo appears to be a standalone document and is presumptively still in effect. At any time, however, the Department of the Treasury, Financial Crimes Enforcement Network, could elect to rescind the FinCEN Memo. This would make it more difficult for our clients and potential clients to access the U.S. banking systems and conduct financial transactions, which would adversely affect our operations.

In 2014, Congress passed a spending bill (“2015 Appropriations Bill”) containing a provision (“Appropriations Rider”) blocking federal funds and resources allocated under the 2015 Appropriations Bill from being used to “prevent such States from implementing their own State [medical marijuana] law.” The Appropriations Rider seemed to have prohibited the federal government from interfering with the ability of states to administer their medical marijuana laws, although it did not codify federal protections for medical marijuana patients and producers. Moreover, despite the Appropriations Rider, the Justice Department maintains that it can still prosecute violations of the federal marijuana ban and continue cases already in the courts. Additionally, the Appropriations Rider must be re-enacted every year. While it was continued in 2016, 2017 and 2018, and remains in effect, continued re-authorization of the Appropriations Rider cannot be guaranteed. If Congress should pass a 2019 budget rather than an extension of the 2018 budget, it would need to renew the Appropriations Rider at such time, and there can be no assurance that the Appropriations Rider would be renewed at such time. Additionally, in the event of Congress failing either to pass a 2019 budget or an extension of the 2018 budget in the form of a “continuing resolution,” a government shutdown would result, and the Appropriations Rider would no longer be in force. If the Appropriation Rider is no longer in effect, the risk of federal enforcement and override of state marijuana laws would increase.

The 2018 Farm Bill declassified industrial hemp as a Schedule I substance, shifted regulatory authority from the Drug Enforcement Administration to the Department of Agriculture, and provided autonomy for states to regulate the industry. The 2018 Farm Bill did not change the Food and Drug Administration’s oversight authority over CBD products. The 2018 Farm Bill defined industrial hemp as a variety of cannabis containing an amount equal to or lower than 0.3% tetra-hydrocannabinol (THC), and allowed farmers to grow and sell hemp under state regulation. According to the National Conference of State Legislatures, 41 states have set up cultivation and production programs to regulate the production of hemp.

For the first time since 1937, industrial hemp has been decriminalized at the federal level and can be grown legally in the United States, but on a limited basis. A landmark provision passed in the Agricultural Act of 2014 had previously classified hemp as distinct from its genetic cousin, marijuana. Marijuana cannabis remains illegal under federal law, and therefore, strict enforcement of federal laws regarding cannabis will likely affect the perception of the lawfulness of our activity for a continuing period of time, which could result in our inability and the inability of our customers to execute their respective business plans.

Although we believe the foregoing will be applicable to business other than hemp-based CBD businesses, there is risk that confusion or uncertainty surrounding our products with regulated cannabis could occur on the state or federal level and impact us. We may have difficulty with establishing banking relationships, working with investment banks and brokers who would be willing to offer and sell our securities or accept deposits from stockholders, and auditors willing to certify our financial statements if we are confused with businesses that are in the cannabis business. Any of these additional factors, should they occur, could also affect our business, prospects, assets or results of operation could have a material adverse effect on the business, prospects, results of operations or financial condition of the Company.

Although many states are implementing changes to their criminal laws in response to the 2018 Farm Bill, there can be no assurance that every state will follow suit. As a result, applicable state and local laws or regulations regarding industrial hemp-based CBD and products containing industrial hemp-based CBD could restrict any CBD products we offer in the future or impose additional compliance costs on us. Violations of applicable laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations.

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FDA regulation regarding the sale or distribution of products containing CBD could make it difficult for us to operate.

The United States Food and Drug Commission (“FDA”) has the authority to regulate the production and sale of hemp pursuant to the United States Federal Food, Drug, and Cosmetic Act (the “FDCA”). Shortly after the 2018 Farm Bill became law, the FDA issued a statement that any cannabis product, whether derived from industrial hemp or otherwise, marketed with a disease claim (e.g., a claim of therapeutic benefit or disease prevention) must be approved by the FDA for its intended use through one of the drug approval pathways prior to it being introduced into interstate commerce. The FDA has since indicated that it would issue regulations regarding the addition of food, beverages, and dietary supplements containing CBD, and conducted a public hearing on May 31, 2019 to obtain scientific data and information about the safety, manufacturing, product quality, marketing, labeling, and sale of products containing cannabis or cannabis-derived compounds.

Any regulations the FDA issues relating to the sale of food, beverages, and dietary supplements containing CBD could have a material adverse effect on our business, financial condition and results of operations.

If commercial cultivation of industrial hemp is deemed to be a violation of federal law, we may be subject to federal enforcement actions, which could adversely affect our business and harm our reputation and brand.

The 2018 Farm Bill empowers the United States Department of Agriculture (the “USDA”) to implement a program to certify state and Indian tribe permitting for the commercial cultivation of industrial hemp.  On October 29, 2019, the USDA released the text of its interim final rule for regulations establishing such a program, which include specific requirements about permitting of cultivators, testing of cultivated hemp, and land maintenance, among other things (the “Interim Rules”).  Such Interim Rules became effective on November 1, 2019 by their terms; however, the USDA has invited public comment on the Interim Rules in anticipation of final rules to be implemented by the USDA in the future (the “Final Rules”).

Until commercial cultivators of industrial hemp receive permits for production under applicable state and Indian tribe laws that are implemented pursuant to the Interim Rules, any production of industrial hemp by such persons may be deemed to be in violation of federal law.  In addition, any Final Rules implemented by the USDA may be different from the Interim Rules, making industrial hemp more difficult to cultivate and produce in compliance with the Final Rules.

We risk becoming subject to adverse publicity and costly federal enforcement actions in selling and distributing products containing industrial hemp-based CBD in the United States that is not grown in full compliance with the Interim Rules or the Final Rules and applicable state and/or Indian tribe permitting rules.  In addition, industrial hemp-based CBD products that we distribute may not fully comply with such Interim Rules or the Final Rules, and state or Indian tribe permitting rules. We may also sustain considerable damage to our reputation and brand should we become party to federal enforcement actions resulting from the sale and distribution of products containing industrial hemp-based CBD that do not fully comply with the Interim Rules or the Final Rules and applicable state and/or Indian tribe permitting rules.

Our business is subject to risk of government action.

While we will use our best efforts to comply with all laws, including federal, state and local laws and regulations, there is a possibility that governmental action to enforce any alleged violations may result in legal fees and damage awards that would adversely affect us.

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Because our business is dependent upon continued market acceptance by consumers, any negative trends will adversely affect our business operations.

We are substantially dependent on continued market acceptance and proliferation of consumers of cannabis, medical marijuana and recreational marijuana as well as CBD and full spectrum cannabinoids. We believe that as marijuana becomes more accepted the stigma associated with marijuana use will diminish and as a result consumer demand will continue to grow. While we believe that the market and opportunity in the marijuana space continues to grow, we cannot predict the future growth rate and size of the market. Any negative outlook on the marijuana industry will adversely affect our business operations.

In addition, it is believed by many that large well-funded businesses may have a strong economic opposition to the cannabis industry. We believe that the pharmaceutical industry clearly does not want to cede control of any product that could generate significant revenue. Any inroads the pharmaceutical industry could make in halting the impending cannabis industry could have a detrimental impact on our business.

The failure to enforce and maintain our intellectual property rights could enable others to use trademarks used by our business which could adversely affect the value of the Company.

The success of our business depends on our continued ability to use our existing tradenames in order to increase our brand awareness. As of the date hereof, we do not have any federally registered trademarks owned by us, but we plan to pursue state registered trademarks with the State of California for our Sugar Stoned and Rainbow Dreams brands. The unauthorized use or other misappropriation of any of the foregoing trademarks or tradenames could diminish the value of our business which would have a material adverse effect on our financial condition and results of operation.

The possible FDA Regulation of cannabis marijuana and CBD, and the possible registration of facilities where cannabis is grown and CBD products are produced, if implemented, could negatively affect the cannabis industry generally, which could directly affect our financial condition.

The FDA has not approved cannabis, marijuana, industrial hemp or CBD derived from cannabis or industrial hemp as a safe and effective drug for any indication. The FDA considers these substances illegal Schedule 1 drugs. As of May 26, 2020, we have not, and do not intend to file an IND with the FDA, concerning any of our products that may contain cannabis, industrial hemp or CBD derived from industrial hemp. Further, the FDA has concluded that products containing cannabis, marijuana industrial hemp or CBD derived from industrial hemp are excluded from the dietary supplement definition under sections 201(ff)(3)(B)(i) and (ii) of the U.S. Food, Drug & Cosmetic Act, respectively. Our products are not marketed or sold as dietary supplements. However, at some indeterminate future time, the FDA may choose to change its position concerning products containing cannabis, marijuana, or CBD derived from industrial hemp, and may choose to enact regulations that are applicable to such products, including, but not limited to: the growth, cultivation, harvesting and processing of cannabis and marijuana; regulations covering the physical facilities where cannabis and marijuana are grown; and possible testing to determine efficacy and safety of CBD. In this hypothetical event, our industrial hemp based products containing CBD may be subject to regulation. In the hypothetical event that some or all of these regulations are imposed, we do not know what the impact would be on the cannabis industry in general, and what costs, requirements and possible prohibitions may be enforced. If we are unable to comply with the conditions and possible costs of possible regulations and/or registration as may be prescribed by the FDA, we may be unable to continue to operate our business.

We may have difficulty accessing the service of banks.

On February 14, 2014, the U.S. government issued rules allowing banks to legally provide financial services to state-licensed marijuana businesses. A memorandum issued by the Justice Department to federal prosecutors re-iterated guidance previously given, this time to the financial industry that banks can do business with legal marijuana businesses and “may not” be prosecuted. The Treasury Department’s Financial Crimes Enforcement Network (FinCEN) issued guidelines to banks that “it is possible to provide financial services” to state-licensed marijuana businesses and still be in compliance with federal anti-money laundering laws. The guidance falls short of the explicit legal authorization that banking industry officials had pushed the government to provide and to date, it is not clear if any banks have relied on the guidance and taken on legal marijuana companies as clients. The aforementioned policy may be administration dependent and a change in presidential administrations may cause a policy reversal and retraction of current policies, wherein legal marijuana businesses may not have access to the banking industry.

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Banking regulations in our business are costly and time consuming.

In assessing the risk of providing services to a marijuana-related business, a financial institutions may conduct customer due diligence that includes: (i) verifying with the appropriate state authorities whether the business is duly licensed and registered; (ii) reviewing the license application (and related documentation) submitted by the business for obtaining a state license to operate its marijuana-related business; (iii) requesting from state licensing and enforcement authorities available information about the business and related parties; (iv) developing an understanding of the normal and expected activity for the business, including the types of products to be sold and the type of customers to be served (e.g., medical versus recreational customers); (v) ongoing monitoring of publicly available sources for adverse information about the business and related parties; (vi) ongoing monitoring for suspicious activity, including for any of the red flags described in this guidance; and (vii) refreshing information obtained as part of customer due diligence on a periodic basis and commensurate with the risk. With respect to information regarding state licensure obtained in connection with such customer due diligence, a financial institution may reasonably rely on the accuracy of information provided by state licensing authorities, where states make such information available. These regulatory reviews may be time consuming and costly. Currently we are not licensed and have operated in a manner to avoid the necessity of licensure by not using products containing THC, nevertheless CBD and cannibinoids are still part of the cannabis plant and as such are considered schedule 1 drugs, as such many banks will not transact business with us. We have been successful to date in finding merchant credit card processing and a bank that will do business with us. If either of them decided to cease doing business with us we would not have a way to receive payment and our operations would be negatively affected unless we could find a new bank or processor that would work with us, of which there can be no assurance.

Due to our involvement in the cannabis industry, we may have a difficult time obtaining the various insurances that are desired to operate our business, which may expose us to additional risk and financial liability.

Insurance that is otherwise readily available, such as general liability, and directors and officer’s insurance, is more difficult for us to find, and more expensive, because we are service providers to companies in the cannabis industry. There are no guarantees that we will be able to find such insurances in the future, or that the cost will be affordable to us. If we are forced to go without such insurances, it may prevent us from entering into certain business sectors, may inhibit our growth, and may expose us to additional risk and financial liabilities.

The Company’s industry is highly competitive and we have less capital and resources than many of our competitors which may give them an advantage in developing and marketing products similar to ours or make our products obsolete.

We are involved in a highly competitive industry where we may compete with numerous other companies who offer alternative methods or approaches, who may have far greater resources, more experience, and personnel perhaps more qualified than we do. Such resources may give our competitors an advantage in developing and marketing products similar to ours or products that make our products obsolete. There can be no assurance that we will be able to successfully compete against these other entities.

Our products and services are new and our industry is rapidly evolving.

Due consideration must be given to our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies in their early stage of development, particularly companies in the rapidly evolving legal cannabis industry. To be successful in this industry, we must, among other things:

●	develop and introduce functional and attractive service offerings;

●	attract and maintain a large base of consumers;

●	increase awareness of our brands and develop consumer loyalty;

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●	establish and maintain strategic relationships with distribution partners and service providers;

●	respond to competitive and technological developments;

●	attract, retain and motivate qualified personnel.

We cannot guarantee that we will succeed in achieving these goals, and our failure to do so would have a material adverse effect on our business, prospects, financial condition and operating results.

Some of our products and services are new and are only in early stages of commercialization. We are not certain that these products and services will function as anticipated or be desirable to its intended market. Also, some of our products may have limited functionalities, which may limit their appeal to consumers and put us at a competitive disadvantage. If our current or future products and services fail to function properly or if we do not achieve or sustain market acceptance, we could lose customers or could be subject to claims which could have a material adverse effect on our business, financial condition and operating results.

As is typical in a new and rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty and risk. Because the market for the Company is new and evolving, it is difficult to predict with any certainty the size of this market and its growth rate, if any. We cannot guarantee that a market for the Company will develop or that demand for Company’s products and services will emerge or be sustainable. If the market fails to develop, develops more slowly than expected or becomes saturated with competitors, our business, financial condition and operating results would be materially adversely affected.

Adverse publicity or consumer perception of our products and any similar products distributed by others could harm our reputation and adversely affect our sales and revenues.

We believe we are highly dependent upon positive consumer perceptions of the safety and quality of our products as well as similar products distributed by other health and wellness companies. Consumer perception of health products, nutrition supplements and our products in particular can be substantially influenced by scientific research or findings, national media attention and other publicity about product use. Adverse publicity from these sources regarding the safety, quality or efficacy of nutritional supplements and our products could harm our reputation and results of operations. The mere publication of news articles or reports asserting that such products may be harmful or questioning their efficacy could have a material adverse effect on our business, financial condition and results of operations, regardless of whether such news articles or reports are scientifically supported or whether the claimed harmful effects would be present at the dosages recommended for such products.

Our operating results may fluctuate, which makes our results difficult to predict and could cause our results to fall short of expectations.

Our operating results may fluctuate as a result of a number of factors, many of which may be outside of our control. As a result, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on our past results as an indication of our future performance. Our quarterly, year-to-date, and annual expenses as a percentage of our revenues may differ significantly from our historical or projected rates. Our operating results in future quarters may fall below expectations. Each of the following factors may affect our operating results:

●	our ability to deliver products in a timely manner in sufficient volumes;

●	our ability to recognize product trends;

●	our loss of one or more significant customers;

●	the introduction of successful new products by our competitors;

●	adverse media reports on the use or efficacy of nutritional supplements; and

●	our inability to make our online division profitable.

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Because our business is changing and evolving, our historical operating results may not be useful to you in predicting our future operating results.

The loss of key management personnel could adversely affect our business.

We depend on the continued services of our executive officers and senior management team as they work closely with independent representative and are responsible for our day-to-day operations. Our success depends in part on our ability to retain our executive officers, to compensate our executive officers at attractive levels, and to continue to attract additional qualified individuals to our management team. Although we have entered into employment agreements with members of our senior management team, and do not believe that any of them are planning to leave or retire in the near term, we cannot assure that our senior managers will remain with us. The loss or limitation of the services of any of our executive officers or members of our senior management team, or the inability to attract additional qualified management personnel, could have a material adverse effect on our business, financial condition, results of operations, or independent associate relations.

Independent Sales Representatives could fail to comply with our policies and procedures or make improper product, compensation, marketing or advertising claims that violate laws or regulations, which could result in claims against us that could harm our financial condition and operating results.

We sell our products through a sales force of independent representatives. The independent representatives are independent contractors and, accordingly, we are not in a position to provide the same direction, motivation, and oversight as we would if associates were our own employees. As a result, there can be no assurance that our representatives will participate in our marketing strategies or plans, accept our introduction of new products, or comply with our policies and procedures. All independent representatives will be required to sign a written contract and agree to adhere to our policies and procedures, which prohibit associates from making false, misleading or other improper claims regarding products or income potential from the distribution of the products. However, independent representatives may from time to time, without our knowledge and in violation of our policies, create promotional materials or otherwise provide information that does not accurately describe our marketing program. There is a possibility that some jurisdictions could seek to hold us responsible for independent representatives activities that violate applicable laws or regulations, which could result in government or third-party actions or fines against us, which could harm our financial condition and operating results.

Uncertainty of profitability.

Our business strategy may result in increased volatility of revenues and earnings. As we only have a limited number of products developed at this time, our overall success will depend on a limited number of products and our ability to develop or find new ones or new applications as well as our research and development efforts, which may cause variability and unsteady profits and losses depending on the products offered and their market acceptance.

Our revenues and our profitability may be adversely affected by economic conditions and changes in the market for medical and recreational marijuana. Our business is also subject to general economic risks that could adversely impact the results of operations and financial condition.

Because of the anticipated nature of the products that we offer and attempt to develop, it is difficult to accurately forecast revenues and operating results and these items could fluctuate in the future due to a number of factors. These factors may include, among other things, the following:

●	Our ability to raise sufficient capital to take advantage of opportunities and generate sufficient revenues to cover expenses.

●	Our ability to source strong opportunities with sufficient risk adjusted returns.

●	Our ability to manage our capital and liquidity requirements based on changing market conditions generally and changes in the developing legal medical marijuana and recreational marijuana industries.

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●	The acceptance of the terms and conditions of our service.

●	The amount and timing of operating and other costs and expenses.

●	The nature and extent of competition from other companies that may reduce market share and create pressure on pricing and investment return expectations.

●	Adverse changes in the national and regional economies in which we will participate, including, but not limited to, changes in our performance, capital availability, and market demand.

●	Adverse changes in the projects in which we plan to invest which result from factors beyond our control, including, but not limited to, a change in circumstances, capacity and economic impacts.

●	Adverse developments in the efforts to legalize marijuana or increased federal enforcement.

●	Changes in laws, regulations, accounting, taxation, and other requirements affecting our operations and business.

●	Our operating results may fluctuate from year to year due to the factors listed above and others not listed. At times, these fluctuations may be significant.

Management of growth will be necessary for us to be competitive.

Successful expansion of our business will depend on our ability to effectively attract and manage staff, strategic business relationships, and shareholders. Specifically, we will need to hire skilled management and technical personnel as well as manage partnerships to navigate shifts in the general economic environment. Expansion has the potential to place significant strains on financial, management, and operational resources, yet failure to expand will inhibit our profitability goals.

We are entering a potentially highly competitive market.

The markets for businesses in the medical marijuana and recreational marijuana industries as well as their related CBD and cannabinoid industries are competitive and evolving. In particular, we face strong competition from larger companies that may be in the process of offering similar products and services to ours. Many of our current and potential competitors have longer operating histories, significantly greater financial, marketing and other resources and larger client bases than we have (or may be expected to have).

Given the rapid changes affecting the global, national, and regional economies generally and the medical marijuana and recreational marijuana industries, in particular, we may not be able to create and maintain a competitive advantage in the marketplace. Our success will depend on our ability to keep pace with any changes in its markets, especially with legal and regulatory changes. Our success will depend on our ability to respond to, among other things, changes in the economy, market conditions, and competitive pressures. Any failure by us to anticipate or respond adequately to such changes could have a material adverse effect on our financial condition, operating results, liquidity, cash flow and our operational performance.

If we fail to protect our intellectual property, our business could be adversely affected.

Our viability will depend, in part, on our ability to develop and maintain the proprietary aspects of our products and brands to distinguish our products from our competitors’ products. We rely on patents, copyrights, trademarks, trade secrets, and confidentiality provisions to establish and protect our intellectual property. Any infringement or misappropriation of our intellectual property could damage its value and limit our ability to compete. We may have to engage in litigation to protect the rights to our intellectual property, which could result in significant litigation costs and require a significant amount of our time. Competitors may also harm our sales by designing products that mirror the capabilities of our products or technology without infringing on our intellectual property rights. If we do not obtain sufficient protection for our intellectual property, or if we are unable to effectively enforce our intellectual property rights, our competitiveness could be impaired, which would limit our growth and future revenue. We may also find it necessary to bring infringement or other actions against third parties to seek to protect our intellectual property rights. Litigation of this nature, even if successful, is often expensive and time-consuming to prosecute, and there can be no assurance that we will have the financial or other resources to enforce our rights or be able to enforce our rights, or prevent other parties from developing similar technology or designing around our intellectual property.

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Our lack of sufficient patent and/or trademark or copyright protection and any unauthorized use of our proprietary information and technology may affect our business.

We currently rely on a combination of protections by patents and contracts, including confidentiality and nondisclosure agreements, and common law rights, such as trade secrets, to protect our intellectual property. However, we cannot assure you that we will be able to adequately protect our technology or other intellectual property from misappropriation in the U.S. and abroad. This risk may be increased due to the lack of certain patent and/or copyright protection. Any patent issued to us could be challenged, invalidated or circumvented or rights granted thereunder may not provide a competitive advantage to us. Furthermore, patent applications that we file may not result in issuance of a patent, or, if a patent is issued, the patent may not be issued in a form that is advantageous to us. Despite our efforts to protect our intellectual property rights, others may independently develop similar products, duplicate our products or design around our patents and other rights. In addition, it is difficult to monitor compliance with, and enforce, our intellectual property rights on a worldwide basis in a cost-effective manner. In jurisdictions where foreign laws provide less intellectual property protection than afforded in the U.S., our technology or other intellectual property may be compromised, and our business could be materially adversely affected. If any of our proprietary rights are misappropriated or we are forced to defend our intellectual property rights, we will have to incur substantial costs. Such litigation could result in substantial costs and diversion of our resources, including diverting the time and effort of our senior management, and could disrupt our business, as well as have a material adverse effect on our business, prospects, financial condition and results of operations. We can provide no assurance that we will have the financial resources to oppose any actual or threatened infringement by any third party. Furthermore, any patent or copyrights that we may be granted may be held by a court to infringe on the intellectual property rights of others and subject us to the payment of damage awards.

Ordinary and necessary business deduction other than the cost of goods sold are disallowed by the Internal Revenue Services for Cannabis companies under IRC Section 280E.

At this juncture, we do not believe that IRS 280E interferes with our businesses model from deducting ordinary and necessary business expenses because we believe that we are in compliance with the 2014 Farm Bill and/or the products we sell are either from participants that are compliant with the 2014 Farm Bill or are made from lawfully imported industrial hemp full spectrum cannabinoids or CBD. Although we believe that the Farm Bill applies to commercial activity in that it references the “marketing,” “sale” and “transportation,” of industrial hemp and hemp products that are derived from an authorized state program, it is possible that our suppliers may not be in compliance with the Farm Bill or that a government agency or prosecutor could take a narrower view of the activity allowed under the Farm Bill or import laws, if that were the case we could be seen as selling and distributing a Schedule 1 substance under the CSA and we would therefore be subject to IRC Section 280E. IRC Section 280E only allows the cost of goods sold to be deducted from revenues earned from the sale of cannabis and cannabis products that come under the purview of the CSA. If that were the case we would not be able to deduct many of our overhead expenses. To the extent that we have subsidiaries and other lines of trade or business, many of those overhead expenses could be allocated to those subsidiaries that are note involved in products that come within the CSA so we would have an opportunity to deduct those disallowed expenses elsewhere. Nevertheless, the revenue that is derived from those other trade or businesses may not be as large as the corresponding deductions so be may still not be able to realize the full benefit of those expenses and instead have net operating losses in the other trade or businesses that we would not be able to use or would have to carry-forward indefinitely. In addition, if the Company enters the cannabis industry more directly, for example if the company were to purchase a marijuana dispensary that was legal under state law and operated in compliance with state law, IRC Section 280E would unquestionably be applicable in which case the onerous tax burden might significantly impact the profitability of the Company and may make the pricing of its products less competitive, to the extent that competitors could manage to find a way to not have their operations subject to IRC Section 280E. Notwithstanding the forgoing, there can be no assurance that if we were to reallocate items of deduction form business segments that were involved in the sales of products coming within the CSA that the Internal Revenue Service (“IRS”) would not challenge those deductions or disallow them on some other basis. This could result in an onerous tax burden.

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Our involvement in the cannabis industry may make it difficult to obtain insurance coverage.

In the event that we decide to commence business operations in the U.S., of which there can be no assurance, obtaining and maintaining necessary insurance coverage, for such things as workers compensation, general liability, product liability and directors and officers insurance, may be more difficult and/or expensive for us to find because we are involved in the cannabis industry. There can be no assurance that we will be able to find such insurance in the near future, if needed, or that the cost of coverage will be affordable or cost-effective. If, either because of unavailability or cost prohibitive reasons, we are compelled to operate without insurance coverage, we may be prevented from entering certain business sectors, experience inhibited growth potential and/or be exposed to additional risks and financial liabilities.

We are highly dependent on the success of cannabinoid technology, and we may not be able to develop the technology, successfully obtain regulatory or marketing approval for, or successfully commercialize, our products or product candidates.

Our business is focused upon the research and development of medical cannabis therapies, products and delivery technologies. Our success is dependent upon the viability of the development of medical cannabis therapies, products and delivery technologies.

Neither we nor any other company has received regulatory approval from the FDA to market any therapeutics, products or delivery technologies based on botanical cannabinoids, though the FDA has approved two drugs that contain a synthetic substance that acts similarly to cannabis compounds but is not present in the cannabis plant. Further, the scientific evidence underlying the feasibility of developing medical cannabis therapies, products and delivery technologies is both preliminary and limited.

If our Cannabis-Based Medical product prospects are found to be ineffective or unsafe in humans, or if the never receive regulatory approval for commercialization, we may never be able bring our Cannabis-Based Medical Products prospects to market and may never become profitable. Further, our current business strategy, including all of our research and development, is primarily focused on utilizing cannabinoid technology to develop medical cannabis therapies, products and delivery technologies. This lack of diversification increases the risk associated with the ownership of our Common Stock. If we are unsuccessful in developing and commercializing our Cannabis-Based Medical product prospects, we may be required to alter our scope and direction and steer away from the intellectual property we have developed as well as the core capabilities of our management team and advisory board. Without successful commercialization of our Cannabis-Based Medical product prospects, we may never become profitable, which would have a material adverse effect on our business, results of operations and financial condition.

Unfavorable publicity or consumer perception of our products and any similar products distributed by other companies could have a material adverse effect on our business.

We believe the nutritional supplement market is highly dependent upon consumer perception regarding the safety, efficacy and quality of nutritional supplements generally, as well as of products distributed specifically by us. Consumer perception of our products can be significantly influenced by scientific research or findings, regulatory investigations, litigation, national media attention and other publicity regarding the consumption of nutritional supplements. We cannot assure you that future scientific research, findings, regulatory proceedings, litigation, media attention or other favorable research findings or publicity will be favorable to the nutritional supplement market or any product, or consistent with earlier publicity. Future research reports, findings, regulatory proceedings, litigation, media attention or other publicity that are perceived as less favorable than, or that question, such earlier research reports, findings or publicity could have a material adverse effect on the demand for our products and consequently on our business, results of operations, financial condition and cash flows.

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Our dependence upon consumer perceptions means that adverse scientific research reports, findings, regulatory proceedings, litigation, media attention or other publicity, if accurate or with merit, could have a material adverse effect on the demand for our products, the availability and pricing of our ingredients, and our business, results of operations, financial condition and cash flows. Further, adverse public reports or other media attention regarding the safety, efficacy and quality of nutritional supplements in general, or our products specifically, or associating the consumption of nutritional supplements with illness, could have such a material adverse effect. Any such adverse public reports or other media attention could arise even if the adverse effects associated with such products resulted from consumers’ failure to consume such products appropriately or as directed and the content of such public reports and other media attention may be beyond our control.

Many of our competitors are larger and have greater financial and other resources than we do.

Our products compete and will compete with other similar products produced by our competitors. These competitive products could be marketed by well-established, successful companies that possess greater financial, marketing, distributional, personnel and other resources than we possess. Using these resources, these companies can implement extensive advertising and promotional campaigns, both generally and in response to specific marketing efforts by competitors, and enter into new markets more rapidly to introduce new products. In certain instances, competitors with greater financial resources also may be able to enter a market in direct competition with us, offering attractive marketing tools to encourage the sale of products that compete with our products or present cost features that consumers may find attractive.

Risks Related to Our Securities

We may in the future issue more shares which could cause a loss of control by our present management and current stockholders.

We may issue further shares as consideration for the cash or assets or services out of our authorized but unissued common stock that would, upon issuance, represent a majority of the voting power and equity of our Company. The result of such an issuance would be those new stockholders and management would control our Company, and persons unknown could replace our management at this time. Such an occurrence would result in a greatly reduced percentage of ownership of our Company by our current shareholders, which could present significant risks to investors.

We have not paid dividends but may in the future.

We have not paid dividends on our common stock. While we may pay dividends in future after allocating adequate reserves, we do not guarantee, commit and undertake that dividends will be paid in the foreseeable future.

The regulation of penny stocks by SEC and FINRA may discourage the tradability of our securities.

We are a “penny stock” company. Our shares of common stock are subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or Accredited Investors. For purposes of the rule, the phrase “Accredited Investors” means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse’s income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. Effectively, this discourages broker-dealers from executing trades in penny stocks. Consequently, the rule will affect the ability of purchasers of our stock to sell their securities in any market that might develop therefore because it imposes additional regulatory burdens on penny stock transactions.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate “penny stocks”. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended. Because our securities constitute “penny stocks” within the meaning of the rules, the rules would apply to us and to our securities. The rules will further affect the ability of owners of shares to sell our securities in any market that might develop for them because it imposes additional regulatory burdens on penny stock transactions.

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Shareholders should be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

Our common stock market prices may be volatile, which substantially increases the risk that investors may not be able to sell their Securities at or above the price that was paid for the security.

Because of the limited trading market for our common stock and because of the possible price volatility, shareholders may not be able to sell their shares of common stock when desired. The inability to sell Securities in a rapidly declining market may substantially increase the risk of loss because of such illiquidity and because the price for our Securities may suffer greater declines because of our price volatility.

Certain factors, some of which are beyond our control, that may cause our share price to fluctuate significantly include, but are not limited to the following:

● variations in our quarterly operating results;

● loss of a key relationship or failure to complete significant transactions;

● additions or departures of key personnel; and

● fluctuations in stock market price and volume.

Additionally, in recent years the stock market in general, and the personal care markets in particular, have experienced extreme price and volume fluctuations. In some cases, these fluctuations are unrelated or disproportionate to the operating performance of the underlying company. These market and industry factors may materially and adversely affect our stock price, regardless of our operating performance. In the past, class action litigation often has been brought against companies following periods of volatility in the market price of those companies common stock. If we become involved in this type of litigation in the future, it could result in substantial costs and diversion of management attention and resources, which could have a further negative effect on shareholders’ investments in our stock.

We do not intend to pay cash dividends on any investment in the shares of stock of our Company and any gain on an investment in our Company will need to come through an increase in our stock’s price, which may never happen.

We have never paid any cash dividends and currently do not intend to pay any cash dividends for the foreseeable future. To the extent that we require additional funding currently not provided for, our funding sources may prohibit the payment of a dividend. Because we do not currently intend to declare dividends, any gain on an investment in our company will need to come through an increase in the stock’s price. This may never happen and investors may lose all of their investment in our company.

Because our securities are subject to penny stock rules, you may have difficulty reselling your shares.

Our shares as penny stocks, are covered by Section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell our company’s securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. These rules apply to companies whose shares are not traded on a national stock exchange, trade at less than $5.00 per share, or who do not meet certain other financial requirements specified by the Securities and Exchange Commission. These rules require brokers who sell “penny stocks” to persons other than established customers and “accredited investors” to complete certain documentation, make suitability inquiries of investors, and provide investors with certain information concerning the risks of trading in such penny stocks. These rules may discourage or restrict the ability of brokers to sell our shares of common stock and may affect the secondary market for our shares of common stock. These rules could also hamper our ability to raise funds in the primary market for our shares of common stock.

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FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (known as “FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common shares, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Because we may issue additional shares of our common stock, investment in our company could be subject to substantial dilution.

Investors’ interests in our Company will be diluted and investors may suffer dilution in their net book value per share when we issue additional shares. We are authorized to issue 1,000,000,000 shares of common stock, $0.0001 par value per share. As of May 26, 2020, there were 495,100,057 shares of our common stock issued and outstanding. We anticipate that all or at least some of our future funding, if any, will be in the form of equity financing from the sale of our common stock. If we do sell more common stock, investors’ investment in our company will likely be diluted. Dilution is the difference between what investors pay for their stock and the net tangible book value per share immediately after the additional shares are sold by us. If dilution occurs, any investment in our company’s common stock could seriously decline in value.

Trading in our common stock on the OTC Pink Marketplace has been subject to wide fluctuations.

Our common stock is currently quoted for public trading on the OTC Pink Marketplace. The trading price of our common stock has been subject to wide fluctuations. Trading prices of our common stock may fluctuate in response to a number of factors, many of which will be beyond our control. The stock market has generally experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with limited business operation. There can be no assurance that trading prices and price earnings ratios previously experienced by our common stock will be matched or maintained. These broad market and industry factors may adversely affect the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class-action litigation has often been instituted. Such litigation, if instituted, could result in substantial costs for us and a diversion of management’s attention and resources.

Our common stock is currently quoted only on the OTC Pink Marketplace, which may have an unfavorable impact on our stock price and liquidity.

Our common stock is quoted on the OTC Pink Marketplace. The OTC Pink Marketplace is a significantly more limited market than the New York Stock Exchange or the NASDAQ stock market. The quotation of our shares of common stock on the OTC Pink Marketplace may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future.

There can be no assurance that there will be an active market for our shares of common stock either now or in the future. Market liquidity will depend on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate at a price that reflects the value of the business. As a result, holders of our securities may not find purchasers for our securities should they desire to sell them. Consequently, our securities should be purchased only by investors having no need for liquidity in their investment and who can hold our securities for an indefinite period of time.

Our Executive Officers and Directors, Messrs. Bradley Yourist and Daniel Yourist, possess controlling voting power with respect to our common stock, which will limit your influence on corporate matters.

As of May 26, 2020, our executive officers and directors, Messrs. Bradley Yourist and Daniel Yourist, collectively beneficially own approximately 52.50% of the shares of our common stock on a fully-diluted basis.

Upon the closing of this offering, if the 106,951,872 shares of common stock underlying the Notes are issued and 39,000,000 Warrant Shares underlying the warrants are also exercised in full, our directors and executive officers will collectively beneficially own approximately 40.54% of the shares of our common stock on a fully-diluted basis.

As a result, our insiders have the ability to effectively control our management and affairs through the election and removal of our Board and all other matters requiring stockholder approval, including any future merger, consolidation or sale of all or substantially all of our assets. This concentrated control could discourage others from initiating any potential merger, takeover or other change-of-control transaction that may otherwise be beneficial to our stockholders. Furthermore, this concentrated control will limit the practical effect of your influence over our business and affairs, through any stockholder vote or otherwise. Any of these effects could depress the price of our common stock.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties and include statements regarding, among other things, our projected revenue growth and profitability, our growth strategies and opportunity, anticipated trends in our market and our anticipated needs for working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. These statements may be found under the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as in this prospectus generally. In particular, these include statements relating to future actions, prospective products, market acceptance, future performance or results of current and anticipated products, sales efforts, expenses, and the outcome of contingencies such as legal proceedings and financial results.

Examples of forward-looking statements in this prospectus include, but are not limited to, our expectations regarding our business strategy, business prospects, operating results, operating expenses, working capital, liquidity and capital expenditure requirements. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for our products, the cost, terms and availability of components, pricing levels, the timing and cost of capital expenditures, competitive conditions and general economic conditions. These statements are based on our management’s expectations, beliefs and assumptions concerning future events affecting us, which in turn are based on currently available information. These assumptions could prove inaccurate. Although we believe that the estimates and projections reflected in the forward-looking statements are reasonable, our expectations may prove to be incorrect.

Important factors that could cause actual results to differ materially from the results and events anticipated or implied by such forward-looking statements include, but are not limited to:

●	changes in the market acceptance of our products;

●	increased levels of competition;

●	changes in political, economic or regulatory conditions generally and in the markets in which we operate;

●	our relationships with our key customers;

●	our ability to retain and attract senior management and other key employees;

●	our ability to quickly and effectively respond to new technological developments;

●	our ability to protect our trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on the proprietary rights of the Company; and

●	other risks, including those described in the “Risk Factors” discussion of this prospectus.

We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for us to predict all of those risks, nor can we assess the impact of all of those risks on our business or the extent to which any factor may cause actual results to differ materially from those contained in any forward-looking statement. The forward-looking statements in this prospectus are based on assumptions management believes are reasonable. However, due to the uncertainties associated with forward-looking statements, you should not place undue reliance on any forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and unless required by law, we expressly disclaim any obligation or undertaking to publicly update any of them in light of new information, future events, or otherwise.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the Selling Security Holder. All of the net proceeds from the sale of our common stock will go to the Selling Security Holder as described below in the sections entitled “Selling Security Holder” and “Plan of Distribution”. We have agreed to bear the expenses relating to the registration of the common stock for the Selling Security Holder.

DETERMINATION OF OFFERING PRICE

The Selling Security Holder will offer common stock at a fixed price of $0.05325 until our shares are quoted on the OTCQB or OTCQX marketplaces, or listed on a national securities exchange, at which time the Selling Security Holder may sell at prevailing market prices and privately negotiated transactions. The offering price of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value.

SELLING SECURITY HOLDER

The 145,951,872 shares being offered for resale in this registration statement include: (i) 106,951,872 shares of the Company’s Common Stock and (ii) 39,000,000 Warrant Shares underlying warrants held by the Selling Security Holder pursuant to the SPA in the Company’s May 2019 offering as described below.

The May 2019 Offering

On May 31, 2019, the Company executed the SPA with Auctus pursuant to the terms of which the Company agreed to sell the Securities to Auctus. Auctus is the Selling Security Holder. In addition, on May 31, 2019, we also entered into the Registration Rights Agreement whereby we are obligated to file a registration statement to register the resale of the shares underlying the Securities. The Registration Statement of which this prospectus forms a part is being filed to comply with the Registration Rights Agreement. Pursuant to the SPA, Auctus became obligated to purchase the $4,000,000 of Notes from IGNG in four tranches as follows: $600,000 at the SPA closing, which was funded on June 6, 2019; the second tranche of $1,400,000 on the day IGNG files the Registration Statement, which was funded on August 16, 2019; the third tranche of $1 million will be funded the day the SEC declares the Registration Statement effective and the fourth tranche of $1 million will be funded 90 days after effectiveness. With advances on the third tranche of $530,000 (with $250,000 paid on December 23, 2019 and $280,000 paid on March 11, 2020), the Company has received gross proceeds of $2,552,750 as of May 26, 2020. No separate terms and conditions applied to the advances on the third tranche.

Pursuant to the terms of the Notes, the 106,951,872 shares of Common Stock underlying the Notes being registered in the Registration Statement of which this prospectus forms a part is based on dividing the $4,000,000 principal of the Notes by a conversion price as of April 16, 2020. This conversion price is equal to a 5% discount to the closing share price of $0.0499 on April 16, 2020 ($0.0474) minus $0.01 for a conversion price of $0.0374. The 39,000,000 Warrant Shares being registered hereby underly the warrants issued in June 2019 consisting of (i) 16,000,000 Warrant Shares at an exercise price of $0.125 per share, subject to adjustment; (ii) 15,000,000 Warrant Shares at an exercise price of $0.15 per share, subject to adjustment; and (iii) 8,000,000 Warrant Shares at an exercise price of $0.25 per share, subject to adjustment, for an aggregate amount of 39,000,000 Warrant Shares. The Company will not be issuing any further warrants to Auctus pursuant to the SPA.

The Notes have a two year term and bear interest at a rate of 10% per annum. The Notes are redeemable at any time between the date of issuance and maturity at 150% of face value. The Notes will be convertible into shares of common stock of the Company at 95% of the mathematical average of the five lowest trading prices of the Company’s common stock on the OTCQB for the period from May 31, 2019 to the maturity date of the Notes being converted less $0.01 for conversions at less than $0.15, and less $0.02 for conversions at more than $0.15.

Pursuant to the SPA, during the period beginning on May 31, 2019 and ending May 31, 2020, the Company will not conduct any equity financing (“Future Offerings”), unless it shall have first delivered to Auctus, at least seventy two (72) business hours prior to the closing of such Future Offering, written notice describing the proposed Future Offering providing Auctus an option during the seventy two (72) business hour period following delivery of such notice to purchase the securities being offered in the Future Offering on the same terms as contemplated by such Future Offering. This shall not apply to the issuance of securities upon exercise or conversion of the Company’s options, warrants or other convertible securities outstanding as of the Effective Date or to the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option or restricted stock plan approved by the shareholders of the Company.

The warrants are exercisable for a term of five-years from the date of issuance. The warrants provide for cashless exercise to the extent that there is no registration statement available for the underlying shares of Common Stock. The exercise prices shall be reduced and only reduced to equal the Base Share Price (as defined in the warrants) and the number of shares of Common Stock issuable under the warrants shall be increased such that the aggregate Exercise Prices payable under the warrants, after taking into account the decrease in the exercise prices, shall be equal to the aggregate exercise prices prior to such adjustment.

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In connection with the SPA, the Company and Auctus entered into the Registration Rights Agreement. The Registration Rights Agreement contains customary representations, warranties, agreements and indemnification rights and obligations of the parties.

In connection with the SPA, so long as: (i) an Event of Default (as defined in the Notes) has not occurred under the Notes or any convertible promissory note issued by the Company to the Selling Security Holder; (ii) the Company files the Registration Statement pursuant to the terms of the Notes and the Registration Rights Agreement; (iii) the Registration Statement contains all of the material information required by Form S-1; (iv) the lowest closing price for the Company’s Common Stock during the ten (10) trading day period prior to the filing date of the Registration Statement is greater than $0.02; and (v) the Average Daily Trading Value (as defined in the SPA) for the Common Stock during the twenty (20) trading day period prior to the filing date of the Registration Statement is greater than $15,000.00, then the Selling Security Holder shall fund an additional convertible promissory note in the face amount of $1,400,000.00 to be issued by the Company on the same terms and conditions as the Notes and transaction documents entered into in connection with the Notes. This amount was received in August 2019.

So long as: (i) an Event of Default (as defined in the Notes) has not occurred under the Notes or any convertible promissory note issued by the Company to the Selling Security Holder; (ii) the Registration Statement is declared effective by the SEC; (iii) the Registration Statement contains all of the material information required by Form S-1; (iv) the lowest closing price for the Company’s Common Stock during the ten (10) trading day period prior to the effective date of the Registration Statement (the “Effective Date”) is greater than $0.04 and (v) the Average Daily Trading Value (as defined in the SPA) for the Common Stock during the twenty (20) trading day period prior to the Effective Date is greater than $15,000.00, then the Selling Security Holder shall fund an additional convertible promissory note in the face amount of $1,000,000.00 to be issued by the Company on the same terms and conditions as the Notes and transaction documents entered into in connection with the Notes. None of these conditions are in the control of the Selling Security Holder.

Under the terms of the SPA and the Warrants, the Selling Security Holder may not either convert the Notes nor exercise the Warrants to the extent (but only to the extent) that the Selling Security Holder or any of its affiliates would beneficially own a number of shares of our Common Stock which would exceed 4.99% of our outstanding shares. The number of shares in the second column reflects these limitations. The Selling Security Holder may sell all, some or none of its shares in this offering. See “Plan of Distribution.”

All expenses incurred with respect to the registration of the Common Stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commission or other expenses incurred by the Selling Security Holder in connection with the sale of such shares.

Except as indicated below, neither the Selling Security Holder nor any of its associates or affiliates has held any position, office, or other material relationship with us in the past three years.

The following table sets forth the name of the Selling Security Holder, the number of shares of Common Stock beneficially owned by each of the Selling Security Holder as of the date hereof and the number of shares of Common Stock being offered by the Selling Security Holder. The shares being offered hereby are being registered to permit public secondary trading, and the Selling Security Holder may offer all or part of the shares for resale from time to time. However, the Selling Security Holder is under no obligation to sell all or any portion of such shares nor is the Selling Security Holder obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the Selling Security Holder. The “Number of Shares Beneficially Owned After the Offering” column assumes the sale of all shares offered.

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The common stock being offered by the Selling Security Holder are those issuable to the Selling Security Holder, upon exercise of the warrants and conversion of the Notes. We are registering the shares of common stock in order to permit the Selling Security Holder to offer these shares for resale from time to time. Except for the investment in the Note and the warrants, the Selling Security Holder have not had any material relationship with us within the past three years.

The table below lists the Selling Security Holder and other information regarding the beneficial ownership of the shares of common stock by each of the Selling Security Holder. The second column lists the number of shares of common stock beneficially owned by each Selling Security Holder, based on its ownership of the shares of common stock and warrants, as of the date hereof, assuming conversion of the Note and exercise of the Warrants held by the Selling Security Holder on such date, without regard to any limitations on conversions or exercises. The third column lists the shares of common stock being offered by this prospectus by the Selling Security Holder.

This prospectus generally covers the resale of the 106,951,872 shares of the Company’s Common Stock underlying the Notes and the 39,000,000 Warrant Shares underlying the warrants issued in June 2019, with the latter determined as if the warrants in question were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the Registration Rights Agreement, without regard to any limitations on the exercise of the Warrants or conversion of the Notes. The fourth column assumes the sale of all of the shares offered by the Selling Security Holder pursuant to this prospectus.

Under the terms of the Note and Warrants, a Selling Security Holder may not exercise the Warrants or convert the Note to the extent such exercise or conversion would cause such Selling Security Holder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise or conversion, excluding for purposes of such determination shares of common stock issuable upon exercise of the Warrants which have not been exercised and shares of common stock issuable upon conversion of the Note which has not been converted. The number of shares in the second column does not reflect this limitation. The Selling Security Holder may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

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Name of Selling Security Holder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus	Number of shares of Common Stock Owned After the Offering (1)(2)
Auctus Fund, LLC(3)	0	145,951,872	0

(1) Includes shares of common stock underlying the Note that may held by the Selling Security Holder that are covered by this prospectus, including any such securities that, due to contractual restrictions, may not be exercisable if such conversion would result in beneficial ownership greater than 4.99%.

(2) Assumes that the Selling Security Holder sells all of the common stock underlying the Note and Warrants offered pursuant to this prospectus.

(3) Alfred Sollami and Louis Posner have voting and investment power over the securities held by the Selling Security Holder. Assumes that the Selling Security Holder converts 106,951,872 shares of Common Stock underlying the Notes. Includes three warrants to purchase: (i) 16,000,000 shares of Common Stock at an exercise price of $0.125 per share; (ii) 15,000,000 shares of Common Stock at an exercise price of $0.15 per share; and (iii) 8,000,000 shares of Common Stock at an exercise price of $0.25 per share, for a total of 39,000,000. The Notes and warrants are subject to a blocker provision that prevents Auctus from converting the note into shares of common stock if its beneficial ownership of the common stock would exceed 4.99% of the common stock outstanding.

PLAN OF DISTRIBUTION

Each Selling Security Holder of the securities and any of their pledgees, assignees and successors-in-interest will offer common stock at a fixed price of $0.05325 until our shares are quoted on the OTCQB or OTCQX marketplaces, or listed on a national securities exchange. Following our shares being quoted on the OTCQB or OTCQX marketplaces, or listed on a national securities. Each Selling Security Holder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Security Holder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales that are not in violation of Regulation SHO;

●	in transactions through broker-dealers that agree with the Selling Security Holder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Security Holder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Security Holder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Security Holder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM- 2440.

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In connection with the sale of the securities or interests therein, the Selling Security Holder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Security Holder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Security Holder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Security Holder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Security Holder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Security Holder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Security Holder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

(a) Common Stock

Our common stock is qualified for quotation on the OTC Markets – OTC Pink Marketplace under the symbol “GPFT” and has been quoted on either the OTCQB or OTC Pink since September 2016.

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(b) Holders of Common Equity

As of May 26, 2020, there were approximately 615 stockholders of record. An additional number of stockholders are beneficial holders of our common stock in “street name” through banks, brokers and other financial institutions that are the record holders.

(c) Dividend Information

We have not paid any cash dividends to our holders of common stock. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion of our financial condition and results of operations in conjunction with financial statements and notes thereto included elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in the section labeled “Risk Factors.”

This filing contains financial projections and other “forward-looking statements,” as that term is used in federal securities laws, about Grapefruit’s financial condition, results of operations and business. These statements include, among others, statements concerning the potential for revenues and expenses and other matters that are not historical facts. These statements may be made expressly in this filing. You can find many of these statements by looking for words such as “believes,” “expects,” “anticipates,” “estimates,” or similar expressions used in this filing. These forward-looking statements are subject to numerous assumptions, risks and uncertainties that may cause our actual results to be materially different from any future results expressed or implied by us in those statements. The most important facts that could prevent us from achieving our stated goals include, but are not limited to, the following:

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(a)	volatility or decline of our stock price;

(b)	potential fluctuation in quarterly results;

(c)	our failure to earn revenues or profits;

(d)	inadequate capital to continue the business and barriers to raising the additional capital or to obtaining the financing needed to implement our business plans;

(e)	failure to make sales;

(f)	changes in demand for our products and services;

(g)	rapid and significant changes in markets;

(h)	litigation with or legal claims and allegations by outside parties, causing us to incur substantial losses and expenses;

(i)	insufficient revenues to cover operating costs;

(j)	dilution in the ownership of the Company through the issuance by us of additional securities and the conversion of outstanding warrants, notes and other securities;

We cannot assure that we will be profitable. We may not be able to develop, manage or market our products and services successfully. We may not be able to attract or retain qualified executives and technology personnel. We may not be able to obtain customers for our products or services. Our products and services may become obsolete. Government regulation may hinder our business. Additional dilution in outstanding stock ownership will be incurred due to the issuance or exercise of more shares, warrants and other convertible securities.

Because the statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. We caution you not to place undue reliance on the statements, which speak only as of the date of this filing. The cautionary statements contained or referred to in this section should be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may make. We do not undertake any obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events.

The following discussion should be read in conjunction with our financial statements and notes to those statements. In addition to historical information, the following discussion and other parts of this annual report contain forward-looking information that involves risks and uncertainties.

Results of Operations for the Year Ended December 31, 2019 as compared to the Year Ended December 31, 2018.

The following sets forth selected items from our statements of operations for the years ended December 31, 2019 and 2018.

	Year Ended December 31, 2019	Year Ended December 31, 2018
Net revenues	$451,196	$181,502
Cost of goods sold	708,567	183,459
Gross loss	(257,371)	(1,957)
Research and development	2,400	108,794
General and administrative expenses	1,616,581	157,570
Income (loss) from operations	(1,876,352)	(268,321)
Total other income (expenses)	(2,723,213)	(98,185)
Provision for income taxes	-	-
Net income (loss)	(4,599,565)	(366,506)
Less: Net income attributable to noncontrolling interest	(9,468)	-
Net loss attributable to Grapefruit USA, Inc.	$(4,609,033)	$(366,506)

Revenue for the year ended December 31, 2019 was $451,196 compared to $181,502 for the corresponding period in 2018. The increase was primarily due to a full year of operations in 2019, while our initial operations did not commence until the second quarter of 2018. During 2019, our efforts to increase sales were inhibited by four factors: 1. After we initially made the decision to go forward with the Grapefruit/IGNG reverse acquisition and become a public company, we ceased our wholesale cannabis distribution activities to insure that the cash management protocols which we were utilizing at the time (commencing in March 2019) were fully compliant with applicable California regulations such that that the preparation of our merger efforts and the related audit would not be negatively affected by those wholesale cannabis distribution activities. From our inception to that time, these cannabis wholesale activities had been the major source of our revenues, but we chose to be conservative and temporarily shut them down while we examined the cash management protocols we utilized to operate our cannabis wholesale activities to assure they were in compliance with all applicable California laws and regulations and consequently suffer a short term drop in revenue during the third quarter of 2019 to insure full compliance and a successful audit; 2. Management’s focus shifted to completing the Grapefruit/IGNG acquisition which required much additional management time and expense; 3. A lack of working capital which was caused, in significant part, by the costs of transition to public company status and; 4. delay in connection with the full time operation of our Desert Hot Springs, CA ethanol extraction laboratory due to factors 2 and 3 above. Thankfully, after a review of our cash management protocols, it was determined that the cash management protocols that we utilized from inception through the end of March, 2019 were compliant and would not negatively affect our receipt of a clean audit opinion on our Company. The audit commenced in late August 2019, we completed the Grapefruit/IGNG reverse acquisition process, freeing up management to focus on our business operations and we completed the first two tranches of the Auctus investment. The combination of these factors allowed us to restart our wholesale cannabis distribution activities in early September 2019 and that business continues to be aggressively ramped up. Furthermore, for the same reasons, the ethanol extraction plant has been restarted and is producing THC crude oil on a daily basis.

Cost of goods sold for the year ended December 31, 2019 were $708,567 as compared to $183,459 for the corresponding period in 2018. Included in cost of goods sold for the years ended December 31, 2019 and 2018 are plant operation and other direct overhead expenses incurred to maintain our production facilities. In 2018, revenues were generated from distribution services, which required little overhead and fixed costs. In 2019, the Company began processing product and incurred additional fixed costs for running, maintaining and financing the warehouse and extraction facility. We expect that during 2020, sales will increase to more than offset those fixed costs.

Our resulting gross loss for the year ended December 31, 2019 and 2018 were $257,371 and $1,957, respectively,

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Our general and administrative expenses for the year ended December 31, 2019 was $1,618,981 compared to $157,570 for the corresponding period in 2018. The increase in costs include $975,361 for legal, audit, accounting, and other related expenses to the reverse merger.

Our resulting net loss from operations for the year ended December 31, 2019 and 2018 were $1,876,352 and $268,321, respectively.

The Company acquired derivative liabilities with the Share Exchange on July 10, 2019. During the year ended December 31, 2019, we recorded a change in the value of derivatives of $(1,626,634). There were no derivatives held by the Company during the year ended December 31, 2018; hence, there was $0 of related expense during that period.

Liquidity and Capital Resources

Our cash position decreased to $134,933 as of March 31, 2020 from $266,607 as of December 31, 2019. The decrease in cash was primarily due to the payments for operating expenses. Our total current assets decreased to $490,967 as of March 31, 2020, from $543,051 as of December 31, 2019. Included in current assets as of March 31, 2020 is $252,756 of finished goods inventory which we expect to turn over within the next two quarters.

Our total current liabilities increased to $6,931,849 as of March 31, 2020 from $5,115,438 as of December 31, 2019. This increase is primarily due to the change of value of the derivative liability.

During the three months ended March 31, 2020, we used $353,323 of net cash for operating activities, as compared $48,415 used during the three months ended March 31, 2019. Net cash used in investing activities during the three months ended March 31, 2020 was $0, as compared to $47,088 during the three months ended March 31, 2019. Net cash provided by financing activities during the three months ended March 31, 2020 was $221,649 as compared to $128,909 during the three months ended March 31, 2019.

We expect our working capital requirements in the next twelve months to be met primarily by the proceeds of issuance of debt, convertible instruments and other securities to our existing creditor, shareholders, and other investors, as well as from cash flow from operations. We expect to need additional working capital from outside sources to cover our anticipated operating expenses. There is no assurance that the Company will be able to raise sufficient additional capital or financing to continue in business or to effectively execute its business plan.

Going Concern Qualification

Our consolidated financial statements have been prepared on a going concern basis which assumes we will be able to realize our assets and discharge our liabilities in the normal course of business for the foreseeable future. During the three months ended March 31, 2020, we incurred a net loss of $2,772,723, had a working capital deficit of $6,440,882 and had an accumulated deficit of $10,037,221 at March 31, 2020. Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and, or, obtaining the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. There is no assurance that these events will be satisfactorily completed. As a result, there is substantial doubt about our ability to continue as a going concern for one year from the issuance date of these financial statements.

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Off-Balance Sheet Arrangements

None.

BUSINESS

Overview

Grapefruit USA, Inc. (“we”, “our”, “us”, “GBI”, “Grapefruit”, or “the Company”) was formed as Imaging3, Inc., a California corporation, on August 28, 2017, and began operating in September 2017. On March 5, 2018, the Company became a Delaware corporation upon filing a certificate of merger with the Secretary of State of the State of the Delaware. On January 23, 2020, the Company filed a certificate of amendment to its certificate of incorporation with the Secretary of State of Delaware to effect a name change to Grapefruit USA, Inc.

On July 10, 2019, Grapefruit closed the Share Exchange after the completion of all conditions subsequent contemplated by the Share Exchange Agreement among the parties thereto ( “SEA”), by which Imaging3, Inc. (“IGNG”) was acquired in a reverse acquisition (the “Acquisition”) by the former shareholders of Grapefruit, the accounting acquirer. Under the terms of the SEA executed on May 31, 2019, IGNG became obligated to issue to Grapefruit’s existing shareholders that number of newly issued restricted IGNG common shares such that the former Grapefruit shareholders (now new IGNG shareholders) will own approximately 81% of the post-Acquisition IGNG common shares and the current IGNG shareholders will retain 19% of the post-Acquisition IGNG common shares. At the time of the execution of the SEA, IGNG had approximately 85,218,249 outstanding shares of common stock. Therefore, IGNG issued to Grapefruit’s shareholders 362,979,114 IGNG common shares to Grapefruit’s current shareholder on a pro rata basis with their then-current ownership of Grapefruit of which Bradley Yourist and Daniel J. Yourist own a combined 72.26%, or approximately 259,967,136 shares. Accordingly, the financial statements are prepared using the acquisition method of accounting with GBI as the accounting acquirer and IGNG treated as the legal acquirer and accounting acquiree. For accounting purposes, the reverse merger was treated as a recapitalization.

The Company has applied for and received our Distribution renewal licensure which allows us to operate through May 13, 2021. Our provisional Manufacturing license must be renewed prior to June 14, 2020. The California Department of Health, Manufactured Cannabis Division has advised us that we will receive our manufacturing license renewal application no earlier than sixty (60) days prior to our current license’s expiration date. Grapefruit anticipates no issues with its renewal application and expects to receive it prior to June 2020. Grapefruit has not yet applied for a license to cultivate and will not until construction has begun on our cultivation facility. We own two acres of fully entitled cannabis real property located in the Coachillin’ Industrial Cultivation and Ancillary Canna-Business Park. The location within Coachillin’ allows the Company to apply for and hold every cannabis license available under the California Cannabis laws.

We intend on building out the real property into a distribution, manufacturing and high-tech cultivation facility to further its goal to become a seed to sale, fully vertically integrated Cannabis and CBD product Company. Grapefruit’s plans include an indoor 22,000 square foot multi-tiered canopy and adjoining tissue culture rooms.

We became members of the Indian Canyon and 18th Property Association on September 19, 2017 and have an ownership interest of 1.46% based upon the 77,156 gross parcel square foot of our property located in an approximately 5.3 million square foot facility. As of March 31, 2020, the common areas continue to be built throughout the entire canna-business park and are not complete.

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Share Exchange

IGNG began discussions with Grapefruit Boulevard Investments, Inc., a California corporation, on March 1, 2019, regarding the possible reverse acquisition of IGNG by Grapefruit.

On March 11, 2019, IGNG signed a non-binding letter of intent (“LOI”) to be acquired in a reverse acquisition via a share exchange agreement to be completed at some later date (the “Acquisition”) by Grapefruit. Grapefruit holds licenses issued by the State of California to manufacture and distribute cannabis products in California. Grapefruit commenced operations in mid-2018 and has received more than $450,000 in revenue from operations since Grapefruit own and operate a manufacturing plant and distribution center within the Coachillin’ Industrial Cultivation and Ancillary Canna Business Park in Desert Hot Springs near Palm Springs in Riverside County, California (the “Coachillin Site”). On Thursday, March 7, 2019 Grapefruit obtained its final permit and clearance from local authorities to commence operation of an ethanol extraction laboratory (the “Extraction Lab”) at the Coachillin site and commenced extraction and post-production processing operations. The Extraction Lab is expected to be able to produce both THC and CBD oils from either Biomass or unrefined biomass or crude oil.

Pursuant to the terms of the LOI, IGNG and Grapefruit initiated negotiations intended to result in completion of a definitive Share Exchange Agreement (the “Exchange Agreement”) encompassing all of the material terms of the Exchange Agreement during the second quarter of 2019. Pursuant to the terms of the LOI, the Exchange Agreement provided, among other things, that upon conclusion of the Acquisition, Grapefruit’s designees would own 81% of the then outstanding common shares of the Company and the Company’s current shareholders would own 19% of such outstanding common shares. In addition, IGNG was required to settle certain outstanding creditor obligations on terms acceptable to both Grapefruit and IGNG.

On July 10, 2019, IGNG effectuated a Share Exchange pursuant to that certain Exchange Agreement. On the Closing Date, IGNG issued to the Stakeholders an aggregate of three hundred sixty-two million, two hundred, twenty-nine thousand, one hundred and one (362,979,114) newly issued shares of Common Stock of the Company, $0.0001 par value, in exchange for 100% of the shares of Grapefruit’s common stock. As a result, thereof, Grapefruit became a wholly owned subsidiary of IGNG.

By early June 2019, the Company had shifted its focus to manufacturing cannabis distillates and edibles and distribution of such cannabis products.

The Company is now focused on becoming a premier manufacturer and distributor of legal cannabis products in California. We will distribute our own branded product lines as well as product produced by other manufacturers. We will continue to service the wholesale cannabis marketplace by selling bulk Honey THC Oil, Flower and Trim to manufactures and other distributors throughout California. We will also offer our expert cannabis advice to others in connection with their branding, compliance, packaging, extraction, edible manufacturing and distribution logistics efforts.

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The Auctus Financing

On May 31, 2019, the Company executed the SPA with Auctus pursuant to the terms of which the Company agreed to sell $4,000,000 of the Notes and issue $6,200,000 of callable warrants (the “Warrants” and, together with the Notes, the “Securities”) to Auctus. Auctus is the Selling Security Holder. In addition, on May 31, 2019, we also entered into a registration rights agreement with Auctus (the “Registration Rights Agreement”) whereby we are obligated to file a registration statement to register the resale of the shares underlying the Securities. On July 25, 2019 (as amended on January 17, 2020), a registration statement was filed to comply with the Registration Rights Agreement . Pursuant to the SPA, Auctus became obligated to purchase the $4,000,000 of Notes from Grapefruit in four tranches as follows: $600,000 at the SPA closing, which was funded on June 6, 2019; the second tranche of $1,422,750 on the day IGNG filed the registration statement, which was funded on August 16, 2019; the third tranche of $1 million will be funded the day the SEC declares the registration statement effective and the fourth tranche of $1 million will be funded 90 days after effectiveness. With advances on the third tranche of $530,000 (with $250,000 paid on December 23, 2019 and $280,000 paid on March 11, 2020), the Company has received gross proceeds of $2,552,750 as of May 26, 2020. No separate terms and conditions applied to the advances on the third tranche.

Industry Overview

Global consumer spending on legal cannabis in 2018 showed a growth rate of 20 percent in sales of cannabis in regulated markets. Cannabis sales are on track to increase 36 percent to $14.9 billion in 2019 and reach $40 billion by 2024 according to the “State of Legal Cannabis Markets” Report released by Arcview Market Research and BDS Analytics. This report points to growth in the cannabis markets while underlining the challenges that face the sector. The “Total Cannabinoid Market” (“TCM”) in the United States, which includes medical and recreational cannabis sales in regulated dispensaries, plus sales of FDA-approved pharmaceuticals and hemp-based CBD products.

Most notably, in 2018 the U.S. Food and Drug Administration (FDA) approved GW Pharmaceutical’s Epidiolex and passed the 2018 Farm Bill legalizing hemp and cannabidiol oil derived from hemp as long as it contained less than 0.3% THC. According to State of Legal Cannabis Markets, 7th Edition, by Arcview Market Research and BDS Analytics, the 2018 Farm Bill allows pharmacies, extraction labs, and general retailers to sell CBD-based products in all 50 states, which is expected to enhance the TCM. In the U.S. alone, sales of CBD products in all channels are expected to reach $20 billion by 2024.

In 2018 the legal cannabis industry experienced one of its slowest annual expansion rates since Colorado launched the adult-use era in 2014.

In California, its legal spending on cannabis fell, from $3 billion in 2017 to $2.5 billion, in the year in which it implemented an adult-use regulatory regime. A key takeaway from the California market is that highly restrictive regulations and high tax rates are hurting the legal market’s ability to compete with the illicit market. The barriers to enter into the legal cannabis market are also increasing in California because its temporary cannabis licensing scheme has ended. Currently any license applicant must now wait a protracted amount of time before the applicant receives its license and must wait a year in some cases for the application to make its way through the local and state licensing authorities.

According to the “State of Legal Cannabis Markets” Report, other key trends in the United States Legal Cannabis Markets include:

●	Total legal cannabis spending in regulated dispensaries in the U.S. topped $9.8 billion in 2018, and is forecast to grow to $30 billion in 2024, a compound annual growth rate (CAGR) of 20 percent.

●	Investment capital raised by cannabis companies more than quadrupled to $14 billion in 2018, according to Viridian Capital Advisors.

●	Despite a 55 percent decline in 2018 in New Cannabis Ventures’ Global Cannabis Stock Index, the five largest Canadian licensed producers closed the first quarter of 2019 at a combined market capitalization of $48 billion.

●	A total of 13 state markets will have passed the $1 billion mark in total annual legal cannabis spending by the end of 2024—by the end of 2018, only three had done so (California, Colorado and Washington).

Grapefruit’s Competitive Advantage in the Industry

Grapefruit holds its State of California provisional licensing from the Bureau of Cannabis Control and the California Department of Public Health. The Company has permanent annually renewable provisional license as opposed to a temporary license. The Company expects the annual renewal to be a non-intrusive and scaled down as opposed to what the renewal process was previously. The Company is one of the earliest registered companies with the State of California to have an annually renewable license as opposed to the temporary licenses previously granted. In January 2019, the State of California revised its cannabis regulations to restrict the ability of companies to become licensed businesses.

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California has three distinct regulatory agencies that govern the issuance of cultivation licenses, manufacturing licenses and distribution licenses. In order to foster the then-nascent commercial cannabis industry, the State of California initially allowed each regulatory agency to grant temporary licensing to companies with very minimal regulatory requirements and oversight. In fact, a new or then-existing cannabis company only had to show State Regulators that their local city was allowing their commercial cannabis business to operate which was an uncomplicated task. A temporary license was a conditional license that allowed a cannabis business to engage in commercial cannabis activity for a period of 120 days. The State granted operators 90-day extensions of their temporary license while final cannabis regulations were being developed and officially implemented by the State.

On January 1, 2019, the State of California eliminated the temporary cannabis licensing scheme. The impact of this regulatory restriction prevents all new cannabis companies from starting their operations without first applying for, and obtaining, an annual license from the appropriate regulatory agency. The same regulatory restriction prevents existing, but unregulated, cannabis companies from continuing to engage in commercial cannabis operations without shutting down while applying for, and obtaining, an annual license from the appropriate regulatory agency. The elimination of the temporary license scheme significantly thinned out the number of commercial cannabis businesses operating in the State. This was due to the regulatory requirements required to apply for an annual license which include compliance with the California Environmental Quality Act, provision of a Hazardous Waste Disposal Plan and the multitude of other regulatory requirements to operate a compliant cannabis business.

The regulatory changes have impacted the ability of new businesses to enter the marketplace and compete with Grapefruit. However, none of Grapefruit’s commercial cannabis businesses have been impacted by the regulatory changes to the marketplace.

Grapefruit owns two acres of fully entitled cannabis real property located in the Coachillin’ Industrial Cultivation and Ancillary Canna-Business Park. Grapefruit understood the State’s regulatory burdens and expense for commercial cannabis businesses to successfully operate. For example, the State requires cannabis business to provide 24 hour-per-day on-site armed security for their facility. This is a shared expense of the property Coachillin property owners. In addition, Coachillin property owners pay agricultural power rates of nine (9) cents per kilowatt hour which is significantly less than what others pay for power. The location within Coachillin allows the Company to apply for and hold every cannabis license available under the California Cannabis laws.

Grapefruit intends on building out the real property into a distribution, manufacturing and high-tech cultivation facility to further its goal to become a seed to sale, fully vertically integrated Cannabis and CBD product Company. Grapefruit’s plans include an indoor 22,000 square foot multi-tiered canopy and adjoining tissue culture rooms. The canopy will produce thousands of pounds of the highest quality indoor cultivars of cannabis annually.

The Coachillin’ property owners association, which Grapefruit is a part of, will feature a unique drive through retail cannabis dispensary right off highway 10 on the way to Coachella and Palm Springs. Grapefruit will have the right to sell its cannabis products directly to the public through the drive through dispensary. Coachillin’ will also feature a cannabis hotel and music stadium and other visitor areas. By Grapefruit locating in Coachillin, the company gains instant exposure to thousands of hotel guests and other cannabis visitors that will visit the Coachillin’ cannabis friendly resort over time. Grapefruit believes that the canna-tourism industry will mature to be similar to the wine industry and can capitalize on this industry by virtue of its location within the Canna-business park.

Distribution

Grapefruit initially obtained its California wholesale recreational and medicinal cannabis distribution license on January 4, 2018. Thereafter, Grapefruit met all of its ongoing regulatory requirements and filed its application for an annual distribution license. In May 2019, Grapefruit was granted its provisional distribution license, thereby acquiring the regulatory foundation necessary to expand its distribution business. From July 2018 through the first quarter of 2019, Grapefruit used its distribution license to sell bulk cannabis flowers and trim to other distributors and to manufacturers to satisfy their own raw materials requirements. In addition, Grapefruit sold flowers, vape cartridges and concentrates to licensed retailers throughout California.

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In California, cannabis cultivators and manufactures are prohibited from selling their products – e.g., flowers or edibles - directly into the marketplace. These companies are required to use a licensed distributor, such as Grapefruit. Grapefruit’s distribution license affords it a twofold strategic advantage: first, to market and sell its own cannabis product lines to retailers throughout California; and second to buy and resell bulk cannabis flower and trim as an unfettered middleman to any properly licensed customer anywhere in California that it identifies a profit opportunity.

Additionally, after marijuana plants are mature, they’re harvested within a certain time frame to keep the product fresh. Throughout the growth cycle and during this specific time period after the plant has been harvested, a grower will trim the plant of its leaves, focusing mostly on the remaining buds. Specifically speaking, trim is defined as the excess snipping of leaves from buds of marijuana plants. Note that leftover product can still be used to make extractions, tinctures, hash and edibles, so growers and trimmers alike can always increase sales with a larger product offering.

Manufacturing

The Company owns a fully licensed ethanol extraction facility in the City of Desert Hot Springs, CA. The Company owns and operates a Series 6 Extraction Plant which remove the essential cannabis compounds, such as THC Distillate, that we, and others use, to produce cannabis products.

Grapefruit’s extraction lab produces high quality distillate or “Honey Oil” from trim that Grapefruit sources utilizing its distribution license as set forth above. THC Honey Oil is a fundamental cannabis commodity which serves as the active ingredient in products from infused edibles to tinctures/creams to the cartridges used in vapes or e-cigarettes. Honey Oil sells in the wholesale marketplace at approximately $6,250 to $8,800.00 per liter. Pricing is dependent on quantity purchased as well as other market factors such as the availability and cost of the underlying trim – the raw cannabis material from which Grapefruit produces oil. Grapefruit began extraction operations in May 2019. Plans are in place to expand production through the purchase of additional extraction equipment which we expect will to allow the lab to produce two (2) to four (4) liters per day, contingent upon market conditions, of finished Honey Oil by the third quarter of 2020. Grapefruit chose to set up its extraction laboratory in the City of Desert Hot Springs because the City does not tax the manufacture of oil by Grapefruit at its Desert Hot Springs extraction facility, thereby providing Grapefruit with an additional competitive advantage.

THC Distillate is an all-purpose product that is used in the manufacture of everything from cannabis edibles to “e-cigarette” vape carts to tinctures, to creams and pre-rolled cannabis “joints”. We sell our distillate in California to companies that manufacturer their own product lines of edibles and/or vape cards. We also intend to use our own Distillate to produce our branded line of edibles and vape carts to allow us to control the quality of our product lines. We also manufacture marijuana cigarettes (which we market as pre-rolls) for sale into the retail marketplace. This manufacturing process is streamlined through the use of machinery and our employees who inspect each marijuana cigarette to ensure quality control. We have partnered with different manufactures in California to manufacture our line of branded products we intend to distribute and/or sell into the marketplace. We do not restrict our needs to a single manufacturer or distribution company as we maintain ongoing relationships with Tier 1 vendors across the cannabis eco-system.

Branding

We provide packaging and branding services of all cannabis products. One of the key elements to our branding strategy is performing an analysis on a product’s competitor(s) currently in the retail space and working to make our product stand out. We work on pricing strategies, boutique branding elements and other ways to differentiate when shelf space gets limited and retailers slow down on taking certain product classes.

Sugar Stoned

Grapefruit acquired the Sugar Stoned® brand in the winter of 2018 for use through the winter of 2021. We began the manufacturing process and research and development process for our products immediately, and recently began to sell and distribute Sugar Stoned branded products throughout California. Retail cannabis product consumers can purchase Sugar Stoned infused gummies that have been tested and are certified to be pesticide and heavy metal free by a third party laboratory before being released at retail. Sugar Stoned brand is now a Grapefruit portfolio brand consisting of a premium quality cannabis infused gummy line with eight different flavors: Blue Raspberry, Cherry, Grape, Peach, Pineapple, Sour Apple, Strawberry and Watermelon.

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Rainbow Dreams

Grapefruit recently launched a new life-style brand designed specifically for the recreational cannabis marketplace called “Rainbow Dreams.” The Rainbow Dreams brand captures the “anything goes party vibe” of the 1970s by offering an array of cannabis products such as a line of vape cartridges with unique cannabis strains combined with all natural flavors for a no-burn experience compared to the traditional or earlier generation cartridges which burn at much higher temperatures and provide the user with a burning sensation when inhaling. Rainbow Dreams fills a niche in the marketplace – a top shelf quality product line that we expect to be competitively priced. The Company made a strategic decision to delay the THC and CBD of infused gummies and mints due to saturation of the marketplace for these types of products.

The Company has manufactured an infused product known as “RSO”, which is commonly known as Rick Simpson Oil and is used in the medicinal marketplace. The Company’s RSO product line is currently being marketed to cannabis retailers.

Intellectual Property

The Company filed trademark and service mark applications with the State of California to protect its Company name as well as its Rainbow Dreams and Sugar Stoned cannabis product names. The Company received the following Registration Statements from the California Secretary of State:

1.	On August 20, 2019, the Secretary of State of the State of California issued the Company its Registration of Service Mark, Registration No. Y1GZNV6, for its corporate name, Grapefruit, thereby protecting its Service Mark and line of business from other competitors within the industry. The term of the Grapefruit Service Mark Registration extends to and includes August 19, 2024.

2.	On August 20, 2019, the Secretary of State of the State of California issued to Grapefruit its Registration of Trademark, Registration No. Y3EMZM6, for its Rainbow Dreams cannabis products name under “Cartridges sold filled with cannabis infused natural flavorings in liquid form for electronic cigarettes.” The term of the Rainbow Dreams Trademark Registration extends to and includes August 19, 2024.

3.	On August 21, 2019, the Secretary of State of the State of California issued to Grapefruit its Registration of Trademark, Verification No. Q6A98B3, for its Sugar Stoned cannabis product name under “Cannabis Infused Cookies and Candies.” The term of the Trademark Registration extends to and includes August 20, 2024.

The Company currently maintains a portfolio of trade secrets relating to the formulas for its CBD gummies, vaporization cartridges and oils.

Tolling

We expect to enter into toll processing agreements by which cultivators will provide us with their dried biomass (i.e., Trim) which we then process at our extraction facility into finished distillate. In exchange, we provide 50% of the finished product to the cultivator. The cultivator is free to use our distribution service to sell their finished product or transfer the finished product to another distributor.

Packaging

We provide packaging services to re-integrate formally unlicensed products back into the legal marketplace. The space on packaging is limited due to compliance laws. We spend a significant amount of time working out these issues in a pre-production phase. Our goal is to keep a brand’s original design work while complying with the all government regulations. We devote serious efforts to re-brand an unlicensed product to quickly and efficiently re-integrate it into the retail space.

Marketing and Sales

We have retained employees with cannabis-related experience in product manufacturing, branding, marketing and retail sales in the State of California. We strategic relationship with a full service traditional and digital marketing agency that will promote our company and products. We have a multi-pronged approach to marketing our Company and its branded product lines: (1) social media – including Instagram, Facebook and Twitter; (2) influencers who are expected to promote our branded products directly to recreational cannabis users; (3) attendance at specific industry events that are designed to promote our company to both macro and micro targeted audiences; (4) targeted radio advertising designed to reach the recreational marketplace and static marketing (e.g., well placed bill board advertising); and (5) use of our sales force for the personal touch required to obtain shelf-space in all recreational and medicinal dispensaries.

To promote our Rainbow Dreams products in the State of California, the Company utilizes third-party online digital platforms (BudTrader.com and Leaflink.com) that limit the engagement of users based upon their state of residence. This way, our cannabis digital marketing efforts only reach California residents and our cannabis products can only be sold online to people who reside within the State of California.

The Company employs inside sales persons for retail, and outside sales people for wholesale purchases. Additionally, the Company maintains an online digital platform where customers may purchase the Company’s products.

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Sources and Availability of Raw Materials; Principal Suppliers

In general, raw materials essential to our business are readily available from multiple sources. So far, we have been able to source the materials required to manufacture our THC Distillate as well as our edibles and vape cartridges. Our products use both non-cannabis and cannabis raw materials. We have the entire United States for the sourcing non-cannabis raw materials – such as terpenes and ccells. The California cannabis marketplace is diverse and we have developed the relationships with other companies to ensure the consistent availability of the raw materials.

Because we have no direct control over these suppliers, interruptions or delays in the products and services provided by these parties may be difficult to remedy in a timely fashion. In addition, if such suppliers are unable or unwilling to deliver the necessary products or raw materials, we may be unable to redesign or adapt our technology to work without such raw materials or products or find alternative suppliers or manufacturers. In such events, we could experience interruptions, delays, increased costs or quality control problems, or be unable to sell the applicable products, all of which could have a significant adverse impact on our revenue.

Competition

The cannabis industry is subject to significant competition and pricing pressures. We may experience significant competitive pricing pressures as well as competitive products and services providers. Several significant competitors may offer products and/or services with prices that may match or are lower than ours. We believe that the products and services we offer are generally competitive with those offered by other cannabis companies. It is possible that one or more of our competitors could develop a significant research advantage over us that allows them to provide superior products or pricing, which could put us at a competitive disadvantage. Continued pricing pressure or improvements in research and shifts in customer preferences away from natural supplements could adversely impact our customer base or pricing structure and have a material and adverse effect on our business, financial condition, results of operations and cash flows.

Additionally, CBD is a naturally occurring cannabinoid constituent of cannabis. It was discovered in 1940 and is known to exhibit neuroprotective properties in many experimental systems. However, development of CBD as a drug has been confounded by the following: 1) low potency; 2) a large number of molecular targets; 3) marginal pharmacokinetic properties; and 4) designation as a schedule 1 controlled substance. We view that companies specializing in the sale, distribution and manufacturing of CBD based products as some of our stronger competitors based on recent laws and regulatory schemes.

Government Approvals and Regulations

The formulation, manufacturing, processing, labeling, packaging, advertising and distribution of our products are subject to regulation by several federal agencies, including the Food and Drug Administration (“FDA”), the Federal Trade Commission (“FTC”), the Consumer Product Safety Commission, the U.S. Department of Agriculture (“USDA”) and the Environmental Protection Agency (“EPA”). These activities are also regulated by various agencies of the states and localities in which our products are sold. The FDA regulates the processing, formulation, safety, manufacture, packaging, labeling and distribution of dietary supplements (including vitamins, minerals, and herbs) and cosmetics, whereas the FTC has jurisdiction to regulate the advertising of these products.

The FDA’s Good Manufacturing Practices (“GMP”) regulations require dietary supplements to be prepared, packaged and held in compliance with strict rules, and require quality control provisions similar to those in the GMP regulations for drugs. The FDA could in the future choose to inspect one of our facilities for compliance with these regulations, and could cause non-compliant products made or held in the facility to be subject to FDA enforcement actions.

The FDA has broad authority to enforce the provisions of the FDCA and their regulation of foods, dietary supplements and cosmetics may increase or become more restrictive in the future. Additional legislation could be passed which would impose substantial new regulatory requirements for dietary supplements, potentially raising our costs and hindering our business.

Our advertising is subject to regulation by the Federal Trade Commission, or FTC, under the Federal Trade Commission Act. In recent years the FTC has initiated numerous investigations of dietary supplement and weight loss products and companies. Additionally, some states also permit advertising and labeling laws to be enforced by private attorney generals, who may seek relief for consumers, seek class action certifications, seek class wide damages and product recalls of products sold by us. Any of these types of adverse actions against us by governmental authorities or private litigants could have a material adverse effect on our business, financial condition and results of operations.

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In addition to FDA and FTC regulations, our products may face further regulation under the Single Convention on Narcotic Drugs 1961, which governs international trade and domestic control of narcotic substances including cannabis extracts. Countries may interpret and implement their treaty obligations in a way that creates a legal obstacle to our obtaining marketing approval for our products in those countries. These countries may not be willing or able to amend or otherwise modify their laws and regulations to permit our products to be marketed, or achieving such amendments to the laws and regulations may take a prolonged period of time. In the case of countries with similar obstacles, we would be unable to market our product candidates in countries in the near future or perhaps at all if the laws and regulations in those countries do not change.

Additionally, the Company is also subject to California law regarding dissemination of information via advertising. Mainly, these rules and regulations relate to directing advertisements to people aged 21 years and older. The type of advertising the Company expects to conduct and pursue is similar to how alcohol companies direct their advertising and marketing efforts.

Controlled Substance Regulation

At some point our products may be developed and be subject to U.S. controlled substance laws and regulations and failure to comply with these laws and regulations, or the cost of compliance with these laws and regulations, may adversely affect the results of our business operations, both during clinical development and post approval, and our financial condition.

Certain products we may develop could contain controlled substances as defined in the federal Controlled Substances Act of 1970, or CSA. Controlled substances that are pharmaceutical products are subject to a high degree of regulation under the CSA, which establishes, among other things, certain registration, manufacturing quotas, security, recordkeeping, reporting, import, export and other requirements administered by the DEA. The DEA classifies controlled substances into five schedules: Schedule I, II, III, IV or V substances. Schedule I substances by definition have a high potential for abuse, no currently “accepted medical use” in the United States, lack accepted safety for use under medical supervision, and may not be prescribed, marketed or sold in the United States. Pharmaceutical products approved for use in the United States may be listed as Schedule II, III, IV or V, with Schedule II substances considered to present the highest potential for abuse or dependence and Schedule V substances the lowest relative risk of abuse among such substances. Schedule I and II drugs are subject to the strictest controls under the CSA, including manufacturing and procurement quotas, security requirements and criteria for importation. In addition, dispensing of Schedule II drugs is further restricted. For example, they may not be refilled without a new prescription. We do not intend to produce “controlled substances” at this time, due to regulatory complications.

Employees

As of May 26, 2020, we had 10 full-time employees. Grapefruit has 2 employees at its lab facilities. One of the lab employees is responsible for managing onsite operations at our warehouse. Grapefruit has 1 inside sales and branding employee as well as 2 employees for operational support. Finally, the Company has 3 outside sales people located in Northern California. These sales people are in charge of Grapefruit’s bulk flower and trim sales. Our employees are not represented by a labor union or other collective bargaining groups at this point in time, and we consider relations with our employees to be good. We currently plan to retain and utilize the services of outside consultants for additional research, testing, regulatory, legal compliance and other services on an as needed basis.

Properties

We own approximately two acres of real property located in the Coachillin’ Industrial Cultivation and Ancillary Canna-Business Park in Desert Hot Springs, located on the extension of North Canyon Rd., approximately 10 miles north of the center of Palm Springs. We intend on building a fully integrated distribution, manufacturing and cultivation facility to become a seed to sale, fully vertically integrated Cannabis and CBD product Company.

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Additionally, our cannabis and CBD extraction laboratory and distribution facility is located in the same Canna-Business Park. On September 1, 2018, the Company entered into a three-year lease for approximately 2,268 square feet which commenced on March 1, 2018. Monthly lease payments are approximately $1,134.

Legal Proceedings

From time to time, we may become involved in lawsuits, investigations and claims that arise in the ordinary course of business. As of the date of this prospectus, we are not a party to any litigation whereby the outcome of such litigation, if determined adversely to us, would materially affect our financial position, results of operations or cash flows.

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

The following table sets forth the names of our directors, executive officer and certain significant employees and their ages, positions and biographical information as of May 26, 2020. Our executive officers are appointed by, and serve at the discretion of, our Board of Directors. Daniel J. Yourist and Bradly J. Yourist are brothers. There are no other family relationships among our directors or executive officer.

Name	Age	Position
John Hollister	58	Chief Executive Officer (through June 3, 2019), Director
Kenneth J. Biehl	64	Executive Vice President & Chief Financial Officer
Bradley J. Yourist	51	Chief Executive Officer and Director
Daniel J. Yourist	52	Chief Operating Officer, Corporate Secretary and Director
James Jordan	41	Director

Bradley J. Yourist

In July 2019, Mr. Yourist was appointed the Chief Executive Officer and Chairman of the Board of Imaging3, Inc., a Delaware corporation (“IGNG”).

 In August 2017, Mr. Bradley J. Yourist was appointed the Chief Executive Officer and Chairman of the Board of Grapefruit Boulevard Investment, Inc.

From June 2007 to the present, Mr. Yourist has been a partner in Yourist Law Corporation which is based in Los Angeles, California.

Mr. Yourist possesses a combined twenty-five years of senior management experience from running his own law firm to Grapefruit’s Cannabis Distribution and Manufacturing Divisions. He has gained significant hands-on experience in the daily operations of Grapefruit’s licensed cannabis business and he fully understands the California wholesale cannabis market and its current market trends.

Moreover, Mr. Yourist was instrumental in launching Grapefruit’s edible division and has set-up strategic relationships to work with other California licensed companies to produce high quality cannabis infused edibles for the retail market. He and his team are also responsible for planning, licensing and permitting Grapefruit’s ‘Type 6’ ethanol cannabis extraction laboratory located in the City of Desert Hot Springs. Since 2007, Mr. Yourist advised Prop. 215 ‘compliant’ medical cannabis cultivation operations and learned first-hand of the potential medical benefits of cannabis use for both cancer and terminally ill patients.

In December 1995, Mr. Yourist became a member of the State Bar of California and has remained in good standing ever since. He also has several published appellate opinions to his credit. Mr. Yourist also holds a California Real Estate Broker’s License from 1995 to present date.

 In June 1995, Mr. Yourist graduated law school with honors as a member of the law review at the University of La Verne School of Law and in 1992, he earned his BA in Political Science from California State University of Northridge.

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Daniel J. Yourist

Mr. Daniel J. Yourist has been a Director and the Chief Operating Officer of Grapefruit Boulevard Investments, Inc. since the company was formed in August 2017. Mr. Yourist is a licensing expert in the cannabis space. He has extensive compliance and operational experience in all facets of managing a California Cannabis business – from sourcing, purchasing and selling compliant cannabis goods to retailers, manufacturers and distributors to ensuring compliance with all State and Local Cannabis Laws and Regulations. Mr. Yourist is seasoned, precise and brings clarity to the regulatory atmosphere at Grapefruit as well as his comprehensive working knowledge of the operational aspects of distribution and manufacturing. Mr. Yourist was admitted to the State Bar of California in December 1995. He has worked for Yourist Law Corporation as Partner/Shareholder continuously since 2003. He has extensive litigation experience in business and regulatory disputes, employment law/class action litigation, as well as appellate experience in both the State and Federal arenas. Mr. Yourist has held a California Real Estate Broker license since 2000.

Kenneth J. Biehl

Kenneth J. Biehl joined the company as Executive Vice President & Chief Financial Officer in March of 2018. He is a C-level, strategic, operations and finance executive with over 25 years of experience in leading private, public, and nonprofit companies through growth, mergers and acquisitions, and IPOs. Mr. Biehl is also the CEO of CxCTeams, a provider of finance and accounting services, which was founded in 2005. Mr. Biehl has served as an executive finance and operations officer of several public and private companies. From 2000 to 2005, he was the COO and CFO of Integrated Information Systems (IIS), a public IT consultancy corporation specializing in Microsoft and custom application development solutions in Tempe, Arizona. Prior to IIS, from 1997 to 2000, he served as EVP and CFO for Sunstone Hotel Investors, a public real estate investment trust, investing in and operating lodging assets, headquartered in San Clemente, California. Prior to Sunstone, Mr. Biehl served as Vice President & Corporate Controller of Starwood Lodging. Prior to Starwood, Mr. Biehl served with KPMG, PricewaterhouseCoopers, and Ernst & Young international accounting firms. He is a graduate from the Brigham Young Marriott School of Accountancy.

John Hollister

John Hollister joined Imaging3 in December of 2017 and he currently serves as a member of the Board of Directors. Mr. Hollister brings nearly 30 years of healthcare leadership to Imaging3. Prior to joining the Company, Mr. Hollister served as the CEO of NuLife Sciences, a publicly traded (OTCQB: NULF) company (2016-2017) developing a proprietary process for transplant and wound care. Prior to NULF (2014-2015), he served as the first CEO and Director of NEMUS Bioscience (OTCQB: NMUS), a publicly traded life-sciences company developing a variety of molecules for multiple indications. He helped establish the company and served in this capacity during the licensing of the core technologies, the process of going public and the first year of raising necessary capital. From 2011-2013, Mr. Hollister served as the Executive Vice President, Marketing for Tethys Bioscience, a diagnostic company in the field of personalized medicine. Between 2009 and 2011, he was an independent healthcare consultant working with a variety of private, early stage healthcare companies. From 2006 and 2009, Mr. Hollister served as the CEO and Director of EEG Spectrum, a medical device company. Mr. Hollister was promoted to Chairman after the first year working with the company. Prior to EEG Spectrum, Mr Hollister spent 5 years at AMGEN in product marketing and as the Global Commercial Leader in Oncology. Prior to AMGEN, he spent three years as the Director of Marketing at Aviron, an early stage vaccine company and he started his career spending 8 years (1988-2006) at SmithKline Beecham in a variety of sales and marketing positions. Mr. Hollister received his BA in Economics at Stanford University and his MBA at the Drucker Graduate Management Center at the Claremont Graduate University. He also serves as the Secretary of the Board of the Brain and Behavior Research Foundation, the largest donor supported charity focused on research of the brain.

James Jordan

James Jordan joined Grapefruit USA, Inc. in January 2020 and he currently serves as a member of the Board of Directors. Mr. Jordan has nearly 20 years of cannabis and marketing leadership.  Mr. Jordan is currently, and has been since January 2017, the CEO of C2 Brand Ventures, a Los Angeles, CA based cannabis consulting company that specializes in the development of early and middle stage cannabis companies in California and Nevada. Mr. Jordan has built and advised dozens of start-ups and helped secure multi-million dollar funds for growth and expansion including cannabis dispensaries in Los Angeles. Mr. Jordan is also the Founder and Executive Director of Southern California Cannabis Business and Investment Group (SCCBIG), a Los Angeles based Cannabis Industry meet-up and networking group founded by him in 2016 which sponsors monthly events with over ten thousand active members, 100’s of Cannabis companies and start-ups, dozens of funding sources, new market leading technology launches, and a deep network of attorneys, investors, operators and much more. SCCBIG is currently partners with the Emerald Forge and is developing new platforms for cannabis event solutions online and promoting new products and services with their weekly broadcasts and partner programs.

Limitation of Liability and Indemnification of Officers and Directors

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. Our amended certificate of incorporation provides that, to the maximum extent permitted by law, no director shall be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as director.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise. Our bylaws provide for indemnification by us of our directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.

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We intend to enter into agreements to indemnify our directors and officers, in addition to the indemnification provided for in our bylaws. These agreements, among other things, indemnify our directors and officers for certain expenses (including attorneys’ fees), judgments, fines, and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of Imaging3, arising out of such person’s services as a director or officer of Imgagin3, any subsidiary of Imaging3 or any other company or enterprise to which the person provides services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Board Committees

The members of our Audit Committee are Bradley J. Yourist, Chair and Daniel J. Yourist. Our audit committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2019 with senior management. The audit committee has reviewed and discussed with management our audited financial statements. The audit committee has also discussed with L&L CPAs, PA (“L&L”), our independent auditors, the matters required to be discussed by the statement on Auditing Standards No. 16 (Communication with Audit Committees) and received the written disclosures and the letter from L&L required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees). The audit committee has discussed with L&L the independence of L&L as our auditors. Based on the foregoing, our audit committee has recommended to the board of directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the United States Securities and Exchange Commission. Our audit committee did not submit a formal report regarding its findings.

Our board of directors does not have a compensation committee so all decisions with respect to management compensation are made by the whole board. Our board of directors does not have a nominating committee. Therefore, the selection of persons or election to the board of directors was neither independently made nor negotiated at arm’s length.

Code of Conduct

We have adopted a code of conduct that applies to all of its directors, officers and employees. The text of the code of conduct has been posted on our Internet website and can be viewed at www.imaging3.com. Any waiver of the provisions of the code of conduct for executive officers and directors may be made only by our audit committee or the full board of directors and, in the case of a waiver for members of the audit committee, by the board of directors. Any such waivers will be promptly disclosed to our shareholders.

Compliance with Section 16(a) of Exchange Act

Section 16(a) of the Exchange Act requires a registrant’s officers and directors, and certain persons who own more than 10% of a registered class of a registrant’s equity securities (collectively, “Reporting Persons”), to file reports of ownership and changes in ownership (“Section 16 Reports”) with the SEC. Reporting Persons are required by the SEC to furnish the registrant with copies of all Section 16 Reports they file. For the period of time from the closing of Exchange Agreement through May 26, 2020, our Reporting Persons have not complied with their Section 16(a) filing requirements.

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Legal Proceedings

During the past ten years, none of our current directors or executive officers has been:

●	the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

●	found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, that has not been reversed, suspended, or vacated;

●	subject of, or a party to, any order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of a federal or state securities or commodities law or regulation, law or regulation respecting financial institutions or insurance companies, law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

None of our directors, officers or affiliates, or any beneficial owner of 5% or more of our common stock, or any associate of such persons, is an adverse party in any material proceeding to, or has a material interest adverse to, us or any of our subsidiaries.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis describes the material elements of compensation for our executive officers identified in the Summary Compensation Table (“Named Executive Officers”), and executive officers that we may hire in the future. As more fully described below, our board of directors makes all decisions for the total compensation of our executive officers, including the Named Executive Officers. We do not have a compensation committee, so all decisions with respect to management compensation are made by the whole board.

Compensation Program Objectives and Rewards

Our compensation philosophy is based on the premise of attracting, retaining, and motivating exceptional leaders, setting high goals, working toward the common objectives of meeting the expectations of customers and stockholders, and rewarding outstanding performance. Following this philosophy, in determining executive compensation, we consider all relevant factors, such as the competition for talent, our desire to link pay with performance in the future, the use of equity to align executive interests with those of our stockholders, individual contributions, teamwork and performance, and each executive’s total compensation package. We strive to accomplish these objectives by compensating all executives with total compensation packages consisting of a combination of competitive base salary and, once we grow more and increase our staff, incentive compensation. Because of our small size and staff to date, we have not yet adopted a management equity incentive plan, nor have we yet used equity incentives as part of our management compensation policy.

While we have not hired at the executive level significantly since inception because our business has not grown sufficiently to justify increasing staff, we expect to grow and hire in the future. Our Named Executive Officers have been with us for many years and their compensation has basically been static, based primarily on levels at which we can afford to retain them, and their responsibilities and individual contributions. To date, we have not applied a formal compensation program to determine the compensation of the Named Executives. In the future, as we and our management team expand, our board of directors expects to add independent members, form a compensation committee comprised of independent directors, adopt a management equity incentive plan and apply the compensation philosophy and policies described herein.

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The primary purpose of the compensation and benefits described below is to attract, retain and motivate highly talented individuals when we do hire, who will engage in the behaviors necessary to enable us to succeed in our mission while upholding our values in a highly competitive marketplace. Different elements are designed to engender different behaviors, and the actual incentive amounts which may be awarded to each Named Executive Officer are subject to the annual review of the board of directors. The following is a brief description of the key elements of our planned executive compensation structure.

Base salary and benefits are designed to attract and retain employees over time. Incentive compensation awards are designed to focus employees on the business objectives for a particular year. Equity incentive awards, such as stock options and non-vested stock, focus executives’ efforts on the behaviors within the recipients’ control that they believe are designed to ensure our long-term success as reflected in increases to our stock prices over a period of several years, growth in our profitability and other elements. Severance and change in control plans are designed to facilitate a company’s ability to attract and retain executives as it competes for talented employees in a marketplace where such protections are commonly offered.

The Elements of Grapefruit’s Compensation Program

Base Salary

Executive officer base salaries are based on job responsibilities and individual contribution. The board reviews the base salaries of our executive officers, including our Named Executive Officers, considering factors such as corporate progress toward achieving objectives (without reference to any specific performance-related targets) and individual performance experience and expertise. None of our Named Executive Officers have employment agreements with us. Additional factors reviewed by the board of directors in determining appropriate base salary levels and raise’s include subjective factors related to corporate and individual performance. For the year ended December 31, 2018, all executive officer base salary decisions were approved by the board of directors.

Incentive Compensation Awards

The Named Executives have not been paid bonuses and our board of directors has not yet established a formal compensation policy for the determination of bonuses. If our revenue grows and bonuses become affordable and justifiable, we expect to use the following parameters in justifying and quantifying bonuses for our Named Executive Officers and other officers of Imaging3: (1) the growth in our revenue, (2) the growth in our earnings before interest, taxes, depreciation and amortization, as adjusted (“EBITDA”), and (3) our stock price. The board has not adopted specific performance goals and target bonus amounts for any of its fiscal years, but may do so in the future. It is anticipated that such an incentive compensation awards program may commence during the year 2019.

Equity Incentive Awards

As stated previously, in the future we plan to adopt a formal management equity incentive plan pursuant to which we plan to grant stock options and make restricted stock awards to members of management, which would not be assignable during the executive’s life, except for certain gifts to family members or trusts that benefit family members. These equity incentive awards, we believe, would motivate our employees to work to improve our business and stock price performance, thereby further linking the interests of our senior management and our stockholders. The board will consider several factors in determining whether awards are granted to an executive officer, including those previously described, as well as the executive’s position, his or her performance and responsibilities, and the amount of options or other awards, if any, currently held by the officer and their vesting schedule. Our policy will prohibit backdating options or granting them retroactively.

51

Benefits and Prerequisites

At this stage of our business we have limited benefits and no prerequisites for our employees other than health insurance and vacation benefits that are generally comparable to those offered by other small private and public companies or as may be required by applicable state employment laws. We do not have a 401(k) Plan or any other retirement plan for our Named Executive Officers. We may adopt these plans and confer other fringe benefits for our executive officers in the future if our business grows sufficiently to enable us to afford them.

Executive Compensation

The following table summarizes compensation paid or accrued by us for the years ended December 31, 2019 and December 31, 2018 for services rendered in all capacities, by our chief executive officer and our two other most highly compensated executive officers who were paid total compensation of  at least $100,000 during the fiscal years ended December 31, 2019 and December 31, 2018.

Summary Compensation Table

Name and Principal Position (1)	Year	Salary	Bonus	Option Awards	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total

John Hollister,	2019 (1)	$128,125	-	$-	-	-	-	$128,125
CEO	2018	$219,000	-	-	-	-	-	$219,000
Bradley J. Yourist,	2019	$90,000	-	$-	-	-	-	$90,000
CEO	2018	$-	-	-	-	-	-	$-

(1) Mr. Hollister resigned as CEO on June 3, 2019. He remains a Director.

Employment Agreements

We entered into an employment agreement with our former chief executive officer, John Hollister, which commenced in November 2017. Mr. Hollister’s employment agreement provides for him to be paid an initial Salary of $17,500.00 per month rising to $26,500.00 per month if he achieves certain goals, and an annual bonus of up to $200,000.00 and certain Special Bonuses at the discretion of the Company’s board of directors. As of June 3, 2019, Mr. Hollister’s contract was terminated and he has received no compensation since then.

The Company has not yet entered into employment agreements with Mr. Bradley Yourist or Mr. Dan Yourist, but expects to do so in the future.

Employee Benefit Plans

We have not yet, but may in the future, establish a management stock option plan pursuant to which stock options may be authorized and granted to the executive officers, directors, employees and key consultants of Grapefruit.

52

Director Compensation

During the year ended December 31, 2018, $45,000 was accrued for services provided by our chairman Jeffrey Peterson. In addition, $20,000 was accrued for George Zdasiuk as a director.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the names of our executive officers and directors and all persons known by us to beneficially own 5% or more of the issued and outstanding common stock of Grapefruit at May 26, 2020. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or become exercisable within 60 days of May 26, 2020 are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The percentage ownership of each beneficial owner is based on 495,100,057 outstanding shares of common stock. Except as otherwise listed below, the address of each person is c/o Grapefruit USA, Inc., 11111 Santa Monica Boulevard, Suite 100, Los Angeles, CA 90025. Except as indicated, each person listed below has sole voting and investment power with respect to the shares set forth opposite such person’s name.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	%
5% Stockholders:
Luise and David Yourist (1)	32,495,892	6.56%
Nicholas F. Coscia	27,256,233	5.50
Named Executive Officers and Directors:
Bradley Yourist	129,983,568	26.25
Daniel Yourist	129,983,568	26.25
Kenneth J. Biehl	—	—
James Jordan	—	—
John Hollister	4,250,000	*
All executive officers and directors as a group (5 individuals)	264,217,136	52.50

*	Less than 1%.

(1)	Shares are held as joint tenants with right of survivorship.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Notes payable to officers and directors as of December 31, 2019 and related party payables to officers and directors as of December 31, 2018 are due on demand and consisted of the following:

	Related Party Notes Payable December 31, 2019	Related Party Payables December 31, 2018
Payable to Bradley J. Yourist, CEO of the Company	$115,249	$115,249
Payable to David Yourist, a relative of Bradley J. Yourist, CEO of the Company	40,000	40,000
Payable to the Yourist Law Corp., of which Mr. Bradley J. Yourist, CEO of the Company, is a beneficial owner	126,377	126,377
	$281,626	$281,626

Related party payables of $281,626 as of December 31, 2018 were converted to notes payables on May 1, 2019 and bear interest at 10%.

Historically, officers and directors of the Company, have paid obligations and expenses on behalf of the Company from their own individual, personal funds.

In April 2019 and May 2019, the Yourist Law Corp., of which Mr. Bradley J. Yourist, CEO of the Company, is a beneficial owner, leased two refurbished shipping containers, located in the Coachillin’ Industrial Cultivation and Ancillary Canna-Business Park. The lease is treated as an operating lease and payment responsibility is of the Yourist Law Corp. The Company is making two monthly payments to the Yourist Law Corp., of $1,055 and $880, for the duration of the lease terms of four and five years, respectively.

DESCRIPTION OF CAPITAL STOCK

Preferred Stock

The Company has authorized 1,000,000 shares of preferred stock, par value of $0.0001 per share. During 2017, 2,000 shares of preferred shares were cancelled. As of May 26, 2020, there are no shares of preferred stock outstanding.

Common Stock

The Company is authorized to issue 1,000,000,000 shares, par value of $0.0001 per share, of common stock. As of May 26, 2020, we had 495,100,057 shares of common stock outstanding, and there were approximately 614 record holders of our common stock.

Dividends

We have not paid any dividends on our common stock since our inception and do not intend to pay any dividends in the foreseeable future.

The declaration of any future cash dividends is at the discretion of our Board and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

53

Stock Option Plan

During 2014, the Board of Directors adopted, and the shareholders approved, the 2014 Stock Option Plan under which a total of 27,000,000 shares of common stock had been reserved for issuance. The Stock Option Plan will terminate in September 2024.

Stock Options

As of December 31, 2019, former employees of the Company hold options to purchase 250,000 shares of common stock at an exercise price of $1.00.

Transactions in FY 2019	Quantity	Weighted-Average Exercise Price Per Share	Weighted-Average Remaining Contractual Life
Outstanding, December 31, 2018	250,000	$1.00	6.57
Granted
Exercised	-
Cancelled/Forfeited	-
Outstanding, December 31, 2019	250,000	$1.00	5.57
Exercisable, December 31, 2019	250,000	$1.00	5.57

The weighted average remaining contractual life of options outstanding issued under the Plan was 5.57 years at December 31, 2019.

54

Warrants

Following is a summary of warrants outstanding at December 31, 2019:

Number of Warrants	Exercise Price	Expiration Date
37,500	$0.10	April 2022
500,00	$0.10	August 2022
575,000	$0.10	April 2023
125,000	$0.10	May 2023
162,500	$0.10	August 2023
2,800,000	$0.40	May 2022
302,776	$0.10	January 2024
12,000,000	$0.10	March 2021
2,160,000	$0.10	June 2021
16,000,000	$0.125	May 2021
15,000,000	$0.15	May 2021
8,000,000	$0.25	May 2021
200,000	$0.10	October 2020

Grapefruit acquired warrants to issue common stock upon exercise in its acquisition of Imaging3, Inc. on July 10, 2019. As part of the SEA, the Company also issued 16,000,000 warrants to purchase 16,000,000 shares of the Company’s common stock at an exercise price of $0.125 per share, 15,000,000 warrants to purchase 15,000,000 shares of the Company’s common stock at an exercise price of $0.15 per share, 8,000,000 warrants to purchase 8,000,000 shares of the Company’s common stock at an exercise price of $0.25 per share for a period of two year from the date of issuance.

In addition to the Notes in connection with the SPA agreement, Grapefruit issued to the Investor a warrant to purchase 16,000,000 shares of its common stock at $0.125 per share, a warrant to purchase 15,000,000 shares at $0.15 per share and a warrant to purchase 8,000,000 shares at $0.25 per share (collectively, the “Warrants”). The Warrants are “cash only” and are callable if Grapefruit stock trades on the OTCQB at 200% or more of a given exercise price for 5 consecutive days.

Derivative Liabilities

The Company’s only asset or liability measured at fair value on a recurring basis was its derivative liability associated with warrants to purchase common stock and the conversion features embedded in convertible promissory notes.

In connection with financing transactions, the Company issued warrants to purchase common stock and convertible promissory notes. These instruments included provisions that could result in a reduced exercise price based on specified full-ratchet anti-dilution provisions. The “reset” provisions were triggered in the event the Company subsequently issued common stock, stock warrants, stock options or convertible debt with a stock price, exercise price or conversion price lower than contractually specified amounts. Upon triggering the “reset” provisions, the exercise / conversion price of the instrument will be reduced. Accordingly, pursuant to ASC 815, these instruments were not considered to be solely indexed to the Company’s own stock and were not afforded equity treatment.

The following table summarizes activity in the Company’s derivative liability during the nine-month period ended December 31, 2019:

12-31-18 Balance(pre-acquisition)	$-
Creation/acquisition	1,697,424
Reclassification of equity	(1,890,461)
Change in Value	1,626,634
12-31-2019 Balance	$1,433,597

The Company classifies the fair value of these derivative liabilities under level 3 of the fair value hierarchy of financial instruments. The fair value of the derivative liability was calculated using a Black Scholes model. The Company’s stock price and estimates of volatility are the most sensitive inputs in validation of assets and liabilities at fair value. The liabilities were measured using the following assumptions:

Term	0.01 years -5.0 years
Dividend Yield	0%
Risk-free rate	2.33% - 2.49%
Volatility	65-168%

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

55

The consolidated financial statements for the Company for the years ended December 31, 2019 and 2018, included in this prospectus have been audited by L&L CPAs, PA, an independent registered public accounting firm, as set forth in its report appearing herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The validity of the issuance of the Common Stock underlying the Note and Warrants hereby will be passed upon for us by Lucosky Brookman LLP.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and special reports, and other information with the Securities and Exchange Commission. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules and regulations of the SEC. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus. For further information about us, we refer you to the registration statement and the exhibits filed with the registration statement.

56

GRAPEFRUIT USA, INC.

INDEX TO FINANCIAL STATEMENTS

F-1

GRAPEFRUIT USA, INC.

CONDENSED BALANCE SHEETS

	March 31, 2020 (Unaudited)	December 31, 2019 (Unaudited)
ASSETS

CURRENT ASSETS:
Cash	$134,933	266,607
Accounts receivable	95,818	-
Inventory	252,756	263,985
Other	7,460	12,459
Total current assets	490,967	543,051
NON-CURRENT ASSETS:
Property, plant and equipment, net	1,789,704	1,809,326
Operating right of use - assets	198,442	219,961
Investment in hemp	169,950	169,950
Intangible asset	-	-
TOTAL ASSETS	$2,649,063	2,742,288

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Notes payable	$336,278	351,569
Accrued loan interest	484,010	398,720
Related party payable	281,626	281,626
Legal settlements - current portion	159,543	159,543
Subscription payable	251,141	891,738
Derivative liability	3,770,070	1,433,597
Capital lease - current portion	58,182	55,565
Operating right of use - liability - current portion	98,031	98,031
Convertible notes - current portion	371,173	371,173
Accounts payable and accrued expenses	1,121,795	1,073,876
Total current liabilities	6,931,849	5,115,438

Legal settlements - long-term	50,659	50,659
Capital lease	90,329	106,005
Operating right of use - liability	102,331	123,210
Long-term notes payable, net	869,400	866,700
Long-term convertible notes, net of discount	1,138,826	914,303
Total long-term liabilities	2,251,545	2,060,877

TOTAL LIABILITIES	9,183,394	7,176,315

STOCKHOLDERS’ DEFICIT

Stock compensation for non-employee	(148,542)	(244,167)
Common stock ($0.0001 par value, 1,000,000,000 shares authorized; 493,834,262 and 486,320,329 shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively)	49,383	48,632
Preferred stock ($0.0001 par value, 1,000,000 shares authorized; no shares issued and outstanding as of March 31, 2020 and December 31, 2019)	-	-
Additional paid in capital	3,602,049	3,026,006
Accumulated deficit	(10,037,221)	(7,264,498)
Total stockholders’ deficit	(6,534,331)	(4,434,027)
Noncontrolling interest	-	-
Total Equity	(6,534,331)	(4,434,027)
Total liabilities and stockholders’ deficit	$2,649,063	2,742,288

The accompanying notes are an integral part of these unaudited condensed financial statements

F-2

GRAPEFRUIT USA, INC.
CONDENSED STATEMENTS OF OPERATIONS

	Three months ended March 31, 2020 (Unaudited)	Three months ended March 31, 2019 (Unaudited)
Revenues
Bulk sales	$392,434	$324,000
Distribution services	-	4,696
Retail sales	-	-
Other	1,125	-
Total revenues	393,559	328,696
Cost of goods sold	454,987	316,636
Gross (loss) profit	(61,428)	12,060
Operating expenses:
Research and development	-	-
General and administrative	302,559	40,535
Other costs	-	-
Total operating expenses	302,559	40,535

Loss from operations	(363,987)	(28,475)
Other income (expense):
Interest expense	(372,322)	(10,334)
Change in value of derivative instruments	(2,110,718)	-
Gain (loss) on extinguishment of debt	74,304	-
Impairment charge - LVCA	-	(195,385)
Other income (expense)	-	-
Total other income (expense)	(2,408,736)	(205,719)

Loss before income taxes	(2,772,723)	(234,194)

Tax provision	-	-

Net loss	(2,772,723)	(234,194)

Less: Net income attributable to noncontrolling interests	-	(9,349)

Net loss attributable to Grapefruit Boulevard Investments, Inc.	$(2,772,723)	$(243,543)

Net loss per share - Basic and Diluted	$(0.01)	$(0.00)
Weighted average common stock outstanding - Basic and Diluted	394,315,293	370,172,390

The accompanying notes are an integral part of these unaudited condensed financial statements

F-3

GRAPEFRUIT USA, INC.
CONDENSED STATEMENTS OF CASH FLOWS

	Three months ended	Three months ended
	March 31, 2020 (Unaudited)	March 31, 2019 (Audited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,772,723)	$(236,631)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation and amortization expense	20,262	9,073
Fixed asset deposit forfeiture	-	-
Change in value of derivative	2,110,718	-
Loss on investment in LVCA	-	195,385
Non-cash interest	202,979	2,700
Loss on extinguishment of debt	(74,304)
Stock-based compensation for services	95,625	-
Changes in operation assets and liabilities:
Accounts Receivables	(95,818)	-
Inventory	11,228	-
Other	5,000	1,886
Accounts payable and accrued expenses	58,420	8,400
Accrued loan interest expense	85,290	(29,228)
Net cash (used for)/provided by used for operating activities	(353,323)	(48,415)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of land and equipment	-	(29,288)
Capitalized expenses in LVCA	-	(17,800)
Net cash used for investing activities	-	(47,088)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal repayment of capital lease liability	(13,060)	(6,091)
Proceeds from convertible notes, net	250,000
Proceeds from notes	(15,291)	-
Proceeds from issuance of stock	-	135,000
Net cash proceeds from financing activities	221,649	128,909

NET INCREASE (DECREASE) IN CASH	(131,674)	33,406

CASH, BEGINNING BALANCE	266,607	65,922

CASH, ENDING BALANCE	$134,933	$99,328

SUPLEMENTAL DISCLOSURE ON NON-CASH FINANCING ACTIVITY
Cash paid for interest expense	6,471	7,634
Debt converted to common stock	640,597	-
Compensation paid through issuance of common stock	106,125	-

The accompanying notes are an integral part of these unaudited condensed financial statements

F-4

GRAPEFRUIT USA, INC.

CONDENSED STATEMENT OF STOCKHOLDERS’ EQUITY

For the three months ended March 31, 2019 and 2019

	Equity (Deficit) Attributable to Grapefruit USA, Inc.
					Total
	Common Stock		Additional		Stockholders’	Non-	Total
	Number of Shares	Amount	Paid in Capital	Accumulated Deficit	Equity (Deficit)	controlling Interest	Equity (Deficit)

Balance as of December 31, 2018	362,979,119	36,298	2,813,702	(2,655,465)	194,535	15,085	209,620

Capital contribution			135,000		135,000		135,000

Net loss	-	-	-	(236,631)	(236,631)	-	(236,631)

Balance as of March 31, 2019	362,979,119	36,298	2,948,702	(2,892,096)	92,904	15,085	107,989

Balance as of December 31, 2019	486,320,329	$48,632	$2,781,839	$(7,264,498)	$(4,434,027)	$-	$(4,434,027)

Shares issued for services	300,000	30	106,096		106,126		106,126

Shares issued for settlement	7,213,933	721	565,572		566,293		566,293

Net loss	-	-	-	(2,772,723)	(2,772,723)	-	(2,772,723)

Balance as of March 31, 2020	493,834,262	$49,383	$3,453,507	$(10,037,221)	$(6,534,331)	$-	$(6,534,331)

The accompanying notes are an integral part of these unaudited condensed financial statements

F-5

GRAPEFRUIT USA, INC.

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2020 AND 2019

NOTE 1 –ORGANIZATION AND NATURE OF OPERATIONS

Grapefruit USA, Inc (“we”, “our”, “us”, “GBI”, “Grapefruit”, or “the Company”) was formed as a California corporation on August 28, 2017 and began operating in September 2017.

On July 10, 2019, Grapefruit closed the Share Exchange after the completion of all conditions subsequent contemplated by the Share Exchange Agreement among the parties thereto ( “SEA”), by which Imaging3, Inc. (“IGNG”) was acquired in a reverse acquisition (the “Acquisition”) by the former shareholders of Grapefruit, the accounting acquirer. Under the terms of the SEA executed on May 31, 2019, IGNG became obligated to issue to Grapefruit’s existing shareholders that number of newly issued restricted IGNG common shares such that the former Grapefruit shareholders (now new IGNG shareholders) will own approximately 81% of the post-Acquisition IGNG common shares and the current IGNG shareholders will retain 19% of the post-Acquisition IGNG common shares. At the time of the execution of the SEA, IGNG had approximately 85,218,249 outstanding shares of common stock. Therefore, IGNG issued to Grapefruit’s shareholders 362,979,114 IGNG common shares to Grapefruit’s current shareholder on a pro rata basis with their then-current ownership of Grapefruit of which Bradley Yourist and Daniel J. Yourist own a combined 72.26%, or approximately 259,967,136 shares. Accordingly, the financial statements are prepared using the acquisition method of accounting with GBI as the accounting acquirer and IGNG treated as the legal acquirer and accounting acquiree. Because Imaging3, Inc. did not meet the accounting definition of an operating business, having only nominal assets, the reverse merger transaction was treated as a recapitalization and no goodwill was recognized.

The Company has applied for and received our Distribution renewal licensure which allows us to operate through May 13, 2021. Our provisional Manufacturing license must be renewed prior to June 14, 2020. The California Department of Health, Manufactured Cannabis Division has advised us that we will receive our manufacturing license renewal application no earlier than sixty (60) days prior to our current license’s expiration date. Grapefruit anticipates no issues with its renewal application and expects to receive it prior to June 2020. Grapefruit has not yet applied for a license to cultivate and will not until construction has begun on our cultivation facility. We own two acres of fully entitled cannabis real property located in the Coachillin’ Industrial Cultivation and Ancillary Canna-Business Park. The location within Coachillin’ allows the Company to apply for and hold every cannabis license available under the California Cannabis laws.

We intend on building out the real property into a distribution, manufacturing and high-tech cultivation facility to further its goal to become a seed to sale, fully vertically integrated Cannabis and CBD product Company. Grapefruit’s plans include an indoor 22,000 square foot multi-tiered canopy and adjoining tissue culture rooms.

We became members of the Indian Canyon and 18th Property Association on September 19, 2017 and have an ownership interest of 1.46% based upon the 77,156 gross parcel square foot of our property located in an approximately 5.3 million square foot facility. As of March 31, 2020, the common areas continue to be built throughout the entire canna-business park and are not complete.

NOTE 2 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying financial statements have been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”).

The audited financial statements as of December 31, 2019 and December 31, 2018, and for the year ended December 31, 2019 and December 31, 2018, have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information on the same basis as the annual financial statements and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company’s financial position, results of operations and cash flows for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period. They do not include all of the information and footnotes required by GAAP for complete financial statements. Therefore, these financial statements should be read in conjunction with the Company’s audited financial statements and notes filed with the SEC for the year ended December 31, 2018.

Use of Estimates – The preparation of our financial statements in conformity with U.S. GAAP requires us to make estimates, assumptions and judgments that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of our financial statements and the reported amounts of revenues and expenses during the periods presented.

We make our estimate of the ultimate outcome for these items based on historical trends and other information available when our financial statements are prepared. We recognize changes in estimates in accordance with the accounting rules for the estimate, which is typically in the period when new information becomes available. We believe that our significant estimates, assumptions and judgments are reasonable, based upon information available at the time they were made. Our actual results could differ from these estimates, making it possible that a change in these estimates could occur in the near term. The company’s most significant estimates related to useful life for depreciation, the value of long-lived assets and related impairment, and provision for income taxes of property and equipment.

Inventory – Inventory is comprised of raw material, work in process and finished goods. The raw material ending balance as of March 31, 2020 and December 31, 2019 was zero. Work in process ending balance as of March 31, 2020 and December 31, 2019 was zero. The cost of finished goods is recorded at lower of cost or market. Finished goods ending balance as of March 31, 2020 and December 31, 2019 was $252,756 and $263,985, respectively.

We periodically review the value of our inventory and provide a write-down of inventory based on our assessment of the market conditions. Any write-down is charged to cost of revenues.

F-6

Property, Plant and Equipment, net – Our property and equipment are recorded at cost. Assets held under capital leases are capitalized at the commencement of the lease at the lower of the present value of minimum lease payments at the inception of the lease or fair value. Maintenance and repairs are expensed as incurred. Depreciation is computed using the straight-line method over estimated useful lives of four to seven years, and amortization is computed using the straight-line method over the life of the applicable lease. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from our accounts and any resulting gain or loss is reflected in our consolidated statements of operations.

Land Improvements – Our land improvements are recorded at cost provided by our property association. These costs will continue to be capitalized until construction has been completed. Land improvements will not be depreciated after the construction has been completed by the property association.

Long-Lived Assets Impairment Assessment – Our long-lived assets are subject to an impairment test if there is an indicator of impairment. The carrying value and ultimate realization of these assets is dependent upon our estimates of future earnings and benefits that we expect to generate from their use. If our expectations of future results and cash flows are significantly diminished, other long-lived assets may be impaired and the resulting charge to operations may be material. When we determine that the carrying value of intangibles or other long-lived assets may not be recoverable based upon the existence of one or more indicators of impairment, we use the projected undiscounted cash flow method or realizable value to determine whether an impairment exists, and then measure the impairment using discounted cash flows.

Revenue Recognition – The Company derives revenues from the sale of product in accordance to ASC Topic 606. Revenues are recognized when control of the promised goods or services is transferred to the customer in an amount that reflects the consideration the Company expects to be entitled to in exchange for transferring those goods or services.

Revenue is recognized based on the following five step model:

-	Identification of the contract with a customer
-	Identification of the performance obligations in the contract
-	Determination of the transaction price
-	Allocation of the transaction price to the performance obligations in the contract
-	Recognition of revenue when, or as, the Company satisfies a performance obligation

Performance Obligations

Sales of products are recognized when all the following criteria are satisfied: (i) a contract with an end user exists which has commercial substance; (ii) it is probable the Company will collect the amount charged to the end user; and (iii) the Company has completed its performance obligation whereby the end user has obtained control of the product. A contract with commercial substance exists once the Company receives and accepts a purchase order or once it enters into a contract with an end user. If collectability is not probable, the sale is deferred and not recognized until collection is probable or payment is received. Control of products typically transfers when title and risk of ownership of the product has transferred to the customer. For contracts with multiple performance obligations, the Company allocates the total transaction price to each performance obligation in an amount based on the estimated relative standalone selling prices of the promised goods or services underlying each performance obligation. The Company uses an observable price to determine the stand-alone selling price for separate performance obligations or a cost-plus margin approach when one is not available. Historically the Company’s contracts have not had multiple performance obligations. The large majority of the Company’s performance obligations are recognized at a point in time related to the sale of products.

Cost of Goods Sold – Our cost of goods sold includes the costs directly attributable to revenue recognized and includes expenses related to the production, packaging and labeling of cannabis products; personnel-related costs, fees for third-party services, such as testing and transportation costs related to our distribution services.

F-7

Basic and Diluted Net Income Per Share – Basic net income per share is based upon the weighted average number of common shares outstanding. Diluted net income per share assumes that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. During 2018, potentially dilutive securities were excluded from the computation of weighted average shares outstanding-diluted because their effect was anti-dilutive.

	March 31, 2020	March 31, 2019
Numerator:
Net income attributable to common shareholders	$(2,772,723)	(243,543)
Denominator:
Weighted-average number of common shares outstanding during the period	394,315,293	370,172,390
Dilutive effect of stock options, warrants, and convertible promissory notes	-	-
Common stock and common stock equivalents used for diluted earnings per share	$394,315,293	$370,172,390

Derivative Financial Instruments - The Company generally does not use derivative financial instruments to hedge exposures to cash-flow risks or market-risks that may affect the fair values of its financial instruments. The Company utilizes various types of financing to fund its business needs, including convertible notes and warrants and other instruments not indexed to our stock. The Company is required to record its derivative instruments at their fair value. Changes in the fair value of derivatives are recognized in earnings in accordance with ASC 815. The Company’s only asset or liability measured at fair value on a recurring basis is its derivative liability associated with warrants to purchase common stock and convertible notes.

Fair Value of Financial Instruments – We value our financial assets and liabilities using fair value measurements. Fair value is based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Assets and liabilities measured at fair value are categorized based on whether the inputs are observable in the market and the degree that the inputs are observable. The categorization of financial instruments within the valuation hierarchy is based on the lowest level of input that is significant to the fair value measurement. The hierarchy is prioritized into three levels (with Level 3 being the lowest) defined as follows:

Level 1: Quoted prices in active markets for identical assets or liabilities that the entity has the ability to access.

Level 2: Observable inputs other than prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated with observable market data.

Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies, and similar techniques that use significant unobservable inputs.

The carrying amount of our cash and cash equivalents approximates fair value because of the short-term nature of the instruments. The carrying amount of our notes payable at March 31, 2020, approximates their fair values based on comparable borrowing rates available to the company. The Company evaluated the fair market value of LVCA using Level 3 inputs. From that measurement, the Company recorded an impairment of LVCA.

There have been no changes in Level 1, Level 2, and Level 3 categorizations and no changes in valuation techniques for these assets or liabilities for March 31, 2020 and December 31, 2019.

	Level 1	Level 2	Level 3	Total
Derivative Liabilities March 31, 2020	$-	$-	$3,770,070	$3,770,070
Derivative Liabilities December 31, 2019	$-	$-	$1,433,597	$1,433,597

F-8

Income Taxes – Income tax assets and liabilities are recorded using the asset and liability method. Under the asset and liability method, tax assets and liabilities are recognized for the tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases as well as net operating loss and tax credit carryovers. Future tax assets and liabilities are measured using the enacted tax rates expected to apply when the asset is realized, or the liability settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that enactment occurs. To the extent that we do not consider it more likely than not that a future tax asset will be recovered, we will provide a valuation allowance against the excess.

We follow the provisions of ASC 740, Income Taxes. Because of ASC 740, we make a comprehensive review of our portfolio of tax positions in accordance with recognition standards established by ASC 740.

When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in our consolidated financial statements in the period during which, based on all available evidence, we believe it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying consolidated balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

We have created our tax provision leveraging known tax court cases involving various marijuana dispensaries and other cannabis related businesses, including the section of the IRS Tax code of 280E. The U.S. Tax Code Section 280E is the federal statute that states that a business engaging in the trafficking of a Schedule I or II controlled substance, which includes cannabis and cannabis related products, are barred from taking the tax deductions or credits in their federal tax returns which are not considered as part of the business’ cost of goods sold. Given the guidance offered by the Tax code 280E we have prepared our tax provision according to this tax code.

Interest and penalties associated with unrecognized tax benefits, if any, are classified as interest expense and penalties and are included in selling, general and administrative expenses in our consolidated statements of operations.

On December 22, 2017, the U.S. Tax Cuts and Jobs Act was enacted. U.S. tax reform introduced many changes, including lowering the U.S. corporate tax rate to 21 percent, changes in incentives, provisions to prevent U.S. base erosion and significant changes in the taxation of international income, including provisions which allow for the repatriation of foreign earnings without U.S. tax. The enactment of U.S. tax reform had no significant impact on our income taxes for the three months ended March 31, 2020 and the year ended December 31, 2019, respectively.

Research and Development Expenses – Research and development (“R&D”) costs are charged to expense as incurred. Our R&D expenses include, but are not limited to, consulting service fees and materials and supplies used in the development of our proprietary products and services.

General and Administrative Expenses – General and administrative expenses consist primarily of personnel-related costs, fees for professional and consulting services, travel costs, rent, bad debt expense, general corporate costs, and other costs of administration such as human resources, finance and administrative roles.

Commitments and Contingencies – Certain conditions may exist as of the date our financial statements are issued, which may result in a loss, but which will only be resolved when one or more future events occur or fail to occur. We assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against us or unasserted claims that may result in such proceedings, we evaluate the perceived merits of the legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

F-9

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, the estimated liability would be accrued in our consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Net Loss Per Share – We compute net loss per share in accordance with ASC 260, Earnings per Share. Under the provisions of ASC 260, basic net loss per share includes no dilution and is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share takes into consideration shares of common stock outstanding (computed under basic net loss per share) and potentially dilutive securities that are not anti-dilutive.

Cash and Cash Equivalents – The Company considers all highly liquid investment securities with remaining maturities at the date of purchase of three months or less to be cash equivalents. Cash equivalents may be invested in money market funds, certificates of deposit or other interest-bearing accounts.

Concentration of Credit Risk – Financial instruments that potentially subject us to credit risk consist of cash. We maintain our cash with high credit quality financial institutions; at times, such balances with any one financial institution may not be insured by the FDIC.

Accounts Receivable and Revenue – The accounts receivable balance was $95,818 as of March 31, 2020 and $0 as for December 31, 2019. In the first quarter of 2020, 99% of the net revenues generated with one customer. In 2019, 70% of net revenues generated with one customer.

Recently Issued Accounting Pronouncements – From time to time, the FASB or other standards setting bodies issue new accounting pronouncements. Updates to the FASB ASCs are communicated through issuance of an Accounting Standards Update (“ASU”). Unless otherwise discussed, we believe that the impact of recently issued guidance, whether adopted or to be adopted in the future, is not expected to have a material impact on our condensed consolidated financial statements upon adoption.

Recently Issued Accounting Pronouncements Not Yet Adopted

In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement” (“ASU 2018-13”). ASU 2018-13 removes, modifies and adds certain disclosure requirements in Topic 820 “Fair Value Measurement”. ASU 2018-13 eliminates certain disclosures related to transfers and the valuations process, modifies disclosures for investments that are valued based on net asset value, clarifies the measurement uncertainty disclosure, and requires additional disclosures for Level 3 fair value measurements. ASU 2018-13 is effective for the Company for annual and interim reporting periods beginning July 1, 2020. The Company is currently evaluating the impact ASU 2018-13 will have on its financial statements.

Recently Issued Accounting Pronouncements Adopted

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which supersedes existing guidance on accounting for leases in “Leases (Topic 840)” and generally requires all leases to be recognized in the consolidated balance sheet. ASU 2016-02 is effective for annual and interim reporting periods beginning after December 15, 2018; early adoption is permitted. The provisions of ASU 2016-02 are to be applied using a modified retrospective approach.

In March 2016, the FASB issued ASU 2016-09, Improvements to Employee Share-Based Payment Accounting. This ASU affects entities that issue share-based payment awards to their employees. The ASU is designed to simplify several aspects of accounting for share-based payment award transactions which include – the income tax consequences, classification of awards as either equity or liabilities, classification on the statement of cash flows and forfeiture rate calculations. ASU 2016-09 became effective for the Company in the first quarter of 2018.

F-10

In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606) — Deferral of the Effective Date (ASU 2015-14), which defers the effective date of ASU 2014-09 for one year and permits early adoption as early as the original effective date of ASU 2014-09. The new revenue standard may be applied retrospectively to each prior period presented or retrospectively with the cumulative effect recognized as of the date of adoption. In 2016, the FASB issued additional guidance to clarify the implementation guidance (ASU 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations; ASU 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing; and ASU 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients). ASU 2015-14 became effective for the Company in the first quarter of 2018 and had no impact on the financial statements.

NOTE 3 – GOING CONCERN

Our consolidated financial statements have been prepared on a going concern basis which assumes we will be able to realize our assets and discharge our liabilities in the normal course of business for the foreseeable future. During the three months ended March 31, 2020, we incurred a net loss of $2,772,723, had a working capital deficit of $6,440,882 and had an accumulated deficit of $10,037,221 at March 31, 2020. Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and, or, obtaining the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. There is no assurance that these events will be satisfactorily completed. As a result, there is substantial doubt about our ability to continue as a going concern for one year from the issuance date of these financial statements.

Management’s plan regarding this matter is to, amongst other things, seek additional equity financing by selling our equity securities and obtaining funds through the issuance of debt. We cannot assure you that funds from these sources will be available when needed or, if available, will be on terms favorable to us or to our stockholders. If we raise additional funds or settle liabilities by issuing equity securities, the percentage ownership of our stockholders will be reduced, stockholders may experience additional dilution, or such equity securities may provide for rights, preferences or privileges senior to those of the holders of our common stock. Our ability to execute our business plan and continue as a going concern may be adversely affected if we are unable to raise additional capital or operate profitably.

On July 10, 2019, Grapefruit USA, Inc. and Imaging3, Inc. (“IGNG”) closed a Share Exchange after the completion of all conditions subsequent contemplated by the Share Exchange Agreement among the parties thereto (the “SEA”), by which IGNG was acquired in a reverse acquisition (the “Acquisition”) by the former shareholders of Grapefruit Boulevard Investments, Inc (“Grapefruit). Under the terms of the SEA executed on May 31, 2019 IGNG became obligated to issue to Grapefruit’s existing shareholders that number of newly issued restricted IGNG common shares such that the former Grapefruit shareholders (now new IGNG shareholders) own approximately 81% of the post-Acquisition IGNG common shares and the current IGNG shareholders retain approximately 19% of the post-Acquisition IGNG common shares.

In connection with and dependent upon the successful consummation of the above transaction, on May 31, 2019, the Company executed a Securities Purchase Agreement (the “SPA”), with Auctus Fund, LLC of Boston MA (the “Investor”) pursuant to the terms of which IGNG agreed to sell $4,000,000 of Convertible Notes (the “Notes”) and issue $6,200,000 of callable warrants (“the Warrants”) to the Investor. Pursuant to the SPA, Auctus became obligated to purchase the $4,000,000 of Notes from IGNG in four tranches as follows: $600,000 at the SPA closing, which was funded on June 6, 2019; the second tranche of $1,422,750 on the day IGNG filed the registration statement, which was funded on August 16, 2019; the third tranche of $1 million will be funded the day the SEC declares the registration statement effective and the fourth tranche of $1 million will be funded 90 days after effectiveness. As of March 31, 2020, the first and second tranches of this financing were completed and along with advances on the third tranche of $530,000, the Company has received gross proceeds of $2,552,750.

NOTE 4 – RIGHT OF USE ASSET AND LIABILITY

During 2018 we reviewed various facilities and identified a suitable, compliant cannabis facility located in the city of Dessert Hot Springs, to build our manufacturing and distribution facility. This commercial park is owned and operated by Coachillin’ Holding LLC and we purchased land rights from Coachillin’ Holding LLC on December 21, 2017 to secure our specific location within their commercial park.

F-11

Construction of our facility has not been completed, and we have been provided an estimated completion date of September 2022. In order for us to obtain California cannabis licensing from state and local officials we entered into an operating lease with Coachillin’ Holdings to temporarily occupy an area near the location of our permanent location within the Coachillin’ commercial park.

We entered into this operating land lease agreement with Coachillin’ Holdings LLC on September 1, 2018 to rent approximately 2,268 square feet of leasable land area. The operating lease renews annually and has a base rent of $0.50 square foot of leasable area of the designated premise assigned by Coachillin’ Holdings LLC. We paid an initial non-refundable prepaid rent of $3,402 which was expensed during the three months following the signed agreement, and we will continue to pay $1,134 monthly. We entered into this operating agreement in order to obtain our provisional cannabis licenses for manufacturing and distribution during 2020.

The Company entered into a 36-month lease agreement for office space in July 2019 at $6,963 a month, with an approximate 2% increase annually.

The Company utilizes the incremental borrowing rate in determining the present value of lease payments unless the implicit rate is readily determinable. The Company used an estimated incremental borrowing rate of 6% to estimate the present value of the right of use liability.

The Company has right-of-use assets of $198,442, right-of-use liability of $200,362 as of March 31, 2020. Operating lease expense for the three months ended March 31, 2019 was $24,291.

The following table provides the maturities of lease liabilities at March 31, 2020:

Maturity of Lease Liabilities
2020	$73,739
2021	96,471
2022	44,756
2023	-
2024	-
2025 and thereafter	-
Total future undiscounted lease payments	214,966
Less: Interest	(14,604)
Present value of lease liabilities	$200,362

NOTE 5 – INVENTORY

At March 31, 2020 and December 31, 2019, our inventory was, as follows:

	March 31, 2020	December 31, 2019
Raw materials	$-	$-
Work-in-process	-	-
Finish goods	252,756	263,985
	$252,756	$263,985

F-12

NOTE 6 – PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net of accumulated depreciation and amortization, at March 31, 2020 and December 31, 2019 was as follows:

	March 31, 2020	December 31, 2019
Extraction equipment	$263,677	$263,677
Extraction laboratory	126,707	126,707
Warehouse facility	50,158	50,158
Land and land improvements	1,456,194	1,456,194
Accumulated depreciation and amortization	(107,032)	(87,410)
Property, plant and equipment	$1,789,704	$1,809,326

The Company acquired the extraction equipment, laboratory, and warehouse facility during 2018 and 2019 and made preparations and final testing for future production. Final preparations for certain extraction and warehouse work was completed, and these related assets were placed in service on April 1, 2019, at which time we commenced depreciating this asset.

The amount of related depreciation expense for the three months ended March 31, 2020 and 2019 is $19,622 and $9,073, respectively.

NOTE 7 – CAPITAL LEASE PAYABLE

Capital lease payable consists a capital lease agreement entered into in April 2018 to finance the purchase of various lab and manufacturing equipment. The outstanding balance on the 48-month installment capital lease was $148,511 and $161,570 as of March 31, 2020 and December 31, 2019, respectively. The terms of the 48-month capital lease specify monthly payments of $4,575. The interest rate implicit in the lease is about 15% and the maturity date is February 2022.

In addition, the Company entered into additional 48-month leases in May 2019 for production facilities and storage of product. Monthly payments for the facility and storage totals $1,935.

A summary of minimum lease payments on capital lease payable for future years is as follows:

March 31, 2020
Remainder 2020	$58,590
2021	78,120
2022	32,337
2023	7,740
2024	-
Thereafter	-
Total minimum lease payments	176,787
Less: amount representing interest	(28,276)
Capital lease liability	$148,511

NOTE 8 – NOTES PAYABLE

In October 2017, in connection with our purchase of two acres of fully entitled cannabis real property located in the Coachillin’ Industrial Cultivation and Ancillary Canna-Business Park, the Company issued a first and second trust deed note in the amounts of $700,000 and $200,000, respectively. The first and second trust deed notes are long-term notes and are interest only notes, at 13.0%, and mature in August 2022, with the principal payment due at maturity. For the $700,000 loan, the monthly payment is approximately $7,500. For the $200,000 loan, the monthly payment is approximately $2,200. The 1st and 2nd trust deeds are secured by the land as well as property owned by two officers of the company and three other related parties. Also, each party has personally guaranteed or pledged additional collateral. The notes include a debt discount as of March 31, 2020 of $30,600.

In April 2018, the Company issued a note due 60 days after funding with a principal amount of $250,000 and interest totaling $125,000. As of March 31, 2020, the note has not been repaid and was amended to carry an additional 10% interest rate of the total balance due, Accrued interest for this loan totals $190,625. The note is past due. Two officers of the Company have personally guaranteed the loan.

F-13

In September 2019, the Company issued another note of $102,569 to an unrelated party with 5% interest, which has a balance of $86,278 and is past due.

There are two settlements: one of $136,000 with no interest and another of $74,202 with 10% interest (Item 1. Legal Proceedings).

NOTE 9 – CONVERTIBLE NOTES PAYABLE

During the three months ended March 31, 2020, no notes were converted. During 2019, debt and accrued interest in the amount of $429,843 were converted to 9,947,843 shares of common stock. As a result of these conversions, the Company recognized approximately $77 as a gain on extinguishment of debt.

Amortization of note discounts, which is included in interest expense, amounted to $200,279 and $0 for the three months ended March 31, 2020 and 2019, respectively.

Grapefruit acquired convertible notes in its acquisition of Imaging3, Inc. on July 10, 2019. (See Note 15.) On May 31, 2019, the Company executed a Securities Purchase Agreement (the “SPA”), with Auctus Fund, LLC of Boston MA (the “Investor”) pursuant to the terms of which the Company will sell $4,000,000 of Convertible Notes (the “Notes”) and issue $6,200,000 of callable warrants (“the Warrants”) to the Investor. Pursuant to the SPA, Auctus will purchase the $4,000,000 of Notes from the Company in four tranches as follows: $600,000 at the SPA closing, which was funded on June 6, 2019; the second tranche of $1,422,750 on the day IGNG filed the registration statement, which was funded on August 16, 2019; the third tranche of $1 million will be funded the day the SEC declares the registration statement effective and the fourth tranche of $1 million will be funded 90 days after effectiveness. As of March 31, 2020, the first and second tranches of this financing were completed and along with advances on the third tranche of $530,000, the Company has received gross proceeds of $2,552,750. The Notes have a two-year term and will bear interest at 10%. The notes are redeemable at any time between the date of issuance and maturity at 150% of face value. The Notes will be convertible into shares of IGNG common stock at 95% of the mathematical average of the five lowest trading prices for IGNG common stock on the OTCQB for the period from the Closing to the maturity date of the Note being converted less $0.01 for conversions at less than $0.15 and less $0.02 for conversions at more than $0.15.

In addition, the Company has thirteen other convertible notes comprising $314,000 outstanding and they are currently in default. The interest on these notes vary from 5-10%.

NOTE 10 – EMPLOYMENT AGREEMENT

We entered into an employment agreement with our former chief executive officer, John Hollister, which commenced in November 2017. Mr. Hollister’s employment agreement provides for him to be paid an initial Salary of $17,500 per month rising to $26,500 per month if he achieves certain goals, and an annual bonus of up to $200,000 and certain Special Bonuses at the discretion of the Company’s board of directors. As of June 3, 2019, Mr. Hollister’s contract was terminated, and he has received no compensation since then.

The Company has not yet entered into employment agreements with Mr. Bradley Yourist or Mr. Dan Yourist but expects to do so in the future.

NOTE 11 – NOTES PAYABLE, RELATED PARTY NOTES PAYABLES, AND OPERATING LEASE – RELATED PARTY

Notes payable to officers and directors as of March 31, 2020 and 2019 are due on demand and consisted of the following:

	March 31, 2020	December 31, 2019
Payable to an officer and director	$115,249	$115,249
Payable to an individual affiliate of an officer and director	40,000	40,000
Payable to a company affiliate to an officer and director	126,377	126,377
	$281,626	$281,626

F-14

Notes payables bear interest at 10%.

A related party leased two eco-pods in April 2019 and May 2019, which are refurbished shipping containers, located on this specific parcel within Coachillin’. The lease is treated as an operating lease and payment responsibility is ultimately the responsibility of the related party. The Company assumed these lease payment obligations in May 2019. The monthly payments are $1,055 and $880, for the duration of the lease terms of four and five years, respectively.

NOTE 12 – EQUITY

Preferred Stock

The Company has authorized 1,000,000 shares of $0.0001 par value preferred stock. As of March 31, 2020, and December 31, 2019, there are no shares of preferred stock outstanding.

Common Stock

The Company is authorized to issue 1,000,000,000 shares of $0.0001 par value common stock.

During the three months ended March 31, 2020 the Company issued a total of 300,000 shares were issued for services rendered valued at $10,500; and 7,213,933 shares were issued related to for a settlement valued at $640,597.

During the three months ended March 31, 2019, the Company received a capital contribution of $135,000.

As of March 31, 2020, there were approximately 614 record holders of our common stock, not including shares held in “street name” in brokerage accounts which is unknown. As of March 31, 2020, there were 493,834,262 shares of our common stock outstanding on record.

Stock Compensation for Non-employee

In August 2019, the Company issued 4,500,000 shares of common stock to a cannabis specialist to sit on an advisory board. The value of the shares totaled $382,500 and is to be expensed over a twelve-month period. As of March 31, 2020, $233,958 has been expensed and $148,542 has not been expense.

Stock Option Plan

During 2014, the Board of Directors adopted, and the shareholders approved, the 2014 Stock Option Plan under which a total of 1,811,401 shares of common stock had been reserved for issuance. The 2014 Stock Option Plan will terminate in September 2024.

Stock Options

As of March 31, 2020, employees of the Company hold options to purchase 250,000 shares of common stock at an exercise price of $1.00.

Transactions in FY 2019	Quantity	Weighted-Average Exercise Price Per Share	Weighted-Average Remaining Contractual Life
Outstanding, December 31, 2019	250,000	$1.00	5.57
Granted
Exercised	-
Cancelled/Forfeited	-
Outstanding, March 31, 2020	250,000	$1.00	5.32
Exercisable, March 31, 2020	250,000	$1.00	5.32

F-15

The weighted average remaining contractual life of options outstanding issued under the Plan was 5.32 years at March 31, 2020.

NOTE 13 — WARRANTS

Following is a summary of warrants outstanding at March 31, 2020:

Number of Warrants	Exercise Price	Expiration Date
37,500	$0.10	April 2022
500,00	$0.10	August 2022
575,000	$0.10	April 2023
125,000	$0.10	May 2023
162,500	$0.10	August 2023
2,800,000	$0.40	May 2022
302,776	$0.10	January 2024
12,000,000	$0.10	March 2021
2,160,000	$0.10	June 2021
16,000,000	$0.125	May 2021
15,000,000	$0.15	May 2021
8,000,000	$0.25	May 2021
200,000	$0.10	October 2020

Grapefruit acquired warrants to issue common stock upon exercise in its acquisition of Imaging3, Inc. on July 10, 2019. (See Note 15.) As part of the SEA, the Company also issued 16,000,000 warrants to purchase 16,000,000 shares of the Company’s common stock at an exercise price of $0.125 per share, 15,000,000 warrants to purchase 15,000,000 shares of the Company’s common stock at an exercise price of $0.15 per share, 8,000,000 warrants to purchase 8,000,000 shares of the Company’s common stock at an exercise price of $0.25 per share for a period of two year from the date of issuance.

In addition to the Notes in connection with the SPA agreement, IGNG issued to the Investor a warrant to purchase 16,000,000 shares of its common stock at $0.125 per share, a warrant to purchase 15,000,000 shares at $0.15 per share and a warrant to purchase 8,000,000 shares at $0.25 per share (collectively, the “Warrants”). The Warrants are “cash only” and are callable if IGNG stock trades on the OTCQB at 200% or more of a given exercise price for 5 consecutive days.

NOTE 14 — DERIVATIVE LIABILITIES

Grapefruit acquired derivative instruments in its acquisition of Imaging3, Inc. on July 10, 2019. (See Note 15.) The Company’s only asset or liability measured at fair value on a recurring basis was its derivative liability associated with related warrants to purchase common stock and the conversion features embedded in convertible promissory notes.

In connection with financing transactions, the Company issued warrants to purchase common stock and convertible promissory notes. These instruments included provisions that could result in a reduced exercise price based on specified full-ratchet anti-dilution provisions. The “reset” provisions were triggered in the event the Company subsequently issued common stock, stock warrants, stock options or convertible debt with a stock price, exercise price or conversion price lower than contractually specified amounts. Upon triggering the “reset” provisions, the exercise / conversion price of the instrument will be reduced. Accordingly, pursuant to ASC 815, these instruments were not considered to be solely indexed to the Company’s own stock and were not afforded equity treatment.

F-16

The following table summarizes activity in the Company’s derivative liability during the three-month period ended March 31, 2020:

12-31-19 Balance	$1,433,597
Creation/acquisition	225,755
Reclassification of equity	-
Change in Value	2,110,718
3-31-20 Balance	$3,770,070

The Company classifies the fair value of these derivative liabilities under level 3 of the fair value hierarchy of financial instruments. The fair value of the derivative liability was calculated using a Black Scholes model. The Company’s stock price and estimates of volatility are the most sensitive inputs in validation of assets and liabilities at fair value. The liabilities were measured using the following assumptions:

Term	0.01 years -5.0 years
Dividend Yield	0%
Risk-free rate	0.15% - 2.49%
Volatility	65-168%

NOTE 15 – INVESTMENTS

Acquisition of Lake Victoria Mining Company

In December 2018, we purchased a public shell company, Lake Victoria Mining Company. (“LVCA”), for $150,000 cash and $30,300, which included a noncontrolling interest of $15,085 for a total investment amount of $195,385, through which we originally intended to effectuate becoming a public company through a reverse merger transaction. We accounted for the purchase as an asset acquisition whereby the total investment amount was recorded as an intangible asset. In early 2019 however, we determined that LVCA was not a suitable entity through which we could accomplish our objective. Accordingly, we recorded a permanent impairment charge related to the intangible asset in the amount of $195,385, leaving a net realizable value of $0 as of December 31, 2019.

In July 2019, we sold our investment in LVCA to an entity owned by the CEO and COO of the Company for $1,000 and the assumption of $24,553 of liabilities resulting in a net gain of $25,553.

Investment in Hemp

In September 2019, the Company invested in hemp product that was purchased and stored by a third party. The Company expects to see the product by the third quarter of 2020.

NOTE 16 – CONCENTRATION

Customers

For the three months ended March 31, 2020 and 2019, our Company earned net revenues of $393,559 and $335,608, respectively. The vast majority of the revenues for these periods were derived from a limited number of customers. One customer accounted for over 90% of the Company’s total revenues for the period ended March 31, 2020 and a different customer accounted for over 90% of the Company’s total revenue for the period ended March 31, 2019.

Suppliers

For the three months ended March 31, 2020 and 2019, we purchased products for sale from a limited number of suppliers located in California. A substantial portion of the Company’s inventory was purchased from two suppliers. The two suppliers accounted for over 90% of the Company’s total inventory purchase for both of the three months ended March 31, 2020 and 2019.

NOTE 17 – SUBSEQUENT EVENTS

On April 3, 2020, the Company issued 915,795 shares of common stock in connection with issuance of debt at a value of $51,397.

On April 15, 2020, the Company issued 100,000 shares of common stock for services rendered at a value of $4,100.

F-17

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Grapefruit USA, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Grapefruit USA, Inc. and its subsidiary (“the Company”) as of December 31, 2019 and December 31, 2018 and the related statements of operations, stockholders’ deficit, cash flow and the related notes to consolidated financial statements (collectively referred to as the consolidated financial statements) for the year ended December 31, 2019 and December 31, 2018. In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2019 and December 31, 2018, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the consolidated financial statements, the Company has an accumulated deficit, recurring losses, and expects continuing future losses, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 7. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The firm has served this client since January 2020.

/s/ L&L CPAS, PA

L&L CPAS, PA

Certified Public Accountants

Plantation, FL

The United States of America

April 10, 2020

F-18

GRAPEFRUIT USA, INC.

BALANCE SHEETS

AS OF DECEMBER 31, 2019 AND DECEMBER 31, 2018

	December 31, 2019	December 31, 2018
ASSETS

CURRENT ASSETS:
Cash	$266,607	65,922
Accounts receivable	-	-
Inventory	263,985	-
Other	12,459	3,823
Total current assets	543,051	69,745
NON-CURRENT ASSETS:
Property, plant and equipment, net	1,809,326	1,675,260
Operating right of use - assets	219,961	-
Investment in hemp	169,950	-
Intangible asset	-	177,585

TOTAL ASSETS	$2,742,288	1,922,590

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY

CURRENT LIABILITIES
Notes payable	$351,569	315,943
Accrued loan interest	398,720	162,500
Related party payable	281,626	281,626
Legal settlements - current portion	159,543	-
Subscription payable	891,738	-
Derivative payable	1,433,597	-
Capital lease - current portion	55,565	26,973
Operating right of use - liability - current portion	98,031	-
Convertible notes - current portion	371,173	-
Accounts payable and accrued expenses	1,073,876	6,944
Total current liabilities	5,115,438	793,986

Legal settlements - long-term	50,659	-
Capital lease	106,005	63,084
Operating right of use - liability	123,210	-
Long-term notes payable, net	866,700	855,900
Long-term convertible notes, net of discount	914,303	-
Total long-term liabilities	2,060,877	918,984

TOTAL LIABILITIES	7,176,315	1,712,970

STOCKHOLDERS’ (DEFICIT) EQUITY

Stock compensation for non-employee	(244,167)	-
Common stock ($0.0001 par value, 1,000,000,000 shares authorized; 486,320,329 and 362,979,119 shares issued and outstanding as of December 31, 2019 and 2018)	48,632	36,298
Preferred stock ($0.0001 par value, 1,000,000 shares authorized; no shares issued and outstanding as of December 31, 2019 and 2018)	-	-
Additional paid in capital	3,026,006	2,813,702
Accumulated deficit	(7,264,498)	(2,655,465)
Total stockholders’ (deficit) equity	(4,434,027)	194,535
Noncontrolling interest	-	15,085
Total (Deficit) Equity	(4,434,027)	209,620
Total liabilities and stockholders’ (deficit) equity	$2,742,288	1,922,590

The accompanying notes are an integral part of these consolidated audited financial statements.

F-19

GRAPEFRUIT USA, INC.

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND DECEMBER 31, 2018

	Twelve months ended	Twelve months ended
	December 31, 2019	December 31, 2018
Revenues
Bulk trim sales	$429,355	$-
Distribution services	8,041	139,122
Retail sales	800	38,600
Other	13,000	3,780
Total revenues	451,196	181,502
Cost of goods sold	708,567	183,459
Gross loss	(257,371)	(1,957)
Operating expenses:
Research and development	2,400	108,794
General and administrative	1,616,581	157,570
Other costs	-	-
Total operating expenses	1,618,981	266,364

Loss from operations	(1,876,352)	(268,321)
Other income (expense):
Interest expense	(571,047)	(98,185)
Change in value of derivative instruments	(1,626,634)	-
Gain (loss) on extinguishment of debt	(355,700)	-
Impairment charge - LVCA	(169,832)	-
Other income (expense)	-	-
Total other income (expense)	(2,723,213)	(98,185)

Loss before income taxes	(4,599,565)	(366,506)

Tax provision	-	-

Net loss	(4,599,565)	(366,506)

Less: Net income attributable to noncontrolling interests	(9,468)	-

Net loss attributable to Grapefruit USA, Inc.	$(4,609,033)	(366,506)

Net loss per share - Basic and Diluted	$(0.03)	$(0.04)
Weighted average common stock outstanding - Basic and Diluted	140,042,737	10,058,462

The accompanying notes are an integral part of these consolidated audited financial statements.

F-20

GRAPEFRUIT USA, INC.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND DECEMBER 31, 2018

	Twelve months ended	Twelve months ended
	December 31, 2019	December 31, 2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,609,033)	$(366,506)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation and amortization expense	63,979	24,711
Fixed asset deposit forfeiture	97,000	-
Change in value of derivative	1,626,634	-
Loss on investment in LVCA	169,832	-
Non-cash interest	289,009	10,800
Loss on extinguishment of debt	355,700
Stock-based compensation for services	138,333	-
Changes in operation assets and liabilities:	-	-
Accounts Receivables	-	-
Inventory	(263,985)	-
Deposit on equipment		(97,000)
Other	(8,636)	6,177
Legal settlement	(69,370)
Accounts payable and accrued expenses	953,511	125,575
Accrued loan interest expense	170,277	217,643
Net cash (used for)/provided by used for operating activities	(1,086,749)	(78,600)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of land and equipment	(293,765)	(1,602,971)
Investment in joint venture	(169,950)
Acquisition of LVCA	(17,800)	(162,500)
Net cash used for investing activities	(481,515)	(1,765,471)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal repayment of capital lease liability	(40,120)	(28,574)
Proceeds from convertible notes, net	1,472,500
Proceeds from notes	101,569	1,373,726
Proceeds from issuance of stock	235,000	350,000
Net cash proceeds from financing activities	1,768,949	1,695,152

NET INCREASE (DECREASE) IN CASH	200,685	(148,919)

CASH, BEGINNING BALANCE	65,922	214,841

CASH, ENDING BALANCE	$266,607	$65,922

SUPLEMENTAL DISCLOSURE ON NON-CASH FINANCING ACTIVITY
Cash paid for interest expense	146,503	61,411
Notes and accrued interest converted to common stock	429,843	-
Compensation paid through issuance of common stock	137,883	-
Capitalization of interest for land improvements	150,827	91,967
Reclassification of derivative liabilities to APIC	1,890,461	-

The accompanying notes are an integral part of these consolidated audited financial statements.

F-21

GRAPEFRUIT USA, INC.

STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2019 AND DECEMBER 31, 2018

	Equity (Deficit) Attributable to Grapefruit USA, Inc.
					Total
	Common Stock		Additional		Stockholders’	Non-	Total
	Number of		Paid	Accumulated	Equity	controlling	Equity
	Shares	Amount	in Capital	Deficit	(Deficit)	Interest	(Deficit)

Balance as of December 31, 2017	362,979,119	$36,298	$2,463,702	$(2,288,959)	$211,041	$-	$211,041

Capital contribution	-	-	350,000	-	350,000	-	350,000

Noncontrolling interest LVCA	-	-	-	-	-	15,085	15,085

Net loss	-	-	-	(366,506)	(366,506)	-	(366,506)

Balance as of December 31, 2018	362,979,119	36,298	2,813,702	(2,655,465)	194,535	15,085	209,620

Reorganization due to reverse merger	97,393,688	9,739	(4,442,134)	-	(4,432,395)	-	(4,432,395)

Capital contribution	-	-	235,000	-	235,000	-	235,000

Shares from the conversion of notes	9,947,842	995	429,837	-	430,832	-	430,832

Shares issued for services	5,500,000	550	206,950	-	207,500	-	207,500

Shares issued for settlement	10,499,680	1,050	1,648,023	-	1,649,073	-	1,649,073

Reclassification of derivative liability associated with debt conversion	-	-	1,890,461	-	1,890,461	-	1,890,461

Noncontrolling interest LVCA	-	-	-	-	-	(15,085)	(15,085)

Net loss	-	-	-	(4,609,033)	(4,609,033)	-	(4,609,033)

Balance as of December 31, 2019	486,320,329	$48,632	$2,781,839	$(7,264,498)	$(4,434,027)	$-	$(4,434,027)

The accompanying notes are an integral part of these consolidated audited financial statements.

F-22

GRAPEFRUIT USA, INC.

Notes to Financial Statements

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Grapefruit USA, Inc (“we”, “our”, “us”, “GBI”, “Grapefruit”, or “the Company”) was formed as a California corporation on August 28, 2017 and began operating in September 2017.

On July 10, 2019, Grapefruit closed the Share Exchange after the completion of all conditions subsequent contemplated by the Share Exchange Agreement among the parties thereto ( “SEA”), by which Imaging3, Inc. (“IGNG”) was acquired in a reverse acquisition (the “Acquisition”) by the former shareholders of Grapefruit, the accounting acquirer. Under the terms of the SEA executed on May 31, 2019, IGNG became obligated to issue to Grapefruit’s existing shareholders that number of newly issued restricted IGNG common shares such that the former Grapefruit shareholders (now new IGNG shareholders) will own approximately 81% of the post-Acquisition IGNG common shares and the current IGNG shareholders will retain 19% of the post-Acquisition IGNG common shares. At the time of the execution of the SEA, IGNG had approximately 85,218,249 outstanding shares of common stock. Therefore, IGNG issued to Grapefruit’s shareholders 362,979,114 IGNG common shares to Grapefruit’s current shareholder on a pro rata basis with their then-current ownership of Grapefruit of which Bradley Yourist and Daniel J. Yourist own a combined 72.26%, or approximately 259,967,136 shares. Accordingly, the financial statements are prepared using the acquisition method of accounting with GBI as the accounting acquirer and IGNG treated as the legal acquirer and accounting acquiree. For accounting purposes, the reverse merger was treated as a recapitalization.

The Company has applied for and received our Distribution renewal licensure which allows us to operate through May 13, 2021. Our provisional Manufacturing license must be renewed prior to June 14, 2020. The California Department of Health, Manufactured Cannabis Division has advised us that we will receive our manufacturing license renewal application no earlier than sixty (60) days prior to our current license’s expiration date. Grapefruit anticipates no issues with its renewal application and expects to receive it prior to June 2020. Grapefruit has not yet applied for a license to cultivate and will not until construction has begun on our cultivation facility. We own two acres of fully entitled cannabis real property located in the Coachillin’ Industrial Cultivation and Ancillary Canna-Business Park. The location within Coachillin’ allows the Company to apply for and hold every cannabis license available under the California Cannabis laws.

We intend on building out the real property into a distribution, manufacturing and high-tech cultivation facility to further its goal to become a seed to sale, fully vertically integrated Cannabis and CBD product Company. Grapefruit’s plans include an indoor 22,000 square foot multi-tiered canopy and adjoining tissue culture rooms.

We became members of the Indian Canyon and 18th Property Association on September 19, 2017 and have an ownership interest of 1.46% based upon the 77,156 gross parcel square foot of our property located in an approximately 5.3 million square foot facility. As of March 31, 2020, the common areas continue to be built throughout the entire canna-business park and are not complete.

2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying financial statements have been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”).

The audited financial statements as of December 31, 2019 and December 31, 2018, and for the year ended December 31, 2019 and December 31, 2018, have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information on the same basis as the annual financial statements and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company’s financial position, results of operations and cash flows for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period. They do not include all of the information and footnotes required by GAAP for complete financial statements. Therefore, these financial statements should be read in conjunction with the Company’s audited financial statements and notes filed with the SEC for the year ended December 31, 2018.

Use of Estimates – The preparation of our financial statements in conformity with U.S. GAAP requires us to make estimates, assumptions and judgments that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of our financial statements and the reported amounts of revenues and expenses during the periods presented.

We make our estimate of the ultimate outcome for these items based on historical trends and other information available when our financial statements are prepared. We recognize changes in estimates in accordance with the accounting rules for the estimate, which is typically in the period when new information becomes available. We believe that our significant estimates, assumptions and judgments are reasonable, based upon information available at the time they were made. Our actual results could differ from these estimates, making it possible that a change in these estimates could occur in the near term. The company’s most significant estimates related to useful life for depreciation, the value of long-lived assets and related impairment, and provision for income taxes of property and equipment.

Inventory – Inventory is comprised of raw material, work in process and finished goods. The raw material ending balance as of December 31, 2019 and 2018 was zero. Work in process ending balance as of December 31, 2019 and 2018 was zero. The cost of finished goods is recorded at lower of cost or market. Finished goods ending balance as of December 31, 2019 and 2018 was $263,985 and zero, respectively.

F-23

As of December 31, 2018, we had not completed our manufacturing extraction lab and did not maintain any inventory balances.

We periodically review the value of our inventory and provide a write-down of inventory based on our assessment of the market conditions. Any write-down is charged to cost of revenues.

Property, Plant and Equipment, net – Our property and equipment are recorded at cost. Assets held under capital leases are capitalized at the commencement of the lease at the lower of the present value of minimum lease payments at the inception of the lease or fair value. Maintenance and repairs are expensed as incurred. Depreciation is computed using the straight-line method over estimated useful lives of four to seven years, and amortization is computed using the straight-line method over the life of the applicable lease. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from our accounts and any resulting gain or loss is reflected in our consolidated statements of operations.

Land Improvements – Our land improvements are recorded at cost provided by our property association. These costs will continue to be capitalized until construction has been completed. Land improvements will not be depreciated after the construction has been completed by the property association.

Long-Lived Assets Impairment Assessment – Our long-lived assets are subject to an impairment test if there is an indicator of impairment. The carrying value and ultimate realization of these assets is dependent upon our estimates of future earnings and benefits that we expect to generate from their use. If our expectations of future results and cash flows are significantly diminished, other long-lived assets may be impaired and the resulting charge to operations may be material. When we determine that the carrying value of intangibles or other long-lived assets may not be recoverable based upon the existence of one or more indicators of impairment, we use the projected undiscounted cash flow method or realizable value to determine whether an impairment exists, and then measure the impairment using discounted cash flows.

Revenue Recognition – The Company derives revenues from the sale of product in accordance to ASC Topic 606. Revenues are recognized when control of the promised goods or services is transferred to the customer in an amount that reflects the consideration the Company expects to be entitled to in exchange for transferring those goods or services.

Revenue is recognized based on the following five step model:

-	Identification of the contract with a customer
-	Identification of the performance obligations in the contract
-	Determination of the transaction price
-	Allocation of the transaction price to the performance obligations in the contract
-	Recognition of revenue when, or as, the Company satisfies a performance obligation

Performance Obligations

Sales of products are recognized when all the following criteria are satisfied: (i) a contract with an end user exists which has commercial substance; (ii) it is probable the Company will collect the amount charged to the end user; and (iii) the Company has completed its performance obligation whereby the end user has obtained control of the product. A contract with commercial substance exists once the Company receives and accepts a purchase order or once it enters into a contract with an end user. If collectability is not probable, the sale is deferred and not recognized until collection is probable or payment is received. Control of products typically transfers when title and risk of ownership of the product has transferred to the customer. For contracts with multiple performance obligations, the Company allocates the total transaction price to each performance obligation in an amount based on the estimated relative standalone selling prices of the promised goods or services underlying each performance obligation. The Company uses an observable price to determine the stand-alone selling price for separate performance obligations or a cost-plus margin approach when one is not available. Historically the Company’s contracts have not had multiple performance obligations. The large majority of the Company’s performance obligations are recognized at a point in time related to the sale of products.

F-24

Cost of Goods Sold – Our cost of goods sold includes the costs directly attributable to revenue recognized and includes expenses related to the production, packaging and labeling of cannabis products; personnel-related costs, fees for third-party services, such as testing and transportation costs related to our distribution services.

Basic and Diluted Net Income Per Share – Basic net income per share is based upon the weighted average number of common shares outstanding. Diluted net income per share assumes that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. During 2018, potentially dilutive securities were excluded from the computation of weighted average shares outstanding-diluted because their effect was anti-dilutive.

	December 31, 2019	December 31, 2018
Numerator:
Net income attributable to common shareholders	$(4,609,033)	(366,506)
Denominator:
Weighted-average number of common shares outstanding during the period	140,042,737	10,058,462
Dilutive effect of stock options, warrants, and convertible promissory notes	-	-
Common stock and common stock equivalents used for diluted earnings per share	$140,042,737	$10,058,462

Derivative Financial Instruments - The Company generally does not use derivative financial instruments to hedge exposures to cash-flow risks or market-risks that may affect the fair values of its financial instruments. The Company utilizes various types of financing to fund its business needs, including convertible notes and warrants and other instruments not indexed to our stock. The Company is required to record its derivative instruments at their fair value. Changes in the fair value of derivatives are recognized in earnings in accordance with ASC 815. The Company’s only asset or liability measured at fair value on a recurring basis is its derivative liability associated with warrants to purchase common stock and convertible notes.

Fair Value of Financial Instruments – We value our financial assets and liabilities using fair value measurements. Fair value is based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Assets and liabilities measured at fair value are categorized based on whether the inputs are observable in the market and the degree that the inputs are observable. The categorization of financial instruments within the valuation hierarchy is based on the lowest level of input that is significant to the fair value measurement. The hierarchy is prioritized into three levels (with Level 3 being the lowest) defined as follows:

Level 1: Quoted prices in active markets for identical assets or liabilities that the entity has the ability to access.

Level 2: Observable inputs other than prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated with observable market data.

Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies, and similar techniques that use significant unobservable inputs.

The carrying amount of our cash and cash equivalents approximates fair value because of the short-term nature of the instruments. The carrying amount of our notes payable at December 31, 2019, approximates their fair values based on comparable borrowing rates available to the company. The Company evaluated the fair market value of LVCA using Level 3 inputs. From that measurement, the Company recorded an impairment of LVCA.

F-25

There have been no changes in Level 1, Level 2, and Level 3 categorizations and no changes in valuation techniques for these assets or liabilities for the year ended December 31, 2019. No derivatives pre acquisition.

	Level 1	Level 2	Level 3	Total
Derivative Liabilities 2019	$-	$-	$1,433,597	$1,433,597
Derivative Liabilities 2018 (pre acquisition)	$-	$-	$-	$-

Income Taxes – Income tax assets and liabilities are recorded using the asset and liability method. Under the asset and liability method, tax assets and liabilities are recognized for the tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases as well as net operating loss and tax credit carryovers. Future tax assets and liabilities are measured using the enacted tax rates expected to apply when the asset is realized, or the liability settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that enactment occurs. To the extent that we do not consider it more likely than not that a future tax asset will be recovered, we will provide a valuation allowance against the excess.

We follow the provisions of ASC 740, Income Taxes. Because of ASC 740, we make a comprehensive review of our portfolio of tax positions in accordance with recognition standards established by ASC 740.

When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in our consolidated financial statements in the period during which, based on all available evidence, we believe it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying consolidated balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

We have created our tax provision leveraging known tax court cases involving various marijuana dispensaries and other cannabis related businesses, including the section of the IRS Tax code of 280E. The U.S. Tax Code Section 280E is the federal statute that states that a business engaging in the trafficking of a Schedule I or II controlled substance, which includes cannabis and cannabis related products, are barred from taking the tax deductions or credits in their federal tax returns which are not considered as part of the business’ cost of goods sold. Given the guidance offered by the Tax code 280E we have prepared our tax provision according to this tax code.

Interest and penalties associated with unrecognized tax benefits, if any, are classified as interest expense and penalties and are included in selling, general and administrative expenses in our consolidated statements of operations.

On December 22, 2017, the U.S. Tax Cuts and Jobs Act was enacted. U.S. tax reform introduced many changes, including lowering the U.S. corporate tax rate to 21 percent, changes in incentives, provisions to prevent U.S. base erosion and significant changes in the taxation of international income, including provisions which allow for the repatriation of foreign earnings without U.S. tax. The enactment of U.S. tax reform had no significant impact on our income taxes for the year ended December 31, 2019 and 2018, respectively.

Research and Development Expenses – Research and development (“R&D”) costs are charged to expense as incurred. Our R&D expenses include, but are not limited to, consulting service fees and materials and supplies used in the development of our proprietary products and services.

General and Administrative Expenses – General and administrative expenses consist primarily of personnel-related costs, fees for professional and consulting services, travel costs, rent, bad debt expense, general corporate costs, and other costs of administration such as human resources, finance and administrative roles.

Commitments and Contingencies – Certain conditions may exist as of the date our financial statements are issued, which may result in a loss, but which will only be resolved when one or more future events occur or fail to occur. We assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against us or unasserted claims that may result in such proceedings, we evaluate the perceived merits of the legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

F-26

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, the estimated liability would be accrued in our consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Net Loss Per Share – We compute net loss per share in accordance with ASC 260, Earnings per Share. Under the provisions of ASC 260, basic net loss per share includes no dilution and is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share takes into consideration shares of common stock outstanding (computed under basic net loss per share) and potentially dilutive securities that are not anti-dilutive.

Cash and Cash Equivalents – The Company considers all highly liquid investment securities with remaining maturities at the date of purchase of three months or less to be cash equivalents. Cash equivalents may be invested in money market funds, certificates of deposit or other interest-bearing accounts.

Concentration of Credit Risk – Financial instruments that potentially subject us to credit risk consist of cash. We maintain our cash with high credit quality financial institutions; at times, such balances with any one financial institution may not be insured by the FDIC.

Accounts Receivable and Revenue – The accounts receivable balance was $0 as of December 31, 2019 and 2018. In 2019, 70% of net revenues generated were the result of two transactions with one customer in the first quarter. In 2018, 75% of the net revenues generated with once customer in the last two quarters.

Recently Issued Accounting Pronouncements – From time to time, the FASB or other standards setting bodies issue new accounting pronouncements. Updates to the FASB ASCs are communicated through issuance of an Accounting Standards Update (“ASU”). Unless otherwise discussed, we believe that the impact of recently issued guidance, whether adopted or to be adopted in the future, is not expected to have a material impact on our condensed consolidated financial statements upon adoption.

Recently Issued Accounting Pronouncements Not Yet Adopted

In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement” (“ASU 2018-13”). ASU 2018-13 removes, modifies and adds certain disclosure requirements in Topic 820 “Fair Value Measurement”. ASU 2018-13 eliminates certain disclosures related to transfers and the valuations process, modifies disclosures for investments that are valued based on net asset value, clarifies the measurement uncertainty disclosure, and requires additional disclosures for Level 3 fair value measurements. ASU 2018-13 is effective for the Company for annual and interim reporting periods beginning July 1, 2020. The Company is currently evaluating the impact ASU 2018-13 will have on its financial statements.

Recently Issued Accounting Pronouncements Adopted

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which supersedes existing guidance on accounting for leases in “Leases (Topic 840)” and generally requires all leases to be recognized in the consolidated balance sheet. ASU 2016-02 is effective for annual and interim reporting periods beginning after December 15, 2018; early adoption is permitted. The provisions of ASU 2016-02 are to be applied using a modified retrospective approach.

F-27

In March 2016, the FASB issued ASU 2016-09, Improvements to Employee Share-Based Payment Accounting. This ASU affects entities that issue share-based payment awards to their employees. The ASU is designed to simplify several aspects of accounting for share-based payment award transactions which include – the income tax consequences, classification of awards as either equity or liabilities, classification on the statement of cash flows and forfeiture rate calculations. ASU 2016-09 became effective for the Company in the first quarter of 2018.

In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606) — Deferral of the Effective Date (ASU 2015-14), which defers the effective date of ASU 2014-09 for one year and permits early adoption as early as the original effective date of ASU 2014-09. The new revenue standard may be applied retrospectively to each prior period presented or retrospectively with the cumulative effect recognized as of the date of adoption. In 2016, the FASB issued additional guidance to clarify the implementation guidance (ASU 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations; ASU 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing; and ASU 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients). ASU 2015-14 became effective for the Company in the first quarter of 2018 and had no impact on the financial statements.

3. INCOME TAXES

The Company has generated losses before income tax of approximately $4,609,000 and $367,000 as of December 31, 2019 and 2018, respectively. The company recognized a deferred tax asset of approximately $442,500 and $50,500 for the related NOL carryforward as of December 31, 2019 and 2018, respectively. The Company operates in the cannabis industry, which incurs regulatory taxes in addition to comparable taxes of other industries.

On December 22, 2017, the legislation commonly referred to as the Tax Cuts and Jobs Act was enacted, which contains significant changes to U.S. tax law and was leveraged in our tax provision process.

The Company’s effective income tax differs from the statutory federal income tax as follows:

	2019	2018
Net loss	$4,609,000	$367,000

Expected federal tax expense	(967,900)	(77,000)
Increase (decrease) in income tax resulting from:
Permanent differences	852,400	76,600
State and local income taxes, net of Federal benefit	(321,900)	(25,600)
Change in valuation allowance	437,400	26,000
Current year tax provision	$-	$-

In 2019, the net operating loss led to a deferred tax asset of approximately $442,500 and includes a deferred tax asset of $58,000 related to the impairment loss of LVCA and a deferred tax liability of $59,800 related to property and equipment. There are no deferred tax assets or a deferred tax liability of $54,500 related to property and equipment for 2018. On December 31, 2019 and 2018, based on the guidance in ASC 740-10-45-10A, we provided an allowance of $437,400 and $26,000, respectively, related to these tax benefits given the uncertainty of utilizing the asset.

4. NOTES PAYABLE

In January 2018, in connection with our purchase of two acres of fully entitled cannabis real property located in the Coachillin’ Industrial Cultivation and Ancillary Canna-Business Park, the Company issued a first and second trust deed note in the amounts of $700,000 and $200,000, respectively. The first and second trust deed notes are interest only notes and bear interest at 13.0% and mature in August 2022, with the principal payment due at maturity. For the $700,000 loan, the monthly payment is approximately $7,500. For the $200,000 loan, the monthly payment is approximately $2,200. The Company prepaid four months interest to the lender totaling $38,970, which as of December 31, 2018 was fully expensed. The 1st and 2nd trust deeds are secured by the land as well as property owned by two officers of the company and three other related parties. Also, each party has personally guaranteed or pledged additional collateral.

F-28

In April 2018, the Company issued a note due 60 days after funding with a principal amount of $250,000 and interest totaling $125,000. As of September 30, 2019, the note has not been repaid and was amended to add an interest rate of 10% of the total balance due, which is included in our current liabilities. The note is past due. Two officers of the Company have personally guaranteed the loan.

In September 2019, the Company issued another note of $102,569 to an unrelated party with 5% interest, which is past due.

5. CONVERTIBLE NOTES PAYABLE

During 2019, debt and accrued interest in the amount of $429,843 were converted to 9,947,843 shares of common stock. As a result of these conversions, the Company recognized approximately $77 as a gain on extinguishment of debt.

Amortization of note discounts, which is included in interest expense, amounted to $0 during the year ended December 31, 2018 and $278,209 for the year ended December 31, 2019.

Grapefruit acquired convertible notes in its acquisition of Imaging3, Inc. on July 10, 2019. (See Note 15.) On May 31, 2019, the Company executed a Securities Purchase Agreement (the “SPA”), with Auctus Fund, LLC of Boston MA (the “Investor”) pursuant to the terms of which the Company will sell $4,000,000 of Convertible Notes (the “Notes”) and issue $6,200,000 of callable warrants (“the Warrants”) to the Investor. Pursuant to the SPA, Auctus will purchase the $4,000,000 of Notes from the Company in four tranches as follows: $600,000 at the SPA closing, which was funded on June 6, 2019; the second tranche of $1,422,750 on the day IGNG filed the registration statement, which was funded on August 16, 2019; the third tranche of $1 million will be funded the day the SEC declares the registration statement effective and the fourth tranche of $1 million will be funded 90 days after effectiveness. As of March 31, 2020, the first and second tranches of this financing were completed and along with advances on the third tranche of $530,000, the Company has received gross proceeds of $2,552,750. The Notes have a two-year term and will bear interest at 10%. The notes are redeemable at any time between the date of issuance and maturity at 150% of face value. The Notes will be convertible into shares of IGNG common stock at 95% of the mathematical average of the five lowest trading prices for IGNG common stock on the OTCQB for the period from the Closing to the maturity date of the Note being converted less $0.01 for conversions at less than $0.15 and less $0.02 for conversions at more than $0.15.

In addition, the Company has thirteen other convertible notes comprising $314,000 outstanding and they are currently in default. The interest on these notes vary from 5-10%

6. NOTES PAYABLE, RELATED PARTY PAYABLES, AND OPERATING LEASE – RELATED PARTY

Notes payable to officers and directors as of December 31, 2019 and related party payables to officers and directors as of December 31, 2018 are due on demand and consisted of the following:

	Related Party Notes Payable December 31, 2019	Related Party Payables December 31, 2018
Payable to an officer and director	$115,249	$115,249
Payable to an individual affiliate of an officer and director	40,000	40,000
Payable to a company affiliate to an officer and director	126,377	126,377
	$281,626	$281,626

Related party payables of $281,626 as of December 31, 2019 were converted to notes payables on May 1, 2019 and bear interest at 10%.

Historically, officers and directors of the Company, have paid obligations and expenses on behalf of the Company from their own individual, personal funds.

F-29

A related party leased two eco-pods in April 2019 and May 2019, which are refurbished shipping containers, located on this specific parcel within Coachillin’. The lease is treated as an operating lease and payment responsibility is ultimately the responsibility of the related party. The Company assumed these lease payment obligations in May 2019. The monthly payments are $1,055 and $880, for the duration of the lease terms of four and five years, respectively.

7. GOING CONCERN

Our consolidated financial statements have been prepared on a going concern basis which assumes we will be able to realize our assets and discharge our liabilities in the normal course of business for the foreseeable future. During the year ended December 31, 2019, we incurred a net loss of $4,609,033, had a working capital deficit of $4,572,387 and had an accumulated deficit of $7,264,498 at December 31, 2019. Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and, or, obtaining the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. There is no assurance that these events will be satisfactorily completed. As a result, there is substantial doubt about our ability to continue as a going concern for one year from the issuance date of these financial statements.

Management’s plan regarding this matter is to, amongst other things, seek additional equity financing by selling our equity securities and obtaining funds through the issuance of debt. We cannot assure you that funds from these sources will be available when needed or, if available, will be on terms favorable to us or to our stockholders. If we raise additional funds or settle liabilities by issuing equity securities, the percentage ownership of our stockholders will be reduced, stockholders may experience additional dilution, or such equity securities may provide for rights, preferences or privileges senior to those of the holders of our common stock. Our ability to execute our business plan and continue as a going concern may be adversely affected if we are unable to raise additional capital or operate profitably.

On July 10, 2019, Grapefruit USA, Inc. and Imaging3, Inc. (“IGNG”) closed a Share Exchange after the completion of all conditions subsequent contemplated by the Share Exchange Agreement among the parties thereto (the “SEA”), by which IGNG was acquired in a reverse acquisition (the “Acquisition”) by the former shareholders of Grapefruit Boulevard Investments, Inc (“Grapefruit). Under the terms of the SEA executed on May 31, 2019 IGNG became obligated to issue to Grapefruit’s existing shareholders that number of newly issued restricted IGNG common shares such that the former Grapefruit shareholders (now new IGNG shareholders) own approximately 81% of the post-Acquisition IGNG common shares and the current IGNG shareholders retain approximately 19% of the post-Acquisition IGNG common shares.

In connection with and dependent upon the successful consummation of the above transaction, on May 31, 2019, the Company executed a Securities Purchase Agreement (the “SPA”), with Auctus Fund, LLC of Boston MA (the “Investor”) pursuant to the terms of which IGNG agreed to sell $4,000,000 of Convertible Notes (the “Notes”) and issue $6,200,000 of callable warrants (“the Warrants”) to the Investor. Pursuant to the SPA, Auctus became obligated to purchase the $4,000,000 of Notes from IGNG in four tranches as follows: $600,000 at the SPA closing, which was funded on June 6, 2019; the second tranche of $1,422,750 on the day IGNG filed the registration statement, which was funded on August 16, 2019; the third tranche of $1 million will be funded the day the SEC declares the registration statement effective and the fourth tranche of $1 million will be funded 90 days after effectiveness. As of March 31, 2020, the first and second tranches of this financing were completed and along with advances on the third tranche of $530,000, the Company has received gross proceeds of $2,552,750.

8. STOCKHOLDERS’ EQUITY

Preferred Stock

The Company has authorized 1,000,000 shares of $0.0001 par value preferred stock. As of December 31, 2019, and 2018, there are no shares of preferred stock outstanding.

Common Stock

The Company is authorized to issue 1,000,000,000 shares of $0.0001 par value common stock.

F-30

During the year ended December 31, 2019 the Company issued a total of 470,000 shares of common stock for cash in the amount of $235,000; 4,500,000 shares were issued for services rendered valued at $382,500 of which $127,500 has been expensed; and 9,947,842 shares were issued related to conversion of notes payable. As a result of the acquisition, 460,702,487 shares were issued to Grapefruit shareholders and other parties involved with the acquisition.

During the year ended December 31, 2018, the Company issued 700,000 shares were issued for cash proceeds of $350,000.

As of December 31, 2019, there were approximately 613 record holders of our common stock, not including shares held in “street name” in brokerage accounts which is unknown. As of December 31, 2019, there were 486,320,329 shares of our common stock outstanding on record.

Stock Compensation for Non-employee

In August 2019, the Company issued 4,500,000 shares of common stock to a cannabis specialist to sit on an advisory board. The value of the shares totaled $382,500 and is to be expensed over a twelve-month period. As of December 31, 2019, $138,333 has been expensed and $244,167 has not been expense.

Stock Option Plan

During 2014, the Board of Directors adopted, and the shareholders approved, the 2014 Stock Option Plan under which a total of 1,811,401 shares of common stock had been reserved for issuance. The 2014 Stock Option Plan will terminate in September 2024.

Stock Options

As of December 31, 2019, employees of the Company hold options to purchase 250,000 shares of common stock at an exercise price of $1.00.

Transactions in FY 2019	Quantity	Weighted-Average Exercise Price Per Share	Weighted-Average Remaining Contractual Life
Outstanding, December 31, 2018	250,000	$1.00	6.57
Granted
Exercised	-
Cancelled/Forfeited	-
Outstanding, December 31, 2019	250,000	$1.00	5.57
Exercisable, December 31, 2019	250,000	$1.00	5.57

The weighted average remaining contractual life of options outstanding issued under the Plan was 5.57 years at December 31, 2019.

9. WARRANTS

Following is a summary of warrants outstanding at December 31, 2019:

Number of Warrants	Exercise Price	Expiration Date
37,500	$0.10	April 2022
500,00	$0.10	August 2022
575,000	$0.10	April 2023
125,000	$0.10	May 2023
162,500	$0.10	August 2023
2,800,000	$0.40	May 2022
302,776	$0.10	January 2024
12,000,000	$0.10	March 2021
2,160,000	$0.10	June 2021
16,000,000	$0.125	May 2021
15,000,000	$0.15	May 2021
8,000,000	$0.25	May 2021
200,000	$0.10	October 2020

F-31

As a result of the reverse merger, Grapefruit acquired warrants to issue common stock upon exercise on July 10, 2019. Also as part of the SEA, the Company issued 16,000,000 warrants to purchase 16,000,000 shares of the Company’s common stock at an exercise price of $0.125 per share, 15,000,000 warrants to purchase 15,000,000 shares of the Company’s common stock at an exercise price of $0.15 per share, 8,000,000 warrants to purchase 8,000,000 shares of the Company’s common stock at an exercise price of $0.25 per share for a period of two year from the date of issuance.

10. DERIVATIVE LIABILITIES

Grapefruit acquired derivative instruments in its acquisition of Imaging3, Inc. on July 10, 2019. (See Note 15.) The Company’s only asset or liability measured at fair value on a recurring basis was its derivative liability associated with related warrants to purchase common stock and the conversion features embedded in convertible promissory notes.

In connection with financing transactions, the Company issued warrants to purchase common stock and convertible promissory notes. These instruments included provisions that could result in a reduced exercise price based on specified full-ratchet anti-dilution provisions. The “reset” provisions were triggered in the event the Company subsequently issued common stock, stock warrants, stock options or convertible debt with a stock price, exercise price or conversion price lower than contractually specified amounts. Upon triggering the “reset” provisions, the exercise / conversion price of the instrument will be reduced. Accordingly, pursuant to ASC 815, these instruments were not considered to be solely indexed to the Company’s own stock and were not afforded equity treatment.

The following table summarizes activity in the Company’s derivative liability during the nine-month period ended December 31, 2019:

12-31-18 Balance(pre-acquisition)	$-
Creation/acquisition	1,697,424
Reclassification of equity	(1,890,461)
Change in Value	1,626,634
12-31-2019 Balance	$1,433,597

The Company classifies the fair value of these derivative liabilities under level 3 of the fair value hierarchy of financial instruments. The fair value of the derivative liability was calculated using a Black Scholes model. The Company’s stock price and estimates of volatility are the most sensitive inputs in validation of assets and liabilities at fair value. The liabilities were measured using the following assumptions:

Term	0.01 years -5.0 years
Dividend Yield	0%
Risk-free rate	2.33% - 2.49%
Volatility	65-168%

F-32

11. COMMITMENTS AND CONTINGENCIES

Alpha Capital Anstalt and Brio Capital Master Fund, LTD

On September 13, 2017, Alpha Capital Anstalt and Brio Capital Master Fund, LTD, two minority members of a group of investors in the Company (the “Plaintiff”) filed a lawsuit seeking damages and injunctive relief in the United States District Court for the Southern District of New York claiming that the Company breached certain Note and Warrant agreements among the parties to the action. The holders of the majority of the investment involved in the above lawsuit chose not to join in the lawsuit and have informed the Company that they believe the lawsuit to be baseless. On November 21, 2017, the Court denied the Plaintiff’s request for injunctive relief against the Company. As a result, the case essentially became an action for money damages against the Company, which the Company believed to be without merit and defended vigorously. However, on July 27, 2018 United States District Court for the Southern District of New York granted the plaintiffs motion for summary judgement, awarding them approximately $1.4 million dollars. On April 15, 2019 the Company executed a settlement agreement (the “Settlement Agreement”) with the defendants to settle the matter by agreeing to pay the defendants an aggregate of $200,000 and issuing them an aggregate of 7,705,698 of the Company’s common shares (subject to certain possible adjustments to the amount of shares to be issued to the Defendants by the Company). The Company paid this $200,000 to the defendants and issued the 7,705,698 shares to the defendants in the fourth quarter of 2019. Subsequently, the defendant’s claimed the aforementioned share adjustment had been triggered and made a demand that the Company issue additional shares pursuant to the terms of the Settlement. In March 2020, the Company agreed to issue an additional aggregate of 2,822,654 shares the Company’s stock to these defendants in final settlement of the dispute. This share issuance is currently awaiting court approval.

Administrative Claim of Greenberg Glusker Fields Claman & Machtinger LLP

The Company came to a settlement agreement with Greenberg Glusker Fields Claman & Machtinger LLP (“Greenberg”). Three $68,000 payments are to be made in relation to the timing of the three latter tranches mentioned in “Auctus Financing” or before November 30, 2019. As of now, $93,000 has been paid; late penalties are currently being assessed. In addition, 7,628,567 shares are to be issued as part of the settlement agreement—shares are accounted for in Subscription payable.

Galileo Surgery Center LP/Cypress Ambulatory Surgery Center LP vs Imaging3, Inc. Settlement

The Company came to a settlement with Galileo Surgery Center LP/Cypress Ambulatory Surgery Center LP (“Galileo”) for $75,572 with an interest rate of 10%. Payments of $2,000 per month were to begin August 2019 and continue until paid in full. The company is currently behind on payments.

12. INVESTMENTS

Acquisition of Lake Victoria Mining Company

In December 2018, we purchased a public shell company, Lake Victoria Mining Company. (“LVCA”), for $150,000 cash and $30,300, which included a noncontrolling interest of $15,085 for a total investment amount of $195,385, through which we originally intended to effectuate becoming a public company through a reverse merger transaction. We accounted for the purchase as an asset acquisition whereby the total investment amount was recorded as an intangible asset. In early 2019 however, we determined that LVCA was not a suitable entity through which we could accomplish our objective. Accordingly, we recorded a permanent impairment charge related to the intangible asset in the amount of $195,385, leaving a net realizable value of $0 as of December 31, 2019.

In July 2019, we sold our investment in LVCA to an entity owned by the CEO and COO of the Company for $1,000 and the assumption of $24,553 of liabilities resulting in a net gain of $25,553.

Investment in Hemp

In September 2019, the Company invested in hemp product that was purchased and stored by a third party. The Company expects to see the product by the third quarter of 2020.

13. SUBSEQUENT EVENTS

On January 3, 2020, the Company issued 7,213,923 shares of common stock to Greenberg Glusker as part of the administrative claim settlement (Note 11).

March 2020, the company issued 300,000 shares valued at $13,380 to third parties for services rendered.

On March 11, 2020, additional funding in the above-mentioned SPA in “Auctus Financing” was received in the amount of $280,000.

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106,951,872 Shares of Common Stock Underlying Convertible Notes

39,000,000 Shares of Common Stock Underlying Warrants to Purchase Common Stock

Grapefruit USA, Inc.

PROSPECTUS

, 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses to be paid by the Registrant in connection with the issuance and distribution of the securities being registered. All amounts other than the SEC registration fee are estimates.

SEC Registration Fee	$1,470.66
Accounting Fees and Expenses	$5,000
Legal Fees and Expenses	$25,000
Miscellaneous Fees and Expenses	$5,000
Total	$36,470.66

Item 14. Indemnification of Directors and Officers

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. Our amended certificate of incorporation provides that, to the maximum extent permitted by law, no director shall be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as director.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise. Our bylaws provide for indemnification by us of our directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.

Insofar as indemnification for liabilities arising under the Securities Act may be provided for directors, officers, employees, agents or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

II-1

Item 15. Recent Sales of Unregistered Securities

The following sets forth information regarding all unregistered securities sold by us in transactions that were exempt from the requirements of the Securities Act in the last three years. Except where noted, all of the securities discussed in this Item 15 were all issued in reliance on the exemption under Section 4(a)(2) of the Securities Act. Unless otherwise indicated, all of the share issuances described below were made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

On April 10, 2020, in an isolated private transaction that did not involve a public offering, and in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering, the Company issued to a consultant, for investor relations services rendered, at a price of $0.035 per share, 100,000 shares of common stock for a consideration of $3,500.

On April 3, 2020, in an isolated private transaction that did not involve a public offering, and in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering, the Company issued to a key consultant for services rendered at a price of $0.056 per share 917,795 shares of common stock for a consideration of $51,396.52.

On March 24, 2020, in an isolated private transaction that did not involve a public offering, and in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering, the Company issued, at a price of $0.035 per share, 100,000 shares of common stock for a consideration of $3,500, as payment towards a license agreement.

On March 23, 2020, in an isolated private transaction that did not involve a public offering, and in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering, the Company issued to a key consultant for services rendered at a price of $0.035 per share 200,000 shares of common stock for a consideration of $7,000.

On January 3, 2020, in an isolated private transaction that did not involve a public offering, and in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering, the Company issued, at a price of $1.64 per share, 7,213,933 shares of common stock for a consideration of $11,830,850.12, as payment towards a settlement agreement.

On October 1, 2019, in an isolated private transaction that did not involve a public offering, and in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering, the Company issued to a key consultant for services rendered at a price of $0.085 per share 4,500,000 shares of common stock for a consideration of $382,500.

On September 19, 2019, the Company issued 4,191,070 and 3,516,628 shares to Alpha Capital Anstalt and Brio Capital Master Fund, LTD, respectively, as outlined in Note 11. Commitments and Contingencies for the settlement of debt. On September 25, 2019 and October 1, 2019, the Company issued 9,432,671 and 515,171 shares, respectively, to Auctus Fund, LLC for the conversion of debt as outlined in Note 5 “Convertible Notes Payable.”

Between July 1, 2019 and August 16, 2019, in an isolated private transaction that did not involve a public offering, and in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering, the Company issued to officers of the company and key consultants for services rendered at prices varying between $0.0067 per share and $0.05 per share an aggregate of 12,918,982 shares of the Company’s Common Stock for an aggregate consideration of $392,014.

On July 10, 2019, the Company, in connection with the closing of the Share Exchange, issued to Grapefruit’s shareholders approximately three hundred sixty-three million two hundred eighteen thousand two hundred forty nine (363,218,249) shares of the Company’s Common Stock to Grapefruit’s former shareholder on a pro rata basis. In addition, shortly after the closing, the Company issued approximately twenty three million one hundred nine thousand seven hundred fourteen (23,109,714) restricted shares of the Company’s Common Stock to an advisor to Grapefruit in connection with the structuring of the transaction.

II-2

On June 25, 2019, in an isolated private transaction that did not involve a public offering, and in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering, the Company issued to two accredited investors at a price of $0.101 per share an aggregate of 530,000 shares of the Company’s Common Stock for an aggregate consideration of $53,530.

Between May 8, 2019 and June 25, 2019, in an isolated private transaction that did not involve a public offering, and in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering, the Company issued to five accredited investors at prices varying between $0.0067 per share and $0.101 per share an aggregate of 5,030,000 shares of the Company’s Common Stock for an aggregate consideration of $83,680.

On February 21, 2019, in an isolated private transaction that did not involve a public offering, and in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering, the Company issued to two accredited investors at a price of $0.0067 per share an aggregate of 250,000 shares of the Company’s Common Stock for an aggregate consideration of $1,675.

Between March 29, 2019 and May 22, 2019, in an isolated private transaction that did not involve a public offering, and in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering, the Company issued to seventeen accredited investors at a price of $0.05 per share an aggregate of 17,919,000 shares of the Company’s Common Stock for an aggregate consideration of $895,950.

Between February 21, 2019 and March 29, 2019, in an isolated private transaction that did not involve a public offering, and in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering, the Company issued to six accredited investors at prices varying between $0.0067 per share and $0.20 per share an aggregate of 1,273,985 shares of the Company’s Common Stock for an aggregate consideration of $136,380.

Between January 29, 2019 and February 20, 2019, in an isolated private transaction that did not involve a public offering, and in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering, the Company issued to two accredited investors at a price of $0.03 per share an aggregate of 17,919,000 shares of the Company’s Common Stock for an aggregate consideration of $537,570.

On October 19, 2018, in an isolated private transaction that did not involve a public offering, and in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering, the Company issued to an accredited investor at a price of $0.13 per share an aggregate of 2,122,867 shares of the Company’s Common Stock for an aggregate consideration of $275,973.

On August 1, 2018, in an isolated private transaction that did not involve a public offering, and in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering, the Company issued to an accredited investor at a price of $0.164 per share an aggregate of 1,093,146 shares of the Company’s Common Stock for an aggregate consideration of $179,276.

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On June 4, 2018, in an isolated private transaction that did not involve a public offering, and in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering, the Company issued to an accredited investor at a price of $0.01 per share an aggregate of 50,000 shares of the Company’s Common Stock for an aggregate consideration of $500.

On April 30, 2018, in an isolated private transaction that did not involve a public offering, and in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering, the Company issued to an accredited investor at a price of $0.01 per share an aggregate of 198,000 shares of the Company’s Common Stock for an aggregate consideration of $1,980.

On April 30, 2018, in an isolated private transaction that did not involve a public offering, and in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering, the Company issued to eleven accredited investors at a price of $0.65 per share an aggregate of 857,694 shares of the Company’s Common Stock for an aggregate consideration of $557,501.

On March 28, 2018, in an isolated private transaction that did not involve a public offering, and in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering, the Company issued to an accredited investor at a price of $0.30 per share an aggregate of 330,000 shares of the Company’s Common Stock for an aggregate consideration of $99,000.

Between March 28, 2018 and May 18, 2018, in an isolated private transaction that did not involve a public offering, and in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering, the Company issued to three accredited investors at a price of $0.13 per share an aggregate of 341,231 shares of the Company’s Common Stock for an aggregate consideration of $44,360.

On March 19, 2018, in an isolated private transaction that did not involve a public offering, and in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering, the Company issued to seven accredited investors at a price of $0.22 per share an aggregate of 15,600,000 shares of the Company’s Common Stock for an aggregate consideration of $3,432,000.

On March 18, 2018, in an isolated private transaction that did not involve a public offering, and in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering, the Company issued to an accredited investor at a price of $0.31 per share an aggregate of 300,000 shares of the Company’s Common Stock for an aggregate consideration of $93,000.

Between March 23, 2018 and May 18, 2018, in an isolated private transaction that did not involve a public offering, and in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering, the Company issued to twenty accredited investors at a price of $0.20 per share an aggregate of 3,368,889 shares of the Company’s Common Stock for an aggregate consideration of $673,778.

Between March 8, 2018 and March 26, 2018, in an isolated private transaction that did not involve a public offering, and in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering, the Company issued to five accredited investors prices varying between $0.0065 per share and $0.0084 per share an aggregate of 2,630,771 shares of the Company’s Common Stock for an aggregate consideration of $21,660.

Between September 15, 2017 and September 26, 2017, in an isolated private transaction that did not involve a public offering, and in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering, the Company issued to three accredited investors at a price of $0.01 per share an aggregate of 3,250,000 shares of the Company’s Common Stock for an aggregate consideration of $32,500.

Between August 4, 2017 and August 24, 2017, in an isolated private transaction that did not involve a public offering, and in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering, the Company issued to fifteen accredited investors at a price of $0.01 per share an aggregate of 2,500,000 shares of the Company’s Common Stock for an aggregate consideration of $30,000.

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On July 28, 2017, in an isolated private transaction that did not involve a public offering, and in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering, the Company issued to an accredited investor at a price of $0.012 per share an aggregate of 9,080,000 shares of the Company’s Common Stock for an aggregate consideration of $90,800.

On June 30, 2017, in an isolated private transaction that did not involve a public offering, and in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering, the Company issued to two accredited investors at a price of $0.01 per share an aggregate of 9,080,000 shares of the Company’s Common Stock for an aggregate consideration of $90,800.

On May 23, 2017, the Company entered into a Securities Purchase Agreement with Auctus Fund, LLC (“Auctus”) whereby the Company issued Auctus a convertible promissory note in the principal amount of $250,000 (the “May 2017 Auctus Note”). The May 2017 Auctus Note accrues interest at 12% per annum and is convertible into shares of the Company’s Common Stock at 60% multiplied by the Market Price. “Market Price” means the lowest Trading Price (as defined in the May 2017 Auctus Note) for the Common Stock during the twenty (20) Trading Day (as defined in the May 2017 Auctus Note) period ending on the latest complete Trading Day prior to the Conversion Date (as defined in the May 2017 Auctus Note). Pursuant to the Securities Purchase Agreement, the Company also issued 9,000,000 shares of Common Stock to Auctus.

On May 23, 2017, the Company entered into a Securities Purchase Agreement with FirstFire Global Opportunities Fund, LLC (“FirstFire”) whereby the Company issued FirstFire a convertible promissory note in the principal amount of $250,000 (the “May 2017 FirstFire Note”). The May 2017 FirstFire Note accrues interest at 12% per annum and is convertible into shares of the Company’s Common Stock at 60% multiplied by the Market Price. “Market Price” means the lowest Trading Price (as defined in the May 2017 FirstFire Note) for the Common Stock during the twenty (20) Trading Day (as defined in the May 2017 FirstFire Note) period ending on the latest complete Trading Day prior to the Conversion Date (as defined in the May 2017 FirstFire Note). Pursuant to the Securities Purchase Agreement, the Company also issued 9,000,000 shares of Common Stock to FirstFire.

Between April 5, 2017 and May 23, 2017, in an isolated private transaction that did not involve a public offering, and in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering, the Company issued to three accredited investors at prices varying between $0.01 per share and $0.02 per share an aggregate of 18,150,000 shares of the Company’s Common Stock for an aggregate consideration of $183,000.

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Item 16. Exhibits and Financial Statement Schedules [ To be revised by Lucosky Brookman]

(a) Exhibits

We have filed the exhibits listed on the accompanying Exhibit Index of this registration statement and below in this Item 16:

		Incorporated by
Exhibit		Reference		Filed or Furnished
Number	Exhibit Description	Form	Exhibit	Filing Date	Herewith
2.1	Amended and Restated Share Exchange Agreement and Plan of Reorganization by and among Imaging3, Inc., Grapefruit Boulevard Investments, Inc. and the Shareholders of Grapefruit Boulevard Investments, Inc.	S-1	2.1	07/25/2019

3.1	Articles of Incorporation	10SB/A	3	12/09/2002

3.2	Amendment of Articles of Incorporation	SB-2/A	3.2	10/06/2004

3.3	Amendment of Articles of Incorporation	SB-2/A	3.3	10/21/2004

3.4	Amendment of Articles of Incorporation	SB-2/A	3.5	10/21/2004

3.5	Amendment of Articles of Incorporation	SB-2/A	3.6	10/21/2004

3.6	Amendment of Articles of Incorporation	SB-2/A	3.7	10/21/2004

3.7	Amendment of Articles of Incorporation	S-1/A	3.7	04/22/2020

3.8	Delaware Certificate of Merger	8-K	2.2	03/16/2018

3.9	Certificate of Incorporation	8-K	3.1	03/16/2018

3.10	Bylaws	10SB/A	3	12/09/2002

3. 11	Delaware Bylaws	8-K	3.2	03/16/2018

3. 12	Certificate of Determination for Series A Preferred Stock	8-K	3.1	03/23/2012

3. 13	Amendment to Certificate of Determination for Series A Preferred Stock	8-K	3.1	03/23/2012

4.1	10% Convertible Promissory Note, dated May 31, 2019, issued by Imaging3, Inc. to Auctus Fund, LLC	S-1	4.1	07/25/2019

4.2	Convertible Promissory Note, issued October 10, 2018 to Auctus Fund, LLC				X

4.3	Amendment Number 1, Effective August 2, 2019, to Convertible Promissory Note Issued May 31, 2019 to Auctus Fund, LLC				X

4.4	Convertible Promissory Note, issued Augusrt 12, 2019 to Auctus Fund, LLC				X

4.5	Convertible Promissory Note, issued December 23, 2019 to Auctus Fund, LLC				X

4.6	Convertible Promissory Note, issued March 3, 2020 to Auctus Fund, LLC				X

4.7	Convertible Promissory Note, issued August 29, 2016 to Chris Harrison				X

4.8	First Mortgage Loan				X

4.9	Convertible Promissory Note, issued July 16, 2018 to Donald B. Mickey				X

4.10	Promissory Note, issued September 27, 2017 to Nicholas F. Coscia Defined Benefit Pension Plan				X

4.11	Promissory Note, issued August 10, 2018 to Daniel C. Tronson				X

4.12	Promissory Note, issued October 15, 2018 to Daniel C. Tronson				X

4.13	Promissory Note, issued May 2, 2018 to Gary Werner Living Trust				X

4.14	Promissory Note, issued May 1, 2019 to Bradley J. Yourist				X

4.15	Promissory Note, issued April 16, 2018 to Danco, Inc.				X

4.16	Promissory Note, issued May 1, 2019 to David Yourist				X

4.17	Promissory Note, issued May 1, 2019 to Yourist Law Corporation				X

4.18	Convertible Promissory Note, issued August 31, 2016 to Raul Sanchez				X

4.19	Second Mortgage Loan				X

5.1	Legal Opinion of Lucosky Brookman LLP				X

10.1	Securities Purchase Agreement, dated May 31, 2019, by and between Imaging3, Inc. and Auctus Fund, LLC	S-1	10.1	07/25/2019

10.2	Registration Rights Agreement, dated May 31, 2019, by and between Imaging3, Inc. and Auctus Fund, LLC	S-1	10.2	07/25/2019

10.3	Common Stock Purchase Warrant dated May 31, 2019, issued to Auctus Fund, LLC	S-1	10.3	07/25/2019

10.4	Common Stock Purchase Warrant dated May 31, 2019, issued to Auctus Fund, LLC	S-1	10.4	07/25/2019

10.5	Common Stock Purchase Warrant dated May 31, 2019, issued to Auctus Fund, LLC	S-1	10.5	07/25/2019

10.6	Lease by and between Coachillin’ Holdings LLC and Grapefruit BLVD Investments	S-1	10.6	07/25/2019

10.7	Employment Agreement dated November 19, 2018 by and between Grapefruit Boulevard Investments, Inc. and Kristian B. Contreras	S-1	10.7	07/25/2019

10.8	Greenberg Settlement Agreement dated July 5, 2019 by and between the Company and Greenberg Glusker Fields Claman & Machtinger, LLP	S-1	10.8	07/25/2019

21.1	List of Subsidiaries	S-1	21.1	07/25/2019

23.1	Consent of L&L CPAs, PA				X

23.2	Consent of Lucosky Brookman LLP (incorporated herein by reference to Exhibit 5.1)				X

*	To be filed by amendment.

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(b) Financial Statement Schedules.

All schedules have been omitted because either they are not required, are not applicable or the information is otherwise set forth in the financial statements and related notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(7)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)	The undersigned Registrant hereby undertakes:

(1)	That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Desert of Hot Springs, California, on May 27, 2020.

Grapefruit USA, Inc.

By:	/s/ Bradley Yourist
Name:	Bradley Yourist
Title:	Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Bradley Yourist	Chief Executive Officer (Principal Executive	May 27, 2020
Bradley Yourist	Officer), Director

/s/ Dan Yourist	Chief Operating Officer, Director	May 27, 2020
Dan Yourist

/s/ Kenneth J. Biehl	Chief Financial Officer (Principal Financial	May 27, 2020
Kenneth J. Biehl	Officer and Principal Accounting Officer)

/s/ John Hollister	Director	May 27, 2020
John Hollister

/s/ James Jordan	Director	May 27, 2020
James Jordan

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